     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1998
                                          REGISTRATION STATEMENT NO. 333-[     ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         NORTHERN STATES POWER COMPANY
             (Exact name of Registrant as Specified in its Charter)

           MINNESOTA                          4931                  41-0448030
(State or Other Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)     Identification
                                                                     Number)

                               414 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 330-5500
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               JOHN P. MOORE, JR.
                              CORPORATE SECRETARY
                               414 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 330-5500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                           --------------------------

                                WITH COPIES TO:

       PETER D. CLARKE            BLACK MOUNTAIN GAS COMPANY          KAREN C. MCCONNELL
  Gardner, Carton & Douglas        6021 E. Cave Creek Road          Fennemore Craig, P.C.
    321 North Clark Street               P.O. Box 427             3003 North Central Avenue
   Chicago, Illinois 60610        Cave Creek, Arizona 85327         Phoenix, Arizona 85012
        (312) 245-8685                  (602) 488-3402                  (602) 916-5307

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all conditions prerequisite have been satisfied or waived.

                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM
                                                           PROPOSED MAXIMUM     AGGREGATE
        TITLE OF EACH CLASS OF              AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
      SECURITIES TO BE REGISTERED        BE REGISTERED(1)      PER UNIT          PRICE(2)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value..........      481,250        Not Applicable      $8,797,969          $2,596
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) The estimated maximum number of shares of Northern States Power Company issuable upon consummation of the merger of Black Mountain Gas Company with and into Northern States Power Company (the "Merger").
(2) Estimated solely for the purposes of calculating the registration fee, and calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based upon the book value, at February 28, 1998, of the common stock of Black Mountain Gas Company to be acquired by Northern States Power Company in connection with the Merger.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           BLACK MOUNTAIN GAS COMPANY
                            6021 E. CAVE CREEK ROAD
                                  P.O. BOX 427
                           CAVE CREEK, ARIZONA 85327

                            ------------------------

Dear BMG Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Black Mountain Gas Company, an Arizona corporation ("BMG"), which will be held
on             , 1998 at                     . The meeting will start at
a.m. Arizona time.

    At this important meeting, BMG shareholders will be asked to approve an Agreement and Plan of Merger (the "Merger Agreement") relating to the merger (the "Merger") of BMG with Northern States Power Company, a Minnesota corporation ("NSP"). Under the terms of the Merger Agreement, BMG will be merged into NSP, with NSP as the surviving corporation.

    Upon effectiveness of the Merger, each outstanding share of BMG common stock (other than shares owned by BMG as treasury stock or shares held by BMG shareholders entitled to relief as dissenters under the Arizona Business Corporation Act) will be converted into the right to receive a fraction of a fully paid and non-assessable share of common stock, $2.50 par value, of NSP ("NSP Common Stock") equal to the quotient derived by dividing (A) $17,750,000 by (B) the product of (i) the volume weighted average of the closing prices for NSP Common Stock on the New York Stock Exchange for the twenty full trading days ending on the third full trading day prior to the date (the "Effective Time") the Merger becomes effective (the "Average NSP Share Price"), and (ii) the number of shares of common stock, no par value, of BMG issued and outstanding immediately prior to the Effective Time (the "Outstanding BMG Stock").

    Pursuant to the Merger Agreement, an additional number of shares of NSP Common Stock equal to the quotient derived by dividing $1,500,000 by the Average NSP Share Price will be placed in escrow as soon as practicable after the Effective Time to satisfy the indemnification claims, if any, of NSP under the Merger Agreement. Such shares, net of any indemnification claims, will be distributed pro rata to the former holders of BMG common stock (other than shares held by BMG shareholders entitled to relief as dissenters under the Arizona Business Corporation Act) on or about the first anniversary of the closing of the Merger.

    On December 29, 1997, your Board of Directors received the written opinion of its financial advisor, Principal Financial Securities, Inc., that as of such date and based on the factors and assumptions described therein, the merger consideration was fair, from a financial point of view, to the shareholders, other than affiliates (as to whom no opinion was given), of BMG.

    Approval of the Merger Agreement by the shareholders of BMG is a condition to the consummation of the transaction. The transaction will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is presently anticipated that this will occur during the second quarter of 1998.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF BMG AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    Your vote is important no matter how many shares you hold. Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. The giving of a proxy will not prevent a shareholder from voting in person at the meeting.

    IF YOU DO NOT VOTE AT THE MEETING IN PERSON OR BY PROXY, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER AGREEMENT.

    The accompanying Proxy Statement/Prospectus sets forth the voting rights of holders of BMG common stock, and describes the matters to be acted upon at the Special Meeting. Shareholders are urged to review carefully the attached Proxy Statement/Prospectus, which contains a detailed description of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby.

    Promptly after the Effective Time, a letter of transmittal will be mailed to each holder of record of shares of BMG common stock, as described in more detail in the accompanying Proxy Statement/ Prospectus. PLEASE DO NOT SEND YOUR BMG COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD OR TO NSP OR THE EXCHANGE AGENT UNLESS AND UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL, WHICH WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURE TO BE USED IN SENDING YOUR BMG COMMON STOCK CERTIFICATES.

                                          Sincerely,

                                          Louis W. Menk
                                          CHAIRMAN OF THE BOARD

                           BLACK MOUNTAIN GAS COMPANY
                            6021 E. CAVE CREEK ROAD
                                  P.O. BOX 427
                           CAVE CREEK, ARIZONA 85327

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------

    A Special Meeting of Shareholders of Black Mountain Gas Company ("BMG") will
be held at             , on                     , 1998 at      a.m., Arizona
time, for the following purpose:

        To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 29, 1997, between Northern States Power Company and BMG, a copy of which is attached as Annex A to the accompanying Proxy Statement/ Prospectus.

For further information with respect to the foregoing, reference is made to the attached Proxy Statement/ Prospectus.

    Only holders of Common Stock of BMG of record on its books at the close of
business on             , 1998, are entitled to vote at the meeting. All such
shareholders of record are requested to be represented at the meeting, either in person or by proxy.

    Approval of the Merger Agreement by the BMG shareholders is a condition to consummation of the transactions contemplated by the Merger Agreement.

    If the Merger is consummated, holders of BMG common stock who have complied with the requirements of the Arizona Business Corporation Act will have certain dissenters' rights under Arizona law, if they wish to assert such rights, as described in more detail in the accompanying Proxy Statement/ Prospectus, which includes, as Annex D, a copy of the dissenters' rights provisions of the Arizona Business Corporation Act. BMG will provide a copy of Annex D to any shareholder entitled to vote at the Special Meeting upon request of that shareholder.

                                          By order of the Board of Directors,

                                          M. Louise Menk,
                                          SECRETARY

            , 1998

                            ------------------------

    SHAREHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THEIR PROXIES AND RETURN THEM TO BMG IN THE ENCLOSED ENVELOPE, AS PROMPTLY AS POSSIBLE. THE BOARD OF DIRECTORS DESIRES THE REPRESENTATION OF ALL SHAREHOLDERS AT THE MEETING, WHETHER THEIR HOLDINGS ARE SMALL OR LARGE.

                                PROXY STATEMENT
                                       OF
                           BLACK MOUNTAIN GAS COMPANY

                             ---------------------

                                   PROSPECTUS
                                       OF
                         NORTHERN STATES POWER COMPANY

                             ---------------------

    This Proxy Statement/Prospectus relates to the proposed merger contemplated by the Agreement and Plan of Merger, dated as of December 29, 1997 (the "Merger Agreement"), by and between Northern States Power Company, a Minnesota corporation ("NSP"), and Black Mountain Gas Company, an Arizona corporation ("BMG").

    The Merger Agreement provides for the merger of BMG with and into NSP (the "Merger"), with NSP as the surviving corporation. Pursuant to the Merger Agreement, upon effectiveness of the Merger, each issued and outstanding share of common stock, no par value, of BMG ("BMG Common Stock") (except shares owned by BMG as treasury stock or shares ("BMG Dissenting Shares") held by BMG shareholders entitled to relief as dissenters under the Arizona Business Corporation Act (the "ABCA")) will be cancelled and converted into the right to receive a fraction (such fraction, together with the fraction of a share of NSP Common Stock to be distributed in respect of each share of BMG Common Stock as described in the last sentence of this paragraph, is referred to herein as the "Exchange Ratio") of a fully paid and non-assessable share of common stock, $2.50 par value, of NSP ("NSP Common Stock") equal to the quotient derived by dividing (A) $17,750,000 by (B) the product of (i) the volume weighted average of the closing prices for NSP Common Stock on the New York Stock Exchange for the twenty full trading days ending on the third full trading day prior to the date (the "Effective Time") the Merger becomes effective (the "Average NSP Share Price"), and (ii) the number of shares of BMG Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding BMG Stock"). Pursuant to the Merger Agreement, an additional number of shares of NSP Common Stock equal to $1,500,000 divided by the Average NSP Share Price will be placed in escrow as soon as practicable after the Effective Time to satisfy the indemnification claims, if any, of NSP under the Merger Agreement. Such shares, net of any indemnification claims, will be distributed pro rata to the former holders of BMG Common Stock (except BMG Dissenting Shares) on or about the first anniversary of the closing date of the Merger.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The date of this Proxy Statement/Prospectus is             , 1998. This
Proxy Statement/Prospectus is first being mailed to the shareholders of BMG on
or about             , 1998.

    This Proxy Statement/Prospectus constitutes a prospectus of NSP filed as part of the Registration Statement (as defined herein) with respect to the estimated maximum of 481,250 shares of NSP Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Proxy Statement/ Prospectus is being furnished to the shareholders of BMG in connection with the solicitation of proxies by the Board of Directors of BMG (the "BMG Board") for use at the
special meeting of BMG shareholders (the "BMG Meeting") to be held at      a.m.
on             , 1998 at                     , and at any adjournment or
postponement thereof. At the BMG Meeting, holders of BMG Common Stock will consider and vote upon a proposal to adopt and approve the Merger Agreement.

    All information herein with respect to NSP has been furnished by NSP and all information herein with respect to BMG has been furnished by BMG. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement/ Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of NSP or BMG or in the information set forth herein since the date of this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareholders of BMG upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

    NSP is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning NSP can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, 7th Floor, New York, New York 10005, on which exchange the NSP Common Stock is listed. Such material and other information concerning NSP can also be inspected at the Chicago Stock Exchange, Inc. (the "CSE"), 440 South LaSalle Street, Chicago, Illinois 60605, and at the Pacific Exchange (the "PE"), 301 Pine Street, San Francisco, California 94104, on which exchanges the NSP Common Stock is also listed. In addition, electronically filed documents, including reports, proxy statements and other information regarding NSP, can be obtained from the SEC's website at http://www.sec.gov.

    NSP has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of NSP Common Stock to be issued pursuant to or as contemplated by the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CORPORATE SECRETARY, NORTHERN STATES POWER COMPANY, 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401, (612) 330-5500. IN ORDER TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             ,
1998.

    NSP hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Proxy Statement/Prospectus by reference. Requests for such documents should be directed to the person indicated above.

    The following documents, previously filed with the SEC by NSP pursuant to the Exchange Act, are hereby incorporated by reference:

    1.  NSP's Annual Report on Form 10-K for the year ended December 31, 1997.

    2. The description of NSP Common Stock set forth in NSP's Registration Statement filed pursuant to Section 12(b) of the Exchange Act, and any amendment or report (including Exhibit 99.02 to NSP's Annual Report on Form 10-K for the year ended December 31, 1997) filed for the purpose of updating such description.

    The information relating to NSP contained in this Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

    All documents filed by NSP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the BMG Meeting
on             , 1998 and any adjournment or postponement thereof, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          2

INCORPORATION BY REFERENCE.................................................................................          3

TABLE OF CONTENTS..........................................................................................          4

SUMMARY OF PROXY STATEMENT/PROSPECTUS......................................................................          7
  The Parties..............................................................................................          7
  The BMG Meeting..........................................................................................          7
  Required Vote............................................................................................          7
  The Merger...............................................................................................          8
  Exchange of Stock Certificates...........................................................................          8
  Stock Option Agreement...................................................................................          9
  Treatment of Shares; Exchange Ratio......................................................................          9
  Background...............................................................................................          9
  Reasons for the Merger...................................................................................          9
  Recommendation of the BMG Board of Directors.............................................................         10
  Opinion of Financial Advisors............................................................................         10
  Interests of Certain Persons in the Merger...............................................................         10
  Conditions to the Merger.................................................................................         10
  Rights to Terminate, Amend or Waive Conditions...........................................................         10
  Certain Federal Income Tax Consequences..................................................................         11
  Operations After the Merger..............................................................................         11
  Regulatory Matters.......................................................................................         12
  Accounting Treatment.....................................................................................         12
  Dissenters' Rights.......................................................................................         12
  Dividends................................................................................................         12
  Comparison of Rights of BMG Shareholders and NSP Shareholders............................................         12

SELECTED HISTORICAL DATA...................................................................................         13
  Selected Historical Financial Data.......................................................................         13
  Comparative Market Prices and Dividends..................................................................         14
  Comparative Historical and Pro Forma Combined Per Share Data.............................................         15
  Cautionary Statement Concerning Forward-Looking Statements...............................................         16

MEETING, VOTING AND PROXIES................................................................................         17
  BMG Meeting..............................................................................................         17

THE MERGER.................................................................................................         18
  Background of the Merger.................................................................................         18
  Reasons for the Merger; Recommendation of the BMG Board of Directors.....................................         19
  Opinion of Financial Advisors............................................................................         20
  Interests of Certain Persons in the Merger; Employee Plans and Severance Arrangements....................         22
  Certain Federal Income Tax Consequences..................................................................         22
  Accounting Treatment.....................................................................................         24
  Stock Exchange Listing of NSP Common Stock...............................................................         24
  Federal Securities Law Consequences......................................................................         24
  Dissenters' Rights.......................................................................................         24

REGULATORY MATTERS.........................................................................................         26

THE MERGER AGREEMENT.......................................................................................         28
  The Merger...............................................................................................         28

                                                                                                               PAGE
                                                                                                             ---------
  Escrow Agreement.........................................................................................         29
  Representations and Warranties...........................................................................         29
  Certain Covenants........................................................................................         30
  No Solicitation of Transactions..........................................................................         31
  Conditions to Each Party's Obligation to Effect the Merger...............................................         32
  Termination..............................................................................................         33
  Termination Fees.........................................................................................         34
  Expenses.................................................................................................         34
  Amendment and Waiver.....................................................................................         34
  Indemnification..........................................................................................         35

THE STOCK OPTION AGREEMENT.................................................................................         35
  General..................................................................................................         36
  Certain Repurchases......................................................................................         36
  Voting...................................................................................................         37
  Restrictions on Transfer.................................................................................         37
  Registration Rights......................................................................................         37

COMPARISON OF RIGHTS OF HOLDERS OF NSP COMMON STOCK AND BMG COMMON STOCK...................................         37
  Introduction.............................................................................................         37
  Authorized Capital Stock.................................................................................         37
  Board or Shareholder Approved Preferred Stock............................................................         38
  Voting Rights............................................................................................         38
  Number of Directors......................................................................................         39
  Election of Directors....................................................................................         39
  Vote on Merger, Consolidation or Sale of Substantially All Assets........................................         39
  Special Meetings of Shareholders.........................................................................         39
  Shareholder Action by Written Consent....................................................................         40
  Amendment of Articles of Incorporation...................................................................         40
  Amendment of By-Laws.....................................................................................         41
  Liability and Indemnification of Officers and Directors..................................................         41
  Payment of Dividends.....................................................................................         42
  Anti-Takeover Protection.................................................................................         43
  Dissenters' Rights.......................................................................................         44

DESCRIPTION OF BMG.........................................................................................         45
  Business of BMG..........................................................................................         45
  Security Ownership of Directors, Executive Officers and Owners of Five Percent or More of BMG's Common
    Stock..................................................................................................         45

BMG HISTORICAL FINANCIAL INFORMATION.......................................................................         46

BMG'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS................         47
  Capital Resources and Liquidity; Seasonality.............................................................         47
  Results of Operations....................................................................................         47
  Supplementary Financial Information--Quarterly Results of Operations.....................................         48

BUSINESS OF NSP............................................................................................         49

NSP FOLLOWING THE MERGER...................................................................................         49

EXPERTS....................................................................................................         50

LEGAL MATTERS..............................................................................................         50

                                                                                                               PAGE
                                                                                                             ---------
FINANCIAL STATEMENTS OF BMG................................................................................        F-1

Annex A--Agreement and Plan of Merger......................................................................        A-1

Annex B--Stock Option Agreement............................................................................        B-1

Annex C--Opinion of Principal Financial Securities, Inc....................................................        C-1

Annex D--Arizona Dissenters' Rights Statute................................................................        D-1

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF CERTAIN IMPORTANT TERMS AND CONDITIONS OF THE MERGER AND RELATED INFORMATION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING IN THIS PROXY STATEMENT/PROSPECTUS, THE ANNEXES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES IN THEIR ENTIRETY.

THE PARTIES

    NSP. NSP is predominantly an operating public utility engaged, along with its subsidiary, Northern States Power Company, a Wisconsin corporation ("NSP-Wisconsin"), in the generation, transmission and distribution of electricity throughout a 49,000 square mile service area and the distribution of natural gas in approximately 148 communities within this area. NSP serves customers in Minnesota, North Dakota and South Dakota. NSP-Wisconsin provides electric and natural gas utility service to customers in Wisconsin and the Upper Peninsula of Michigan. Of the approximately 3,000,000 people served by NSP and NSP-Wisconsin, the majority are concentrated in the Minneapolis-St. Paul metropolitan area. NSP has several other subsidiaries including Viking Gas Transmission Company, a Delaware corporation, and NRG Energy, Inc., a Delaware corporation ("NRG"). NRG operates several non-regulated energy businesses and is an equity investor in many non-regulated energy affilates throughout the world. The principal executive office of NSP is, and after the Effective Time will be, located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, telephone number
(612) 330-5550. See "Business of NSP."

    BMG. BMG is an Arizona public service corporation that, through its Page and Cave Creek divisions, provides natural gas distribution to an area in Maricopa County, Arizona and provides propane gas distribution to an area in Coconino County, Arizona pursuant to certificates of convenience and necessity issued by the Arizona Corporation Commission (the "Arizona Commission"). BMG also provides non-utility services and bulk propane sales through its Lake Powell Propane division. At December 31, 1997, BMG provided services to 6,095 utility customers, most of whom are residential. Non-residential customers include two school districts, three resorts and multiple light commercial customers. The principal executive office of BMG is located at 6021 E. Cave Creek Road, P.O. Box 427, Cave Creek, Arizona 85327, telephone number (602) 488-3402. See "Selected Information Concerning BMG--Business of BMG."

THE BMG MEETING

    At the BMG Meeting, the holders of BMG Common Stock will be asked to consider and vote upon the proposal to adopt and approve the Merger Agreement. A vote in favor of this proposal also constitutes a vote in favor of appointing Bernard C. Ziegler to act as the designee of the BMG shareholders under the Escrow Agreement (as defined in the Merger Agreement), including indemnification of Mr. Ziegler from all liabilities, costs and expenses incurred in such capacity. See "The Merger Agreement--Escrow Agreement."

    THE BMG MEETING IS SCHEDULED TO BE HELD AT      A.M., LOCAL TIME, ON
            , 1998, AT                . THE BMG BOARD HAS FIXED THE CLOSE OF
BUSINESS ON         , 1998 AS THE RECORD DATE (THE "BMG RECORD DATE") FOR THE
DETERMINATION OF HOLDERS OF BMG COMMON STOCK ENTITLED TO NOTICE OF AND TO VOTE AT THE BMG MEETING.

    THE BMG BOARD, BY A UNANIMOUS VOTE, HAS ADOPTED AND APPROVED THE MERGER AGREEMENT, AND RECOMMENDS THAT BMG'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

REQUIRED VOTE

    As provided under the Arizona Business Corporation Act ("ABCA"), the affirmative vote of a majority of the votes entitled to be cast at the BMG Meeting by the holders of outstanding shares of BMG Common Stock is required for approval of the Merger Agreement. On the BMG Record Date, there were 911,492 shares of BMG Common Stock outstanding and entitled to one vote per share. As of the BMG Record Date, directors and executive officers of BMG, together with their affiliates as a group, owned approximately 24% of the issued and outstanding shares of BMG Common Stock. See "Meetings, Voting and Proxies--BMG Meeting." As of the date hereof, directors and executive officers of NSP, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of NSP Common Stock.

THE MERGER

    The Merger Agreement provides for the Merger in which BMG will be merged with and into NSP with NSP to be the surviving corporation. Pursuant to the Merger Agreement, except for shares owned by BMG as treasury stock and BMG Dissenting Shares, each outstanding share of BMG Common Stock will be cancelled and converted into the right to receive a fraction of a share of NSP Common Stock equal to the Exchange Ratio. Each issued and outstanding share of NSP Common Stock will be unchanged as a result of the Merger and will remain outstanding thereafter as a share of NSP Common Stock, so that the common shareholders of BMG and NSP immediately prior to the Merger (except for the holders of BMG Dissenting Shares) will all be common shareholders of NSP immediately upon the consummation of the Merger. The Merger will become effective at the time specified in the Articles of Merger filed by NSP with the office of the Secretary of State of the State of Minnesota and with the Arizona Corporation Commission. The "Effective Time" shall mean the time the Merger is made effective.

    Pursuant to the Merger Agreement, upon consummation of the Merger, NSP will deliver into escrow (the "Escrow Account") certificates representing a number of shares of NSP Common Stock equal to $1,500,000 divided by the Average NSP Share Price to satisfy the indemnification claims, if any, of NSP under the Merger Agreement. Unless any claims by NSP are pending on the first anniversary of the closing of the Merger (the "Closing Date"), all of the shares of NSP Common Stock then held in the Escrow Account shall be distributed to the persons who were holders of BMG Common Stock immediately prior to the Effective Time based on the proportion that the number of shares of BMG Common Stock held by each such holder at the Effective Time (other than holders of BMG Dissenting Shares) bears to the Outstanding BMG Stock. If there are any claims of NSP pending on the first anniversary of the Closing Date, the number of shares of NSP Common Stock determined by dividing the amount of such claims by the Average NSP Share Price shall remain in the Escrow Account until such claims are finally resolved. Upon the satisfaction in full of each such indemnification claim, the shares of NSP Common Stock held pursuant to such claim shall be distributed to the same former holders on the same basis as described above.

    As a result of the Merger, BMG will merge with and into NSP. Present utility operations of NSP and NSP-Wisconsin and the non-utility operations of NSP's other subsidiaries will be unaffected. NSP intends to operate the business of BMG after the Merger through a direct, wholly-owned subsidiary. See "The Merger Agreement--The Merger."

EXCHANGE OF STOCK CERTIFICATES

    As soon as practicable AFTER THE EFFECTIVE TIME, NSP or an exchange agent engaged by NSP will mail to each holder of record of shares of BMG Common Stock immediately prior to the Effective Time, transmittal instructions advising such holder of the procedure for surrendering such holder's certificates ("BMG Certificates") for certificates representing shares of NSP Common Stock. At the Effective Time, shares of BMG Common Stock will be cancelled and become the right to receive NSP Common Stock. Holders of BMG Certificates, which prior to the Effective Time represented shares of BMG Common

Stock, will have no voting or dividend or other distribution rights on such BMG Common Stock, and will not receive payment for any fractional shares of BMG Common Stock, until such BMG Certificates have been surrendered for certificates representing shares of NSP Common Stock. Cash will be paid to BMG shareholders in lieu of fractional shares of NSP Common Stock based upon a formula set forth in the Merger Agreement and described herein. Holders of shares of BMG Common Stock should not submit their stock certificates for exchange until a letter of transmittal and related instructions are received after the Effective Time. See "The Merger Agreement--The Merger."

STOCK OPTION AGREEMENT

    Pursuant to an Option Agreement dated as of December 29, 1997, by and between NSP and BMG (the "Stock Option Agreement"), BMG has granted to NSP the right (the "Option") to purchase, under certain circumstances, up to 181,386 authorized but unissued shares of BMG Common Stock (representing 19.9% of the outstanding common stock of BMG on December 29, 1997), at a price of $21.12 per share. The exercise of the Option is subject to certain conditions set forth in the Stock Option Agreement and the Merger Agreement. See "The Stock Option Agreement--General" and "The Merger Agreement-- Termination Fees." In addition, the Stock Option Agreement provides that NSP has the right to require BMG to repurchase from NSP (i) all or any portion of the Option at any time the Option is exercisable at a price which is the difference between the Offer Price (as defined therein) and the exercise price of the Option, and (ii) at any time prior to September 30, 1998 (which date may be extended to December 31, 1998 under certain circumstances) all or any portion of any shares purchased pursuant to the Option. See "The Stock Option Agreement--Certain Repurchases." The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. It also may have the effect of discouraging competing offers. See "The Stock Option Agreement."

TREATMENT OF SHARES; EXCHANGE RATIO

    Each share of BMG Common Stock outstanding immediately prior to the Effective Time (other than shares owned by BMG as treasury stock and BMG Dissenting Shares) will, pursuant to the Merger Agreement, be cancelled and converted into the right to receive a fraction of a share of NSP Common Stock equal to the Exchange Ratio. Each share of NSP Common Stock outstanding immediately prior to the Effective Time will, upon consummation of the Merger, remain outstanding and unchanged as one share of NSP Common Stock. Holders of BMG Common Stock will receive cash in lieu of fractional shares.

BACKGROUND

    For a description of the background of the Merger, see "The
Merger--Background of the Merger."

REASONS FOR THE MERGER

    BMG believes that following the Merger, as part of NSP, it will have the advantage of NSP's access to capital markets and experience in the natural gas utility business to enable expansion and improvement of service to BMG's existing customers in Arizona and to meet customer growth in BMG's rapidly growing service area. In addition, as a result of the Merger, the BMG shareholders will obtain liquidity in their stock investment.

    NSP believes that the Merger offers it certain strategic and financial benefits, including the opportunity to expand NSP's retail gas distribution business into a rapidly growing market and to increase NSP's name recognition in a major new market. NSP also anticipates that various economies of scale and efficiencies will accrue over time to BMG from BMG's operation as part of the NSP system. These include joint procurement of gas and other supplies, sharing of NSP's extensive technological, operational, gas purchasing, billing and other expertise, enhanced computer services, and access to NSP's management, legal, financial, accounting and consulting services.

    See "The Merger--Reasons for the Merger; Recommendation of the BMG Board of Directors."

RECOMMENDATION OF THE BMG BOARD OF DIRECTORS

    THE BMG BOARD, BY A UNANIMOUS VOTE, HAS ADOPTED AND APPROVED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, BMG'S SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF BMG VOTE FOR APPROVAL OF THE MERGER AGREEMENT. The BMG Board adopted and approved the Merger Agreement after consideration of a number of factors described under the heading "The Merger--Reasons for the Merger; Recommendation of the BMG Board of Directors."

OPINION OF FINANCIAL ADVISORS

    On December 29, 1997, Principal Financial Securities, Inc. delivered its written opinion to the BMG Board that, as of such date, the merger consideration pursuant to the Merger Agreement was fair, from a financial point of view, to the holders, other than affiliates (as to whom no opinion was given), of shares of BMG Common Stock. The full text of the written opinion of Principal Financial Securities, Inc., which sets forth certain assumptions made, matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. HOLDERS OF SHARES OF BMG COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger-- Opinion of Financial Advisors" and Annex C.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The parties have agreed in the Merger Agreement that any employee of BMG who does not have an employment agreement with BMG or NSP and who within one year of the Effective Time of the Merger is terminated by NSP without cause or voluntarily terminates employment upon being relocated outside of Arizona will receive a lump sum severance benefit. In addition, Thomas E. LeNeau, the President and a Director of BMG, has a Salary Continuation Agreement that would result in the payment of compensation to Mr. LeNeau in the event that his employment is terminated within three years following a change in control of BMG, which the Merger will be. See "The Merger--Interests of Certain Persons in the Merger; Employee Plans and Severance Arrangements."

CONDITIONS TO THE MERGER

    The obligations of NSP, on the one hand, and BMG, on the other hand, to consummate the Merger are subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the shareholders of BMG, the receipt of all material governmental approvals, the absence of any injunction that prevents the consummation of the Merger, the listing on the NYSE of the shares of NSP Common Stock to be issued pursuant to the terms of the Merger Agreement, the receipt by the parties of letters from their respective independent public accountants, dated the Closing Date, that the Merger will qualify as a pooling of interests transaction for accounting purposes, the receipt of a tax opinion from tax counsel for BMG that the Merger will be treated as a tax-free reorganization, the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of the Closing Date (except for inaccuracies which are not material), and the performance by the other party in all material respects, or waiver, of all obligations required to be performed under the Merger Agreement. See "The Merger Agreement--Conditions to Each Party's Obligation to Effect the Merger."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The Merger Agreement may be terminated under certain circumstances, including: by mutual written consent of the Boards of Directors of BMG and NSP; by either party if the Merger is not consummated by

September 30, 1998 (which date may be extended to December 31, 1998 under certain circumstances); by either party if any state or federal law or court order prohibits consummation of the Merger; by a non-breaching party if there occurs a material breach by the other party of the Merger Agreement which is not cured within 20 days; by BMG, under certain circumstances, as a result of a more favorable third-party business combination proposal with respect to BMG; or by NSP, under certain circumstances, in connection with a third-party business combination proposal with respect to BMG. The Merger Agreement requires that termination fees be paid under certain circumstances, including if BMG or NSP terminates the Merger Agreement in connection with a third-party business combination proposal with respect to BMG. See "The Merger Agreement--Termination." The aggregate termination fees under these provisions together with the amounts payable under certain provisions of the Stock Option Agreement may not exceed $800,000. See "The Merger Agreement--Termination Fees" and "The Stock Option Agreement-- Certain Repurchases."

    The Merger Agreement may be amended by the Boards of Directors of the parties at any time before or after its approval by the shareholders of BMG, but after any such approval, no amendment may be made which alters or changes (i) the amount or kind of shares, rights or the manner of conversion of such shares or (ii) the terms or conditions of the Merger Agreement, if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the BMG shareholders except for alterations or changes that could otherwise be adopted by the BMG Board without the further approval of such shareholders. See "The Merger Agreement--Amendment and Waiver."

    At any time prior to the Effective Time, to the extent permitted by applicable law, either party may waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or compliance with any of the agreements or conditions contained in the Merger Agreement. Any determination to waive such inaccuracy or noncompliance would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "The Merger Agreement-- Amendment and Waiver."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Each party's obligation to effect the Merger is conditioned on the delivery of an opinion to BMG and the shareholders of BMG from Fennemore Craig, P.C., tax counsel for BMG, which opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

    Provided that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, in general: (i) no gain or loss will be recognized by BMG as a result of the Merger; and (ii) no gain or loss will be recognized by holders of BMG Common Stock who exchange their BMG Common Stock for NSP Common Stock pursuant to the Merger (except by reason of receipt of cash in lieu of fractional share interests or the exercise of dissenters' rights).

    EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE LAW.

OPERATIONS AFTER THE MERGER

    The present operations and management of NSP and its subsidiaries will not be affected by the Merger. Following the Merger, NSP will continue to be predominantly an operating public utility and a public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Following the Merger, BMG's business is expected to be operated through a direct, wholly-owned subsidiary of NSP and to continue to maintain its headquarters at Cave Creek, Arizona. No significant changes to the operations of BMG are anticipated as a result of the Merger. See "NSP Following the Merger."

REGULATORY MATTERS

    Various approvals of the Arizona, Minnesota, and North Dakota utility commissions under applicable state laws and the expiration or termination (which termination became effective on April 3, 1998) of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are required in order to consummate the Merger.

    NSP is currently a holding company under the 1935 Act that is exempt from the registration requirements of the 1935 Act and expects to continue as an exempt holding company under the 1935 Act after the Merger. Prior to the Effective Time, NSP will make the necessary filing pursuant to the Rules of the SEC under the 1935 Act to remain exempt and, at approximately the same time, NSP expects to seek an order from the SEC confirming that it will continue as an exempt holding company under the 1935 Act.

    Under the Merger Agreement, NSP and BMG have agreed to use all commercially reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties have sought or may seek intervention in these proceedings to oppose the Merger or to have conditions imposed upon the receipt of necessary approvals. While NSP and BMG believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or their ability to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Merger that final orders approving the Merger be obtained from the various federal and state commissions described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of BMG or of NSP and its subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Merger. See "Regulatory Matters."

ACCOUNTING TREATMENT

    NSP and BMG believe that the Merger will be treated as a pooling of interests for accounting purposes. See "The Merger--Accounting Treatment." The receipt by each of NSP and BMG of a letter from their respective independent public accountants, dated the Closing Date, stating that the transaction will qualify as a pooling of interests, is a condition precedent to NSP's obligation to consummate the Merger. See "The Merger Agreement--Conditions to Each Party's Obligation to Effect the Merger."

DISSENTERS' RIGHTS

    Subject to the terms and conditions of the Merger Agreement, holders of BMG Common Stock who do not vote in favor of the Merger and comply with certain statutory procedures will be entitled to dissenters' rights to receive payment of the fair value of their shares if the Merger is consummated. Failure to take any required step in connection with the exercise of such rights will result in the loss of such rights. See "The Merger--Dissenters' Rights" and Annex D.

DIVIDENDS

    Pursuant to the Merger Agreement, BMG shall not declare or pay any dividends on, or make other distributions in respect of, any of its capital stock prior to the Effective Time or, if earlier, the termination of the Merger Agreement.

COMPARISON OF RIGHTS OF BMG SHAREHOLDERS AND NSP SHAREHOLDERS

    NSP is incorporated under the laws of the State of Minnesota and BMG is incorporated under the laws of the State of Arizona. If the Merger is consummated, the holders of BMG Common Stock, whose rights as shareholders are currently governed by Arizona law, the BMG Articles of Incorporation (the "BMG Articles"), and the By-Laws of BMG (the "BMG By-Laws"), will, upon the exchange of their BMG Common Stock pursuant to the Merger Agreement, become holders of shares of NSP Common Stock, and their rights as such will be governed by Minnesota law, by the NSP Articles of Incorporation (the "NSP Articles") and the By-Laws of NSP (the "NSP By-Laws"). The material differences between the rights of holders of BMG Common Stock and of the rights of holders of NSP Common Stock, resulting from differences in their governing documents and the application of Arizona or Minnesota law thereto, are summarized under "Comparison of Rights of Holders of NSP Common Stock and BMG Common Stock."

                            SELECTED HISTORICAL DATA

SELECTED HISTORICAL FINANCIAL DATA

    The summary below sets forth selected historical financial data of NSP and BMG. The financial data have been derived from, and should be read in conjunction with, the audited historical financial statements and related notes thereto of NSP, incorporated herein by reference, and of BMG, included elsewhere in this Proxy Statement/Prospectus.

                         NORTHERN STATES POWER COMPANY

                                                                                  YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Utility Operating Revenues.....................................  $   2,734  $   2,654  $   2,569  $   2,487  $   2,404
  Utility Operating Income.......................................  $     362  $     366  $     346  $     308  $     304
  Allowance for Borrowed and Other Funds Used During
    Construction.................................................  $      17  $      19  $      17  $      12  $      13
  Net Income.....................................................  $     237  $     275  $     276  $     243  $     212
  Preferred Dividend Requirements................................  $      11  $      12  $      12  $      12  $      15
  Earnings Available for Common Shares...........................  $     226  $     262  $     263  $     231  $     197
  Earnings per Common Share--Assuming Dilution...................  $    3.21  $    3.82  $    3.91  $    3.46  $    3.02
  Cash Dividends Declared per Common Share.......................  $   2.805  $   2.745  $   2.685  $   2.625  $   2.565
  Ratio of Earnings to Fixed Charges.............................        2.9        3.8        3.9        4.0        4.0
  Ratio of Earnings to Fixed Charges Plus Preferred Dividend
    Requirements.................................................        2.7        3.4        3.5        3.6        3.5

                                                                                       DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets...................................................  $   7,144  $   6,637  $   6,229  $   5,950  $   5,588
  Long-Term Debt.................................................  $   1,879  $   1,593  $   1,542  $   1,463  $   1,292
  Short-Term Debt(1).............................................  $     425  $     630  $     384  $     396  $     338
  Preferred Stock Not Subject to Mandatory Redemption............  $     200  $     240  $     240  $     240  $     240
  Preferred Securities Subject to Mandatory Redemption(2)........  $     200  $  --      $  --      $  --      $  --
  Common Stockholders' Equity....................................  $   2,372  $   2,136  $   2,027  $   1,897  $   1,827
  Book Value per Common Share....................................  $   31.78  $   30.93  $   29.74  $   28.35  $   27.32

------------------------

(1) Includes current portion of long-term debt.

(2) Preferred securities of NSP Financing I, a subsidiary trust of NSP. The primary asset of the subsidiary trust is $200 million principal amount of NSP's 7.875% Junior Subordinated Debentures due 2037.

                           BLACK MOUNTAIN GAS COMPANY

                                                                      YEAR ENDED DECEMBER 31,
                                              -----------------------------------------------------------------------
                                                  1997           1996           1995           1994          1993
                                              -------------  -------------  -------------  ------------  ------------
INCOME STATEMENT DATA
  Total Operating Revenues..................  $   6,177,844  $   5,202,360  $   4,478,984  $  4,238,720  $  4,063,924
  Net Income................................  $   1,296,212  $     967,806  $     896,796  $    860,408  $    747,456
  Earnings per share--Basic.................  $        1.43  $        1.11  $        1.06  $       1.02  $       0.89
  Cash dividends declared per common
    share...................................  $        0.00  $        0.00  $        0.53  $       0.52  $       0.50

                                                                           DECEMBER 31,
                                              -----------------------------------------------------------------------
                                                  1997           1996           1995           1994          1993
                                              -------------  -------------  -------------  ------------  ------------
BALANCE SHEET DATA
  Total Assets..............................  $  13,476,238  $  11,970,692  $  10,654,204  $  8,762,331  $  6,628,159
  Long-term debt............................  $   3,000,000  $   3,000,000  $   3,000,000  $  1,700,000  $          0

COMPARATIVE MARKET PRICES AND DIVIDENDS

    The NSP Common Stock is traded on the NYSE, the CSE, and the PE. The following table sets forth, for the periods indicated, the high and low sales prices of NSP Common Stock as reported on the NYSE Composite Tape and the dividends per share declared on both the NSP Common Stock and the BMG Common Stock.

                                                                                      NSP                       BMG
                                                                       ---------------------------------  ---------------
                                                                         HIGH        LOW      DIVIDENDS      DIVIDENDS
                                                                       ---------  ---------  -----------  ---------------
1996
  First Quarter......................................................  $  53.375  $  47.625   $   0.675      $       0
  Second Quarter.....................................................     49.625     45.500       0.690              0
  Third Quarter......................................................     49.750     44.500       0.690              0
  Fourth Quarter.....................................................     49.125     45.500       0.690              0
1997
  First Quarter......................................................  $  49.125  $  45.500   $   0.690      $       0
  Second Quarter.....................................................     52.000     44.500       0.705              0
  Third Quarter......................................................     52.938     48.000       0.705              0
  Fourth Quarter.....................................................     58.875     48.438       0.705              0

    On December 26, 1997, the last full trading day before the execution and delivery of the Merger Agreement, the high, low and closing sales prices per share of NSP Common Stock on the NYSE Composite Tape were $58.375, $57.875 and $58.0625, respectively.

    On            , 1998, the most recent date for which it was practicable to obtain market price data prior to printing this Proxy Statement/Prospectus, the high, low and closing sales prices per share of NSP Common Stock on the NYSE
Composite Tape were $     , $     and $     , respectively. Accordingly, if the
Merger had been consummated on that date, each share of BMG Common Stock would have been converted into the right to receive a fraction of a share of NSP Common Stock equal to the Exchange Ratio having a market value of $21.12 based upon the closing price per share of NSP Common Stock on such date (assuming all shares of NSP Common Stock in the Escrow Account had been distributed on such date to the former holders of BMG Common Stock).

    The market price of NSP Common Stock is subject to fluctuation. BMG shareholders are urged to obtain current market quotations for NSP Common Stock.

    There is no established public trading market for the BMG Common Stock. As of January 15, 1998, there were 163 holders of record of the BMG Common Stock. BMG has paid no cash dividends since November 21, 1995. The Merger Agreement precludes BMG from declaring or paying any dividends until the closing of the Merger or the earlier termination of the Merger Agreement.

COMPARATIVE HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA

    The following table sets forth (1) historical net income per share from continuing operations, historical cash dividends declared per share and historical book value per share data of NSP, (2) historical net income per share from continuing operations, historical cash dividends declared per share and historical book value per share data of BMG, (3) unaudited pro forma combined net income (loss) per share from continuing operations, unaudited pro forma cash dividends per share and unaudited pro forma book value per share data of NSP after giving effect to the Merger on a pooling basis and (4) unaudited equivalent pro forma combined net income (loss) per share from continuing operations, unaudited equivalent pro forma combined cash dividends per share and unaudited equivalent pro forma combined book value per share data of BMG based on an assumed Exchange Ratio of 0.384 shares of NSP Common Stock for each share of BMG Common Stock (based on the closing sales price per share of NSP Common Shares ($55.0625) on the NYSE Composite Tape on March 2, 1998 and on the number of shares of BMG Common Stock outstanding on December 31, 1997 (911,492)). The information in the table should be read in conjunction with the audited consolidated financial statements of NSP, including the notes thereto, which are included in documents incorporated by reference herein, and the audited financial statements of BMG appearing elsewhere in this Proxy Statement/Prospectus.

    The unaudited pro forma combined financial data are not necessarily indicative of the net income (loss) per share from continuing operations, cash dividends declared per share or book value per share that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                                                                     HISTORICAL           NSP        BMG EQUIVALENT
                                                                --------------------   PRO FORMA       PRO FORMA
                                                                   NSP        BMG      COMBINED       COMBINED(1)
                                                                ---------  ---------  -----------  ------------------
NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
  For the year ended December 31, 1995........................  $   3.91   $    1.06   $   3.90        $    1.50
  For the year ended December 31, 1996........................  $   3.82   $    1.11   $   3.81        $    1.46
  For the year ended December 31, 1997........................  $   3.21   $    1.43   $   3.21        $    1.23
CASH DIVIDENDS DECLARED PER SHARE:
  For the year ended December 31, 1995........................  $   2.685  $    0.53   $   2.685       $    1.030
  For the year ended December 31, 1996........................  $   2.745  $    0.00   $   2.745       $    1.053
  For the year ended December 31, 1997........................  $   2.805  $    0.00   $   2.805       $    1.076
BOOK VALUE PER SHARE(2):
  December 31, 1997...........................................  $  31.78   $    9.13   $  31.71        $   12.16

------------------------

(1) The unaudited BMG equivalent pro forma combined per share amounts are calculated by multiplying the NSP Pro Forma Combined per share amounts by the assumed Exchange Ratio of 0.384 shares of NSP Common Stock for each share of BMG Common Stock (based on the closing sales price per share of NSP Common Shares ($55.0625) on the NYSE Composite Tape on March 2, 1998 and on the number of shares of BMG Common Stock outstanding on December 31, 1997 (911,492)).

(2) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. NSP pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma combined number of shares of NSP Common Stock which would have been outstanding had the Merger been consummated as of the balance sheet date, assuming an Exchange Ratio of 0.384 shares of NSP Common Stock for each share of BMG Common Stock (based on the closing sales price per share of NSP Common Shares ($55.0625) on the NYSE Composite Tape on March 2, 1998 and on the number of shares of BMG Common Stock outstanding on December 31, 1997 (911,492)).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this Proxy Statement/Prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

    Forward-looking statements include the information concerning possible or assumed future results of operations of NSP and other statements in this Proxy Statement/Prospectus identified by words such as "anticipate," "estimate," "expect," "believe," "possible," "potential" and "objective." Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NSP to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect NSP's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward looking statements, factors that could cause NSP's actual results to differ materially from those contemplated in any forward looking statement include, among others, the following:

    - Economic conditions including inflation rates and monetary fluctuations;

    - Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where NSP has a financial interest;

    - Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

    - Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

    - Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, NSP or any of its subsidiaries; or security ratings;

    - Factors affecting utility and nonutility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline system constraints;

    - Employee workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

    - Increased competition in the utility industry, including: industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

    - Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

    - Nuclear regulatory policies and procedures including operating regulations and used nuclear fuel storage;

    - Social attitudes regarding the utility and power industries;

    - Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

    - Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

    - Factors associated with nonregulated investments including conditions of final legal closing, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

    - Most of the current project investments made by NSP's subsidiary, NRG Energy, Inc. ("NRG") consist of minority interests, and a substantial portion of future investments may take the form of minority interests, which limits NRG's ability to control the development or operation of the project; and

    - Other business or investment considerations that may be disclosed from time to time in NSP's SEC filings or in other publicly disseminated written documents.

                          MEETING, VOTING AND PROXIES

    This Proxy Statement/Prospectus is being furnished to the holders of BMG Common Stock in connection with the solicitation of proxies by the BMG Board from the holders of BMG Common Stock for use at the BMG Meeting.

BMG MEETING

    PURPOSE OF BMG MEETING. The purpose of the BMG Meeting is to consider and vote upon a proposal to approve the Merger Agreement. A vote in favor of this proposal also constitutes a vote in favor of appointing Bernard C. Ziegler to act as the designee of the BMG shareholders under the Escrow Agreement (as defined in the Merger Agreement), including indemnification of Mr. Ziegler from all liabilities, costs and expenses incurred in such capacity. See "The Merger Agreement--Escrow Agreement."

    The BMG Board, by unanimous vote, has adopted and approved the Merger Agreement, and recommends that BMG shareholders vote FOR approval of the Merger Agreement.

    DATE, PLACE AND TIME, RECORD DATE.  The BMG Meeting is scheduled to be held
on Wednesday,            , 1998, at     a.m., local time, at           . Holders
of record of shares of BMG Common Stock at the close of business on            ,
1998 (the "BMG Record Date"), will be entitled to notice of and to vote at the BMG Meeting. As of the BMG Record Date, 911,492 shares of BMG Common Stock were issued and outstanding and entitled to vote.

    VOTING RIGHTS. Each outstanding share of BMG Common Stock is entitled to one vote upon each matter presented at the BMG Meeting. A majority of the votes entitled to be cast by holders of shares of BMG Common Stock, represented in person or by proxy, shall constitute a quorum for each matter presented at the BMG Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of BMG Common Stock is required for approval of the Merger Agreement. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement. The directors and executive officers of BMG, together with their affiliates as a group, own approximately 24% of the issued and outstanding shares of BMG Common Stock.

    PROXIES. Holders of the BMG Common Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, a BMG shareholder authorizes the persons named therein to vote all the BMG shareholder's shares on his or her behalf. All completed BMG proxies returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given, the BMG proxies will be voted FOR approval of the Merger Agreement. A BMG proxy may be revoked by voting in person at the BMG Meeting, by written notice to the Secretary of BMG, or by delivery of a later-dated proxy to BMG's Corporate Secretary, in each case prior to the voting at the BMG Meeting. Attendance at the BMG Meeting will not in itself constitute revocation of a proxy.

    BMG will bear the cost of the solicitation of proxies for the BMG Meeting and NSP will bear the expenses incurred in connection with printing and filing this Proxy Statement/Prospectus. See "The Merger Agreement--Expenses." Proxies may be solicited by certain officers and employees of BMG by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

    The BMG Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

                                   THE MERGER

BACKGROUND OF THE MERGER

    The business of BMG has grown steadily over the past five years, and beginning in 1996 BMG discontinued its regular dividend in favor of reinvesting excess operating income to sustain and increase such growth. In recognition of BMG's need for access to additional capital, and to provide BMG shareholders with liquidity in their investment, in mid-1997 BMG's Board of Directors engaged Principal Financial Securities, Inc. ("PFS") to assist in identifying sources of capital and potential merger partners for BMG. Through this process, PFS introduced BMG to a number of possible merger partners which conducted their own due diligence investigations of BMG and provided preliminary offers to acquire BMG, one of which was NSP. In September 1997, Bernard C. Ziegler, formerly Chief Executive Officer of The Ziegler Company, Inc. and a Director of BMG, advised James J. Howard, Chairman and Chief Executive Officer of NSP, that BMG was considering a possible sale or merger.

    In September 1997, NSP management requested and obtained a confidential information memorandum on BMG prepared by PFS. The confidential information memorandum contained information on BMG's history, operations, financial results and corporate structure. The confidential information memorandum was also made available to other parties interested in a possible acquisition of or merger with BMG. In addition to reviewing the confidential information memorandum, NSP management conducted internal analyses of the benefits of a merger with BMG and tested the financial assumptions in the confidential information memorandum.

    From October to December 1997, representatives of NSP visited BMG to review its operations and performed preliminary due diligence. During these visits representatives of NSP reviewed documents concerning BMG that were made available to parties interested in an acquisition or merger. Representatives of NSP continued to test financial assumptions and constructed financial models regarding BMG's potential growth. Representatives of NSP also obtained additional information from BMG management, including Thomas LeNeau, President and Chief Executive Officer of BMG.

    In December 1997, NSP management briefed Mr. Howard regarding the desirability of a merger with BMG. Based on the briefing, Mr. Howard directed NSP management to perform additional due diligence and prepare an offer.

    In December 1997, NSP management, including Cynthia L. Lesher, President of NSP-Gas, visited BMG to conduct an additional review of its operations and perform further due diligence. During this visit to BMG, NSP management met with BMG management to discuss, among other things, a merger of the two companies.

    On November 17, 1997, NSP submitted a written offer to merge with BMG. On December 5, 1997, NSP submitted a revised written offer to merge with BMG.

    On December 17, 1997, NSP management presented the proposed Merger to the NSP Board. The NSP Board discussed the potential benefits to shareholders of NSP and customers of NSP that could result from the proposed Merger and voted to approve the Merger.

    On December 29, 1997, the Agreement and Plan of Merger between NSP and BMG was executed.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BMG BOARD OF DIRECTORS

    NSP. NSP believes the Merger offers significant strategic and financial benefits to it, including the following:

    - EXPANDS NSP CORE BUSINESS--The Merger is expected to expand NSP-Gas and its retail distribution business into a rapidly expanding market. NSP believes BMG will continue to experience strong customer growth in the future.

    - LEVERAGES CORE COMPETENCIES--The Merger is expected to allow NSP and BMG to further improve the level of customer service provided to BMG customers by utilizing a larger pool of management resources and increased financial resources to expand BMG's business, compete for customers and enhance its service quality.

    - EXPANDS NSP NAME RECOGNITION IN NEW MAJOR MARKET--As competition grows in energy markets, the need for diversification will intensify and increase the importance of finding new and high-growth markets. Combining the growth potential of BMG and the expertise of NSP is expected to allow NSP to increase name recognition for its products, including products marketed by its nonregulated subsidiaries.

    NSP also anticipates that various economies and efficiencies will accrue over time to BMG from BMG's operation as part of the NSP system. These include joint procurement of gas and other supplies, sharing of NSP's extensive technological, operational, gas purchasing, billing and other expertise, enhanced computer services, and access to NSP's management, legal, financial, accounting and consulting services.

    BMG. The BMG Board has determined that the terms of the proposed Merger are fair to, and in the best interests of, BMG's shareholders. At the meeting held on December 29, 1997, the BMG Board unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby.

    BMG believes that following the Merger, as part of NSP, it will have the advantage of NSP's access to capital markets and experience in the natural gas utility business, to enable expansion and improvement of service to BMG's existing customers in Arizona and to meet customer growth in BMG's rapidly growing service area. In addition, as a result of the Merger the BMG shareholders will obtain liquidity in their stock investment.

THE BMG BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, BMG'S SHAREHOLDERS. THE BMG BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISORS

    BMG retained PFS to act as financial advisor in connection with the Merger. PFS was selected by BMG based on PFS's experience, expertise and familiarity with BMG and its businesses. PFS is a nationally-recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    In connection with PFS's engagement, BMG requested that PFS evaluate the fairness, from a financial point of view, to BMG of the Exchange Ratio to be paid to its shareholders in the Merger. At a meeting of the Board of Directors of BMG held on December 29, 1997, at which the BMG Board approved the Merger, PFS rendered to the BMG Board a written opinion to the effect that, as of such date and based upon and subject to certain matters, the Exchange Ratio proposed to be paid to BMG pursuant to the Merger was fair to the BMG shareholders, excluding affiliates (as to whom no opinion was given), from a financial point of view.

    PFS's opinion is addressed to the BMG Board and addresses only the fairness to BMG from a financial point of view of the Exchange Ratio proposed to be paid to BMG's shareholders pursuant to the Merger and does not constitute a recommendation to any BMG shareholder as to how such shareholder should vote at the BMG Meeting. The Exchange Ratio was determined through negotiations between BMG and NSP and was approved by the BMG Board. PFS provided advice to BMG during the course of such negotiations. The PFS opinion does not address the fairness of the Exchange Ratio from a financial point of view or otherwise to NSP and, consequently, does not constitute a recommendation to NSP in respect of NSP's decision.

    In arriving at its opinions, PFS reviewed the Merger Agreement, which includes a description of the Merger and certain related documents, and certain publicly available business and financial information relating to BMG and NSP. PFS also reviewed certain other information, including financial projections provided to it by BMG and met with the management of BMG to discuss the businesses and prospects of BMG. PFS also considered certain financial data for businesses similar to BMG and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. PFS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that PFS deemed relevant.

    In connection with its review, PFS did not assume any responsibility for independent verification of any of the foregoing information and relied upon it being complete and accurate in all material respects. With respect to the financial forecasts, PFS assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of BMG's management as to the future financial performance of BMG. In addition, PFS has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BMG, nor was PFS furnished with any such evaluations or appraisals. PFS's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

    In preparing its opinion for the BMG Board, PFS performed a variety of financial and comparative analyses and considered a variety of factors, including those described below performed by PFS in connection with its presentation to the BMG Board on December 29, 1997. The summary of PFS's analyses set forth below does not purport to be a complete description of the analyses underlying PFS's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, PFS made qualitative judgments as to the significance and relevance of each analysis and factor that it has considered. Accordingly, PFS believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. All analyses and factors considered by PFS that were material and were presented to the BMG Board of Directors are set forth herein.

    In its analyses, PFS made numerous assumptions with respect to BMG, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BMG. No company, transaction or business used in such analyses as a comparison is identical to BMG or the Merger, nor is an evaluation of the result of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the valuations resulting from any particular analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such estimates are inherently subject to substantial uncertainty. PFS's opinion (together with the related financial analyses) was only one of many factors considered by the BMG Board in its evaluation of the Merger and should not be viewed as determinative of the views of the BMG Board or management with respect to the Exchange Ratio or the Merger.

    The following is a summary of the financial analyses used by PFS in connection with its presentation to BMG's Board on December 29, 1997.

    COMPARABLE COMPANIES TRADING ANALYSIS. PFS examined seven companies PFS and BMG believed to be comparable to BMG on various financial and operational parameters. The comparable companies included Berkshire Gas Company, Delta Natural Gas Company, Energy West Incorporated, Florida Public Utilities, Mobile Gas Service Corp., National Gas & Oil Company, and Roanoke Gas Company (the "Comparable Companies"). With respect to the Comparable Companies, PFS analyzed, among other things, current market value multiples relative to the Comparable Companies' latest twelve months ("LTM") ended September 30, 1997 net earnings and after-tax cash flow, and 1998 estimated net earnings as reported by I/B/E/S, an independent company that monitors and provides such data. PFS also analyzed the Comparable Companies' levered market capitalization as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"). Based on closing prices as of December 29, 1997, the Comparable Companies had a mean (excluding the high and low) LTM earnings multiple of 15.45x, a mean (excluding the high and low) LTM after-tax cash flow multiple of 6.71x, a mean 1998 estimated earnings multiple of 14.66x, and a mean (excluding the high and low) levered market capitalization as a multiple of LTM EBITDA of 8.12x. Based on these Comparable Companies multiples and BMG's historical and estimated financial results, BMG's imputed implied equity valuation range was $13.59 to $22.59 per share with a weighted average of $17.52 per share.

    COMPARABLE ACQUISITIONS ANALYSIS. PFS analyzed certain information relating to a selected acquisition whereby United Cities Gas Company was acquired by Atmos Energy Corp. in a reverse stock swap effective in July 1997. PFS was unaware or unable to acquire public information other than this transaction that PFS deemed to be similar in some respects to the proposed Merger. Such analysis of the United Cities Gas acquisition indicated a price to LTM earnings multiple of 20.7x, a price to LTM after-tax cash flow multiple of 8.63x and a levered market capitalization to LTM EBITDA of 8.36x. Based on these multiples and BMG's historical and estimated financial results, BMG's imputed implied equity valuation range was $17.46 to $27.19 per share with a weighted average of $20.49 per share.

    DISCOUNTED CASH FLOW ANALYSIS. PFS performed a discounted cash flow sensitivity analysis using projections provided by BMG's management through fiscal year 2007. These projections provided for annual compounded growth rates for each of BMG's three operating divisions resulting in an average compounded growth rate of 9.1% of total revenues from 1998 through the year 2007. PFS calculated the net present value of free cash flows for the fiscal years 1998 through 2007 using discount rates from 10.0% to 16.0%. PFS used a terminal value of 1.5 times BMG's estimated 2007 year-end net assets. The terminal value was then discounted to present values using discount rates mentioned above. Using this methodology and the aforementioned discount rates the implied equity value per share ranged from $15.76 to $23.88.

    OTHER FACTORS AND ANALYSES. In the course of its opinion, PFS performed certain other analyses and reviewed and relied on certain other matters including the auction process that resulted in the Merger Agreement from BMG's engagement of PFS to explore strategic alternatives for BMG.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; EMPLOYEE PLANS AND SEVERANCE
  ARRANGEMENTS

    On September 19, 1995, BMG entered into a Salary Continuation Agreement with Thomas E. LeNeau. The Salary Continuation Agreement generally provides that, if Mr. LeNeau's employment with BMG is terminated for any reason in connection with or within three years after a change in ownership or effective control of BMG, BMG shall owe Mr. LeNeau the Salary Continuation Amount (as defined below). The Merger constitutes a change in ownership and control of BMG and, therefore, would trigger an obligation on the part of NSP to pay the Salary Continuation Amount to Mr. LeNeau if Mr. LeNeau is terminated within three years after the Effective Time. No compensation is payable if Mr. LeNeau leaves BMG's service voluntarily or if his employment is terminated by BMG as a result of a felony conviction; provided, however, that Mr. LeNeau shall be conclusively deemed not to have voluntarily left BMG's service if he does so after his compensation or other employee benefits have, for any reason, been reduced, or after any other adverse change in the circumstances of his employment such as an involuntary transfer to another office that is farther away from his residence than his place of employment prior to the transfer.

    The Salary Continuation Amount generally equals three times the average annual compensation which was payable by BMG and includible in Mr. LeNeau's gross income for taxable years during the period consisting of the five most recent taxable years ending before the date of the change in ownership or control of BMG. Any Salary Continuation Amount would be paid to Mr. LeNeau (or in the event of his death, to his beneficiaries) in 36 consecutive monthly installments, without interest. If there is any default in payment of the Salary Continuation Amount, then an amount equal to three times the unpaid balance of the Salary Continuation Amount shall become immediately due and payable, at Mr. LeNeau's option, and the amount then owed shall bear interest at 10% per annum.

    In addition, the parties have agreed in the Merger Agreement that any employee of BMG who does not have an employment agreement with BMG or NSP and who within one year of the Effective Time of the Merger (i) is terminated by NSP without "cause" (as defined in the Merger Agreement) or (ii) voluntarily terminates employment upon being relocated outside of Arizona will receive a lump sum severance benefit equal to (a) in the case of (i) above the greater of six months' salary or the amount such employee would otherwise receive under NSP's severance plans, or (b) in the case of (ii) above, six months' salary.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary description of material federal income tax consequences of the Merger. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, may not address federal income tax considerations that may be important to a shareholder in light of such shareholder's particular circumstance or to shareholders subject to special rules, such as a shareholder that, at the Effective Time, is not a U.S. person or is a tax-exempt entity or an individual who acquired BMG Common Stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation. In addition, no information is provided with respect to the tax consequences of the Merger under foreign, state or local laws. This discussion further assumes that BMG shareholders hold their BMG Common Stock as capital assets within the meaning of Section 1221 of the Code.

The discussion is based on the Code as in effect on the date of this Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any shareholder. CONSEQUENTLY, EACH SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER.

    THE MERGER. Each party's obligation to effect the Merger is conditioned on the delivery of an opinion to such party from Fennemore Craig, P.C., tax counsel for BMG, which opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. However, the Internal Revenue Service is not bound by any such opinion.

    Assuming the Merger constitutes such a tax-free reorganization, material federal income tax consequences of the Merger will be:

        (i) No gain or loss will be recognized by BMG as a result of the Merger;

        (ii) No gain or loss will be recognized by holders of BMG Common Stock upon the exchange of their BMG Common Stock for NSP Common Stock pursuant to the Merger, except that (A) a holder of BMG Common Stock that receives cash in lieu of a fractional share interest in NSP Common Stock will generally recognize capital gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest as if the fractional share interest had been distributed as part of the Merger and then redeemed by NSP for cash, and (B) a holder of BMG Dissenting Shares that receives cash instead of stock will generally recognize capital gain or loss equal to the difference between the cash received and the shareholder's tax basis in the BMG Dissenting Shares as though such BMG Dissenting Shares had been redeemed by BMG;

       (iii) The tax basis of the NSP Common Stock received by a BMG shareholder will be the same as such shareholder's tax basis in the BMG Common Stock that was exchanged therefor pursuant to the Merger, reduced by the tax basis allocable to any fractional share interest with respect to which cash is received; and

        (iv) The holding period for capital gains purposes of the NSP Common Stock received by BMG shareholders pursuant to the Merger will include the shareholder's holding period with respect to BMG Common Stock that was cancelled pursuant to the Merger.

    WITHHOLDING. Certain holders of BMG Common Stock may be subject to backup withholding at a rate of 31% on cash payments received in lieu of fractional shares of NSP Common Stock or after exercise of dissenters' rights. Backup withholding will not apply, however, to a shareholder who furnishes a correct taxpayer identification number ("TIN") and certifies, under penalties of perjury, that such shareholder is not subject to backup withholding on a Substitute Form W-9 or is otherwise exempt from backup withholding. If the correct TIN and certifications are not received, a $50 penalty may be imposed on each holder of BMG Common Stock by the Internal Revenue Service. BMG shareholders may also be required to certify that they are "United States persons" to avoid withholding under certain other provisions of the Code. A Substitute Form W-9 will be provided by NSP or the Exchange Agent to each former holder of BMG Common Stock after the Effective Time of the Merger.

    REPORTING REQUIREMENTS. Pursuant to Treasury Regulations Section 1.368-3(b), holders of BMG Common Stock will be required to attach a statement to their tax returns for the taxable year in which the Merger is consummated that contains the information set forth in such Treasury Regulations Section. The statement must include the holder's tax basis in the BMG Common Stock surrendered and a description of the NSP Common Stock received in the Merger.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS

PROXY STATEMENT/PROSPECTUS. HOLDERS OF BMG COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

ACCOUNTING TREATMENT

    The Merger is designed to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of NSP and BMG will be carried forward at the Effective Time to the consolidated financial statements of NSP at their recorded amounts; income of NSP will include income of NSP and BMG for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of NSP. The receipt by each of BMG and NSP of a letter from their respective independent public accountants, dated the Closing Date, stating that the transaction will qualify as a pooling of interests, is a condition precedent to consummation of the Merger. See "The Merger Agreement--Conditions to Each Party's Obligation to Effect the Merger."

STOCK EXCHANGE LISTING OF NSP COMMON STOCK

    Application will be made for the listing on the NYSE of the shares of the NSP Common Stock to be issued pursuant to the terms of the Merger Agreement. The listing on the NYSE of such shares, subject to notice of issuance, is a condition precedent to the consummation of the Merger. So long as NSP continues to meet the requirements of the NYSE, CSE, and PE, NSP Common Stock will continue to be listed on the NYSE, CSE, and PE until the Effective Time.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of the NSP Common Stock received by BMG shareholders in the Merger will be freely transferable, except that shares of NSP Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of BMG prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of NSP) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of BMG generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.

    This Proxy Statement/Prospectus does not cover resales of NSP Common Stock received by any person who may be deemed to be an affiliate of BMG.

DISSENTERS' RIGHTS

    Under Arizona law, the holders of BMG Common Stock may dissent from and obtain payment of the fair value of their shares if the Merger is consummated. "Fair value" means the value of the shares immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion is inequitable. A copy of Sections 10-1320 through 10-1328 of the ABCA, which govern the procedures for the exercise of such dissenters' rights under Arizona law, is attached as Annex D. The description of dissenters' rights set forth below is a summary only and is qualified in its entirety by reference to the text of Sections 10-1320 through 10-1328 of the ABCA. Because failure by a BMG shareholder to follow precisely all of the steps required by Sections 10-1320 through 10-1328 will result in the loss of dissenters' rights, any BMG shareholder contemplating the exercise of dissenters' rights is urged to review Annex D carefully.

    Any holder of BMG Common Stock who wishes to dissent and obtain payment of the fair value of his or her shares must: (1) deliver to BMG, before the vote is taken on the Merger, written notice of the shareholder's intention to demand payment for his or her shares if the Merger is effectuated; and (2) not vote his or her shares in favor of the Merger.

    If the Merger is approved, NSP (as the surviving corporation in the Merger) will, no later than ten days after the Effective Time, deliver a written notice (the "Dissenters' Notice") to all BMG shareholders who are entitled to demand payment for their shares (i.e., who have satisfied the above requirements). The Dissenters' Notice will: (1) state where the payment demand must be sent and where and when share certificates shall be deposited; (2) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date; (3) set a date by which NSP must receive the payment demand, which date shall be at least 30 but not more than 60 days after the date the Dissenters' Notice is delivered; and
(4) be accompanied by a copy of Sections 10-1320 through 10-1328 of the ABCA.

    A shareholder who is sent the Dissenters' Notice and desires to assert dissenters' rights must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the Dissenters' Notice pursuant to item (2) above, and deposit the shareholder's certificates in accordance with the terms of the Dissenters' Notice. A shareholder who demands payment, makes the necessary certification and deposits his or her certificates in this manner retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    ANY BMG SHAREHOLDER WHO DOES NOT DELIVER TO BMG BEFORE THE VOTE IS TAKEN WRITTEN NOTICE OF HIS OR HER INTENT TO DEMAND PAYMENT FOR THE SHAREHOLDER'S SHARES, WHO VOTES IN FAVOR OF THE MERGER, WHO DOES NOT DEMAND PAYMENT OR WHO DOES NOT DEPOSIT THE SHAREHOLDER'S CERTIFICATES BY THE DATE SET FORTH IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES OF BMG COMMON STOCK UNDER SECTIONS 10-1320 THROUGH 10-1328 OF THE ABCA.

    Subject to certain exceptions, upon the Effective Time, BMG will pay each dissenter who complies with the above procedures the amount BMG estimates to be the fair value of the dissenters' shares of BMG Common Stock plus accrued interest (the "Payment"). The Payment will be accompanied by: (1) certain financial statements of BMG; (2) a statement of BMG's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under Section 10-1328 of the ABCA; and (5) a copy of Sections 10-1320 through 10-1328 of the ABCA.

    BMG may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the Dissenters' Notice as the date of the first announcement to news media or to shareholders of the terms of the proposed Merger. To the extent BMG elects to so withhold payment, after effectuating the Merger, NSP (as the surviving corporation in the Merger) shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. NSP shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under
Section 10-1328.

    If a dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest was incorrectly calculated, if NSP fails to make payment within 60 days after the date set by NSP by which NSP must receive the payment demand, or if NSP, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, the dissenter may give written notice (the "Additional Payment Notice") to NSP of the dissenter's own estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made by NSP. A DISSENTER WAIVES THE RIGHT TO DEMAND ADDITIONAL PAYMENT UNLESS HE OR SHE CAUSES NSP TO RECEIVE THE ADDITIONAL PAYMENT NOTICE WITHIN 30 DAYS AFTER NSP MADE OR OFFERED PAYMENT FOR

THE DISSENTER'S SHARES. If an Additional Payment Notice remains unsettled, NSP shall commence a proceeding within 60 days after receiving the Additional Payment Notice and shall petition the court to determine the fair value of the shares of BMG Common Stock and accrued interest. If NSP does not commence such a proceeding within the 60-day period, it shall pay to each dissenter whose Additional Payment Notice remains unsettled the amount demanded therein.

    Under the Merger Agreement, it is a condition to the obligation of NSP to effect the Merger that the number of BMG Dissenting Shares shall not constitute more than 5% of the issued and outstanding shares of BMG Common Stock.

                               REGULATORY MATTERS

    As indicated below, consummation of the Merger is subject to numerous regulatory approvals, which are presently anticipated to be received by the second quarter of 1998. Set forth below is a summary of the material regulatory requirements affecting the Merger.

    STATE APPROVALS AND RELATED MATTERS. NSP is currently subject to the jurisdiction of the Minnesota Public Utilities Commission (the "Minnesota Commission"), the North Dakota Public Service Commission (the "North Dakota Commission") and the South Dakota Public Utilities Commission (the "South Dakota Commission") with respect to its operations in those states. BMG is currently subject to the jurisdiction of the Arizona Commission. Applications in connection with the Merger were filed recently with the Arizona Commission, the Minnesota Commission and the North Dakota Commission. The application to the Minnesota Commission is pursuant to a state statute requiring Commission approval for public utility mergers and acquisitions. The application to the North Dakota Commission is pursuant to a similar statute requiring Commission approval for public utility mergers. In NSP's judgment, both the Minnesota and North Dakota applications demonstrate that the merger is compatible with the public interest and meets the relevant standard for approval under the applicable state law. An application was not filed with the South Dakota Commission based on the determination that, under the relevant South Dakota statute, merger approval is not required by the South Dakota Commission.

    On January 12, 1998, BMG and NSP filed an application with the Arizona Commission pursuant to A.A.C. R14-3-803(A) and A.R.S. Section 40-285, notifying it of the proposed Merger and requesting approval of the transfer of BMG's certificate of convenience and necessity (the "BMG Certificate") to NSP. While the Arizona Commission has not to date determined whether to hold a hearing, the parties anticipate it will do so due to the proposed BMG Certificate transfer. Southwest Gas ("SWG") has filed a motion for leave to intervene in this matter, arguing that (1) SWG is the logical and appropriate successor natural gas provider as its certificated area of service completely surrounds that of BMG;
(2) BMG primarily relies on SWG's natural gas transmission and distribution system; and (3) SWG's rates, terms and conditions of service are more favorable to the potentially affected consumers, and thus more consistent with the public interest, than are BMG's current rates, terms and conditions. On January 27, 1998, BMG filed a response to SWG's motion for leave to intervene, arguing that the sole issue in this proceeding is whether NSP is a fit and proper party to which to transfer the BMG Certificate and that the arguments raised by SWG are outside the scope of what may be considered in a certificate transfer hearing. The matter is currently pending before the Arizona Commission and a hearing, if scheduled, is anticipated within the next four to six months.

    Assuming the requisite regulatory approvals are obtained and the Merger is completed, NSP's retail utility operations will remain subject to regulation by the Minnesota Commission, the North Dakota Commission and the South Dakota Commission and NSP's gas utility operations in Arizona (through the former assets of BMG) will be subject to regulation by the Arizona Commission.

    PUBLIC UTILITY HOLDING COMPANY ACT OF 1935. NSP is currently exempt from the registration and other requirements of the 1935 Act, other than from Section 9(a)(2) thereof, pursuant to Section 3(a)(2) of the 1935 Act and by order of the SEC. Prior to the Effective Time, NSP will make the necessary filing pursuant to the Rules of the SEC under the 1935 Act to remain exempt and, at approximately the same time, NSP expects to seek an order from the SEC confirming that it will continue to be exempt from all requirements of the 1935 Act, other than Section 9(a)(2) thereof.

    ANTITRUST CONSIDERATIONS. The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. Neither BMG nor NSP believes that the Merger will violate federal antitrust laws. NSP and BMG filed their premerger notifications pursuant to the HSR Act on March 25, 1998. Early termination of the waiting period under the HSR Act became effective on April 3, 1998. The requirements of the HSR Act will be satisfied if the Merger is consummated within one year from the termination of the waiting period.

    OTHER. NSP and BMG each have permits, licenses, and franchises that may need to be renewed or replaced as a result of the Merger. NSP and BMG do not anticipate any difficulties at the present time in obtaining such renewals or replacements.

    GENERAL. Under the Merger Agreement, NSP and BMG have agreed to use all commercially reasonable efforts to obtain all permits, licenses, franchises and other governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties have sought or may seek intervention in these proceedings to oppose the Merger or to have conditions imposed upon the receipt of necessary approvals. While NSP and BMG believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Merger that final orders approving the Merger be obtained from the various federal and state commissions described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of BMG or NSP and its subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Merger.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

THE MERGER

    The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of BMG, and the satisfaction or waiver of the other conditions to the Merger, including obtaining the requisite regulatory approvals, BMG will be merged with and into NSP, with NSP as the surviving corporation.

    If the Merger Agreement is approved by the shareholders of BMG, and the other conditions to the Merger are satisfied or waived, the closing of the Merger (the "Closing") will take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois at 10:00 a.m., local time, on the second business day immediately following the date on which the last of the conditions referred to below under "The Merger Agreement--Conditions to Each Party's Obligation to Effect the Merger" is fulfilled or waived, or at such other time and date as NSP and BMG shall mutually agree (the "Closing Date"). On or after the Closing Date, the Merger will become effective at the Effective Time, as specified in the articles of merger filed by NSP with the Secretary of State of the State of Minnesota and with the Arizona Commission.

    CONSUMMATION OF THE MERGER.  Upon consummation of the Merger:

    - Each share of BMG Common Stock that is owned by BMG as treasury stock shall be cancelled and cease to exist.

    - Each issued and outstanding share of BMG Common Stock (other than shares that are cancelled as described above and BMG Dissenting Shares) will be cancelled and converted into the right to receive a fraction of a share of NSP Common Stock equal to the quotient derived by dividing (A) $17,750,000 by (B) the product of (i) the Average NSP Share Price and (ii) the Outstanding BMG Stock. Pursuant to the Merger Agreement, an additional number of shares of NSP Common Stock equal to $1,500,000 divided by the Average NSP Share Price will be placed in escrow as soon as practicable after the Effective Time to satisfy the indemnification claims, if any, of NSP under the Merger Agreement. Such shares, net of any indemnification claims, will be distributed pro rata to the former holders of BMG Common Stock on or about the first anniversary of the Closing Date.

    - BMG Dissenting Shares will not be cancelled and converted into the right to receive NSP Common Stock in the Merger but will be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the ABCA, unless and until the right of such holder to receive fair value for such BMG Dissenting Shares terminates in accordance with the ABCA, in which case such shares will cease to be BMG Dissenting Shares and will represent the right to receive NSP Common Stock pursuant to the Merger Agreement.

    If any holder of BMG Common Stock would be entitled to receive a number of shares of NSP Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive a cash payment in an amount determined by multiplying the fractional share interest by the Average NSP Share Price.

    As soon as practicable after the Effective Time, NSP (or an exchange agent engaged by NSP in its sole discretion (the "Exchange Agent")) will mail to each holder of record of a BMG Certificate which immediately prior to the Effective Time represented outstanding shares of BMG Common Stock that were converted into the right to receive shares of NSP Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the BMG Certificates for certificates representing shares of NSP

Common Stock. Upon surrender of a BMG Certificate to NSP or the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents, if any, as NSP or the Exchange Agent may require, the holder of such BMG Certificate will be entitled to receive a certificate representing that number of whole shares of NSP Common Stock and any cash in lieu of a fractional share of NSP Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement. Until surrendered, each BMG Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of NSP Common Stock and cash in lieu of any fractional share of NSP Common Stock.

    No dividends or other distributions declared or made after the Effective Time with respect to shares of NSP Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered BMG Certificate and no cash payment in lieu of fractional shares will be paid to any such holder until such BMG Certificate is surrendered. After such surrender, subject to applicable law, there will be paid to such holder, without interest, the unpaid dividends and distributions, and any cash payment in lieu of a fractional share, to which such holder is entitled.

HOLDERS OF BMG COMMON STOCK SHOULD NOT SEND IN THEIR BMG CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

ESCROW AGREEMENT

    Pursuant to the Merger Agreement, upon consummation of the Merger, NSP will deliver into escrow (the "Escrow Account") to be governed by the terms of an escrow agreement (the "Escrow Agreement") certificates representing a number of shares of NSP Common Stock equal to $1,500,000 divided by the Average NSP Share Price to satisfy the indemnification claims, if any, of NSP under the Merger Agreement. Unless any claims by NSP are pending on the first anniversary of the Closing Date, all of the shares of NSP Common Stock then held in the Escrow Account shall be distributed to the persons who were holders of BMG Common Stock immediately prior to the Effective Time based on the proportion that the number of shares of BMG Common Stock held by each such holder at the Effective Time (other than holders of BMG Dissenting Shares) bears to the Outstanding BMG Stock. If there are any claims of NSP pending on the first anniversary of the Closing Date, the number of shares of NSP Common Stock determined by dividing the amount of such claims by the Average NSP Share Price shall remain in the Escrow Account until such claims are finally resolved. Upon the satisfaction in full of each such indemnification claim, the shares of NSP Common Stock held pursuant to such claim shall be distributed to the same former holders on the same basis as described above.

    BMG has asked Bernard C. Ziegler to serve as the designee (the "Designee") of the BMG shareholders under the Escrow Agreement. The Designee is currently a director and shareholder of BMG. The Designee will be responsible for responding to any indemnification claims by NSP, for asserting any indemnification claims on behalf of the BMG shareholders (to the extent, and only to the extent, the BMG shareholders provide the funds necessary to assert such claims) and for otherwise representing the BMG shareholders in connection with the Escrow Account and the escrowed funds. The Designee shall not be compensated for his services as such, and all decisions of the Designee shall be final and binding on all of the BMG shareholders. The Designee shall not be liable to any BMG shareholder for any action or failure to act except as a result of his own intentional misconduct. By voting in favor of the Merger, the BMG shareholders also shall be deemed to be voting in favor of the appointment of the Designee on the terms set forth above.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by BMG relating to, among other things: (a) BMG's organization and similar corporate matters; (b) BMG's capital structure; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) statutory approvals; (e) BMG's compliance with applicable laws and agreements; (f) BMG's financial statements and the accuracy of information contained therein; (g) the absence of any material adverse change in BMG's business, assets, financial condition, results of operations, or prospects; (h) the absence of adverse material suits, claims or proceedings, and other litigation issues; (i) the accuracy of information supplied by BMG for use in the Registration Statement of which this Proxy Statement/ Prospectus forms a part; (j) tax matters; (k) certain agreements relating to certain employment, consulting and benefits matters; (1) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (m) labor matters; (n) compliance with all applicable environmental laws, possession of all material environmental, health, and safety permits and other environmental issues; (o) the regulation of BMG as a public utility in Arizona; (p) the shareholder vote required in connection with the Merger Agreement and the transactions contemplated thereby (as set forth in this Proxy Statement/Prospectus); (q) that neither BMG nor any of its affiliates has taken or agreed to take any action that would prevent NSP from accounting for the Merger as a pooling of interests; (r) the applicability of certain provisions of Arizona law relating to changes in control; (s) the delivery of a fairness opinion by Principal Financial Securities, Inc.; (t) insurance against customary risks; (u) the absence of undisclosed liabilities; (v) BMG's good title to its properties and assets; (w) intellectual property matters; (x) affiliate transactions; (y) real and personal property; and (z) material contracts.

    The Merger Agreement also contains customary representations and warranties by NSP relating to, among other things: (a) NSP's organization and similar corporate matters; (b) NSP's capital structure; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) statutory approvals; (e) NSP's reports and financial statements filed with the SEC and the accuracy of information contained therein; (f) the absence of any material adverse change in NSP's business, assets, financial condition, results of operations, or prospects; and (g) the accuracy of information supplied by NSP for use in the Registration Statement of which this Proxy Statement/Prospectus forms a part.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, BMG has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement or as otherwise consented to in writing by NSP, BMG will, subject to certain exceptions specified therein, among other things: (a) carry on its business only in the ordinary course consistent with prior practice; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock; (c) not issue or encumber any capital stock, rights, warrants, options or convertible or similar securities; (d) not amend its articles of incorporation or bylaws; (e) not engage in acquisitions; (f) not make any capital expenditures in excess of the amount budgeted; (g) not sell, lease, encumber or otherwise dispose of assets other than planned or ordinary course of business dispositions and encumbrances;
(h) not incur indebtedness (or guarantees thereof), other than short-term indebtedness in the ordinary course of business consistent with prior practice;
(i) not enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other agreement, commitment, arrangement, plan or policy; (j) not make any changes in its accounting methods other than as required by law or generally accepted accounting principles; (k) not take any action which would, or would be reasonably likely to, prevent NSP from accounting for the business combination to be effected by the Merger as a pooling of interests; (l) not take any action that would adversely affect the status of the Merger as a tax-free transaction;
(m) not enter into agreements with affiliates other than on an arm's-length basis; (n) provide reasonable access to BMG's books and records and notify NSP of any significant changes; (o) discuss with NSP any proposed changes in the rates or charges of BMG or standards of service or accounting; consult with NSP prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators; and not make any filing to change the rates of BMG that would have a material adverse effect on the benefits associated with the

Merger; (p) use all commercially reasonable efforts to obtain certain third-party consents to the Merger; (q) refrain from taking specified actions relating to tax matters; (r) not discharge or satisfy any claims, liabilities or obligations, other than discharges in the ordinary course of business or in accordance with their terms, of liabilities reflected in the most recent BMG financial statements; (s) not, except in the ordinary course of business, change the status of any of its material contracts or agreements or waive or release or assign any material rights or claims; and (t) maintain adequate insurance and use reasonable efforts to maintain all existing governmental permits.

    The Merger Agreement provides that, if the parties are unable to obtain the necessary statutory approvals and other third-party consents which are necessary to effect the strategic combination of NSP and BMG in the form contemplated by the Merger Agreement, and the adoption of an alternative structure (that otherwise substantially preserves for NSP and BMG the economic benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that BMG will not, and will not permit any of its representatives to, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined herein), or, in the event of an unsolicited Business Combination Proposal, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal, PROVIDED, HOWEVER, that BMG may, at any time prior to the approval of the Merger Agreement by the BMG shareholders, engage in discussions or negotiations with a third party and may furnish such third party information concerning itself and its business, properties and assets if, and only to the extent that, (A)(x) such third party shall first have made an unsolicited written proposal to the BMG Board (which proposal may be conditional) to consummate a Business Combination Proposal which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of BMG, and if consummated, based on the advice of BMG's investment bankers, the BMG Board has determined is financially more favorable to the shareholders of BMG than the terms of the Merger; (y) the BMG Board has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Business Combination Proposal; and (z) the BMG Board shall have determined in good faith, based upon the written advice of outside counsel, that such action is required by its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into negotiations with such third party, BMG (x) provides prompt notice to NSP to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement in reasonably customary form. BMG must notify NSP orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, must keep NSP informed of the status and details of any such inquiry, offer or proposal, and must give NSP five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Upon compliance with the foregoing, BMG will be entitled to (1) not recommend or change its recommendation concerning the Merger; and (2) provided it first negotiates with NSP to make such adjustments in the terms and conditions of the Merger Agreement as would enable BMG to proceed with the Merger on such adjusted terms, enter into an agreement with such third party concerning a Business Combination Proposal provided that BMG shall immediately make payment in full to NSP of a fee of $570,000. As used above, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BMG, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of BMG, other than pursuant to the transactions contemplated by the Merger Agreement.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

    The respective obligations of BMG and NSP to effect the Merger are subject to the following conditions: (a) the approval of the Merger Agreement by the shareholders of BMG shall have been obtained; (b) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents consummation of the Merger; (c) the Registration Statement shall have become effective and shall not be the subject of a stop order; (d) the shares of NSP Common Stock issuable in connection with the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance; (e) the receipt of all material governmental authorizations, consents, orders or approvals which do not impose terms or conditions which could reasonably be expected to have a material adverse effect; (f) the receipt by BMG and the shareholders of BMG of a tax opinion, which opinion shall not have been withdrawn or modified in any material respect as of the Closing Date, from Fennemore Craig, P.C. that the Merger will be treated as a tax-free reorganization; (g) with respect to each of NSP and BMG, the accuracy in all material respects of the representations and warranties of the other party set forth in the Merger Agreement as of December 29, 1997 and as of the Closing Date; (h) with respect to each of NSP and BMG, the performance in all material respects of all obligations of the other party required to be performed under the Merger Agreement; (i) BMG and NSP having received officers' certificates from each other stating that certain conditions set forth in the Merger Agreement have been satisfied; (j) the receipt by each party of a legal opinion from the other party's legal counsel; and (k) with respect to each of NSP and BMG, that the other party have entered into the Escrow Agreement (substantially in the form of an exhibit to the Merger Agreement).

    In addition, the obligation of NSP to effect the Merger is further subject to the following conditions: (a) no material adverse effect on the business, assets, financial condition, results of operations or prospects of BMG shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have such a material adverse effect; (b) the number of BMG Dissenting Shares not constituting in excess of 5% of the issued and outstanding shares of BMG Common Stock; (c) the receipt by each of BMG and NSP of letters from their independent accountants, dated the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles and applicable SEC regulations; (d) the receipt by BMG of certain material third-party consents; (e) the receipt by NSP of letter agreements relating to trading in securities of NSP (substantially in the form attached as an exhibit to the Merger Agreement), duly executed by each affiliate of BMG; (f) the receipt by NSP of certain tax certificates from BMG; and (g) the receipt by NSP of an order from the SEC under the 1935 Act stating that it shall continue as an exempt holding company under Section 3(a)(2) of the 1935 Act following completion of the Merger. As indicated previously, NSP does not intend to obtain an order from the SEC under the 1935 Act prior to the Effective Time, but instead will make the necessary filing pursuant to the Rules of the SEC under the 1935 Act to remain an exempt holding company under the 1935 Act.

    In addition, the Merger Agreement provides that it shall be a further condition to the obligation of BMG to effect the Merger that the Average NSP Share Price shall not be less than $14.6875.

    At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to NSP's or BMG's obligations to consummate the Merger may be waived by such party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "--Amendment and Waiver."

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of BMG: (a) by mutual written consent of the NSP Board and the BMG Board; (b) by either NSP or BMG, if the Effective Time shall not have occurred on or before September 30, 1998 (which date shall be extended to December 31, 1998 if the required statutory approvals and consents have not been obtained by September 30, 1998, but all other conditions to Closing shall be, or shall be capable of being, fulfilled); provided, however, that such right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date; (c) by either NSP or BMG, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written advice of outside counsel for such party, of prohibiting the Merger, or if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; (d) by BMG, at any time prior to the time at which the shareholders of BMG approve the Merger Agreement, upon five days' prior notice to NSP, if, as a result of a Business Combination Proposal, the BMG Board determines in good faith that its fiduciary obligations under applicable law require that such Business Combination Proposal be accepted; provided, however, that (i) the BMG Board shall have received the written advice of outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by NSP in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such Business Combination Proposal ; (ii) prior to any such termination, BMG shall, and shall cause its respective financial and legal advisors to, negotiate with NSP to make such adjustments in the terms and conditions of the Merger Agreement as would enable BMG to proceed with the transactions contemplated in the Merger Agreement on such adjusted terms; and (iii) the termination described in this clause (d) shall not be effective unless and until BMG shall have paid to NSP in full a fee of $570,000; (e) by BMG, by written notice to NSP, if (i) there exist material inaccuracies of the representations and warranties of NSP made in the Merger Agreement as of the date of the Merger Agreement and such inaccuracies shall not have been remedied within 20 days after receipt by NSP of notice in writing from BMG, specifying the nature of such inaccuracies and requesting that they be remedied, or (ii) NSP (and/or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants under the Merger Agreement and such failure to perform or comply shall not have been remedied within 20 days after receipt by NSP of notice in writing from BMG, specifying the nature of such failure and requesting that it be remedied or; (f) by NSP, by written notice to BMG, if (i) there exist material inaccuracies of the representations and warranties of BMG made in the Merger Agreement as of the date of the Merger Agreement, and such inaccuracies shall not have been remedied within 20 days after receipt by BMG of notice in writing from NSP, specifying the nature of such inaccuracies and requesting that they be remedied, (ii) BMG shall not have performed and complied with certain of its agreements and covenants relating to the absence of changes in capitalization or issuance of securities or shall have failed to perform and comply with, in all material respects, its other agreements and covenants under the Merger Agreement, and such failure to perform or comply shall not have been remedied within 20 days after receipt by BMG of notice in writing from NSP, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of BMG or any committee thereof (A) shall fail to approve or recommend the Merger Agreement or the Merger or shall withdraw or modify in any manner adverse to NSP its approval or recommendation of the Merger Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon NSP's request, (C) shall make any recommendation with respect to a Business Combination Proposal other than a recommendation to reject such Business Combination Proposal, (D) shall take any action prohibited by the non-solicitation provisions of the Merger Agreement or (E) shall resolve to take any of the actions specified in the foregoing clauses (A), (B), (C) or (D).

    In the event of termination of the Merger Agreement by either BMG or NSP as provided above, there shall be no liability or obligation on the part of either BMG or NSP or their respective officers or directors thereunder other than: to pay certain fees and expenses pursuant to certain specified provisions of the Merger Agreement described below under "--Termination Fees" and " --Expenses"; with respect to the parties' indemnification obligations for breaches of representations, warranties, covenants and agreements; and to comply with certain other specified provisions of the Merger Agreement, and except that termination of the Merger Agreement shall not relieve any party from liability for any breach of the Merger Agreement.

TERMINATION FEES

    The Merger Agreement provides that if the Merger Agreement is terminated by BMG pursuant to the provisions of the Merger Agreement described in clause (d) under "--Termination" above, or by NSP pursuant to the provisions of the Merger Agreement described in clause (f)(iii) under "--Termination" above, then BMG will be obligated to pay NSP, not later than two business days after the date of such termination, a fee of $570,000

    The aggregate amount payable by BMG pursuant to the provisions described in the immediately preceding sentence and upon a required repurchase of an Option or Option Shares (as defined herein) pursuant to the Stock Option Agreement may not exceed $800,000. See "The Stock Option Agreement."

    The Merger Agreement further provides that if NSP terminates the Merger Agreement pursuant to the provisions of the Merger Agreement described in clause
(b) under "--Termination" above (but only if a condition or conditions to NSP's obligation to effect the Merger described in clauses (b), (c), (d) or (e) of the first paragraph or clause (e) of the second paragraph under "--Conditions to Each Party's Obligation to Effect the Merger" above is not fulfilled or a condition to BMG's obligation to effect the Merger is not fulfilled, then NSP will be obligated to pay BMG, not later than two business days after the date of such termination, a fee of $50,000 and all costs incurred by BMG in obtaining the PFS fairness opinion and a "cold comfort" letter from BMG's independent accountants.

    The Merger Agreement further provides that all termination fees constitute liquidated damages and not a penalty and, if one party should fail to pay any termination fee due, the defaulting party shall pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee.

EXPENSES

    Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, except that those expenses incurred in connection with printing and filing of this Proxy Statement/Prospectus shall be borne solely by NSP.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the Boards of Directors of the parties thereto, at any time before or after approval thereof by the shareholders of BMG and prior to the Effective Time, but after such approval, no such amendment shall alter or change the amount or kind of shares, rights or manner of conversion of such shares, alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of BMG Common Stock, except for alterations or changes that could otherwise be adopted by the BMG Board without the further approval of such shareholders. The parties to the Merger

Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law.

INDEMNIFICATION

    The Merger Agreement provides that from the date of the Merger Agreement until the Effective Time, BMG shall, and after the Effective Time, the shareholders of BMG shall, indemnify, save and hold harmless NSP, its affiliates and its subsidiaries (the "NSP Group") from and against any and all costs, losses (including without limitation diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any environmental law (including without limitation any clean-up or remedial action) and reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), arising out of or resulting from (i) any breach of any representation or warranty made by BMG in the Merger Agreement or in any certificate delivered under the Merger Agreement; or (ii) any breach of any covenant or agreement made by BMG in the Merger Agreement or in any certificate delivered under the Merger Agreement, PROVIDED, HOWEVER, that such indemnification obligation shall in all events be solely to the extent of the shares of NSP Common Stock deposited in the Escrow Account. See "--Escrow Agreement."

    The Merger Agreement also provides that NSP shall indemnify, save and hold harmless BMG and its affiliates, from the date of the Merger Agreement until the Effective Time, and the shareholders of BMG, after the Effective Time (the "BMG Group") from and against any and all Damages arising out of or resulting from
(i) any breach of any representation or warranty made by NSP in the Merger Agreement or in any certificate delivered under the Merger Agreement; or (ii) any breach of any covenant or agreement made by NSP in the Merger Agreement or in any certificate delivered under the Merger Agreement, PROVIDED, HOWEVER, that there will be an aggregate ceiling on such indemnification obligation equal to $1,500,000.

    Neither party shall be entitled to indemnification under the Merger Agreement unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification within the earlier of (x) one year after the Effective Time and (y) with respect to those matters for which claims for indemnification must be asserted not later than the date of issuance of the first independent audit report on the combined annual audited financial statements of NSP and BMG (the "Financial Statements Date") in order to account for the Merger as a pooling of interests, the Financial Statements Date.

                           THE STOCK OPTION AGREEMENT

    The following is a brief summary of the terms of the Stock Option Agreement, a copy of which is attached as Annex B and which is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stock Option Agreement. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, BMG from considering or proposing such a transaction, even if such persons were prepared to offer to pay consideration to shareholders of BMG, which had a higher value than the shares of the NSP Common Stock to be received per share of BMG Common Stock.

GENERAL

    Pursuant to the Stock Option Agreement entered into concurrently with the Merger Agreement, BMG has granted to NSP an irrevocable option to purchase up to 181,386 authorized but unissued shares of BMG Common Stock (collectively, the "Option Shares") representing 19.9% of the outstanding BMG Common Stock on December 29, 1997, subject to adjustments provided therein (the "Option"). The Option exercise price per share for BMG Common Stock is $21.12. The exercise price is payable, at NSP's option, in cash or, subject to any required governmental approvals, shares of NSP Common Stock.

    The Option may be exercised by NSP, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by NSP (regardless of whether the Merger Agreement is actually terminated) or is terminated by BMG, in each case under circumstances which would entitle NSP to payment of the $570,000 termination fee under the Merger Agreement (each a "Trigger Event") described above under "The Merger Agreement--Termination Fees," regardless of whether there occurs a closing of any Business Combination Proposal. The Option will terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to its terms (other than a termination upon or during the continuance of a Trigger Event), or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or, if at the expiration of such 180-day period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than December 29, 2000).

    Notwithstanding the foregoing, the Option may not be exercised (a) if NSP is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements contained in the Merger Agreement or the Stock Option Agreement, or (b) until all necessary regulatory approvals have been obtained for the acquisition of shares pursuant to such Option.

CERTAIN REPURCHASES

    NSP PUT. Under the terms of the Stock Option Agreement, at any time during which the Option is exercisable (the "Repurchase Period"), NSP has the right to require BMG to repurchase from NSP all or any portion of the Option or, at any time prior to September 30, 1998 (PROVIDED that such date shall be extended to December 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement has been extended to December 31,
1998), all or any portion of the Option Shares purchased pursuant to the exercise of the Option. The amount that BMG will pay to NSP to repurchase the Option is the difference between the Offer Price (as defined below) for shares of BMG Common Stock as of the date NSP gives notice of its intent to exercise its repurchase rights (the "Notice Date") and the exercise price for the Option, multiplied by the number of Option Shares purchasable pursuant to the Option, or the portion thereof to be so repurchased, but only if the Offer Price is greater than such exercise price. The amount that BMG will pay to NSP to repurchase the Option Shares is the exercise price paid by NSP for the Option Shares plus the difference between the Offer Price and the exercise price paid by NSP for the Option Shares (but only if the Offer Price is greater than such exercise price), multiplied by the number of Option Shares to be so repurchased. The Stock Option Agreement defines "Offer Price" as the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other offer with respect to a Business Combination Proposal which was made prior to the Notice Date and not terminated or withdrawn as of such date.

    NSP CALL. At any time prior to September 30, 1998 (which date may be extended to December 31, 1998 under the circumstances described above), NSP may also require BMG to sell to NSP any shares of NSP's Common Stock delivered by NSP to BMG in payment for the exercise price of the Option, at the price attributed to such shares for such purpose plus interest at the rate of 7% PER ANNUM (from the date of the delivery of such shares through the date of such repurchase) less any dividends paid or declared and payable thereon.

VOTING

    Each party has agreed to vote, until December 29, 2002, any shares of the capital stock of the other party acquired pursuant to the Stock Option Agreement ("Restricted Shares") or otherwise beneficially owned by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party is voted for and against such matter.

RESTRICTIONS ON TRANSFER

    The Stock Option Agreement provides that, until December 29, 2002, neither party may, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares except as specifically provided for in the Stock Option Agreement.

REGISTRATION RIGHTS

    Following the termination of the Merger Agreement, BMG has the right to have Restricted Shares registered under the Securities Act for sale in a public offering. The Stock Option Agreement also provides that, following the termination of the Merger Agreement, either party may sell any Restricted Shares pursuant to a tender or exchange offer approved or recommended, or otherwise determined to be fair and in the best interests of such other party's shareholders, by a majority of the Board of Directors of such other party.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                     NSP COMMON STOCK AND BMG COMMON STOCK

INTRODUCTION

    NSP is incorporated under the laws of the State of Minnesota and BMG is incorporated under the laws of the State of Arizona. If the Merger is consummated, the holders of BMG Common Stock, whose rights as shareholders are currently governed by Arizona law, the BMG Articles of Incorporation (the "BMG Articles"), and the By-Laws of BMG (the "BMG By-Laws"), will, upon the exchange of their BMG Common Stock pursuant to the Merger Agreement, become holders of shares of NSP Common Stock, and their rights as such will be governed by Minnesota law, the NSP Articles of Incorporation (the "NSP Articles"), and the By-Laws of NSP (the "NSP By-Laws"). The material differences between the rights of holders of BMG Common Stock and the rights of holders of NSP Common Stock, resulting from differences in their governing documents and the application of Arizona or Minnesota law thereto, are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of NSP Common Stock under applicable Minnesota laws, the NSP Articles and the NSP By-Laws or a comprehensive comparison with the rights of the holders of BMG Common Stock under applicable Arizona laws, the BMG Articles and the BMG By-Laws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the MBCA and the NSP Articles and NSP By-Laws, and to the ABCA and the BMG Articles and BMG By-Laws to which holders of BMG Common Stock are referred.

AUTHORIZED CAPITAL STOCK

    The BMG Articles provide that BMG is authorized to issue ten million (10,000,000) shares of no par value capital stock.

    The MBCA requires that a corporation's articles of incorporation set forth the aggregate number of shares of stock which the corporation has the authority to issue, and, if separate classes or series are to be issued, the articles shall also set forth (or allow the board to establish) the classes or series into which such stock may be divided and the number of shares of each class which the corporation is authorized to issue and, if there is more than one class or series, the relative rights and preferences of each class or series. The NSP Articles provide that NSP has authority to issue one hundred and sixty million (160,000,000) NSP Common Shares and seven million (7,000,000) preferred shares, par value one hundred dollars ($100) per share ("NSP Preferred Shares"). At NSP's 1998 Annual Meeting of Shareholders, the NSP shareholders are expected to consider and vote upon a proposal to increase the authorized NSP Common Shares to three hundred and fifty million (350,000,000).

BOARD OR SHAREHOLDER APPROVED PREFERRED STOCK

    The BMG Articles provide for only one class of authorized capital stock (i.e., the BMG Common Stock), and there is no authorized preferred stock. Thus, any creation and issuance of preferred stock by BMG would require an amendment to the BMG Articles and, therefore, shareholder approval.

    The MBCA permits a corporation's articles of incorporation to allow its directors to determine the designation of a class or series and to fix the relative rights and preferences of a class or series of stock. The NSP Articles grant such power to the NSP Board of Directors. Currently, there are eleven series of NSP Preferred Shares authorized and an aggregate of 1,050,000 NSP Preferred Shares outstanding.

VOTING RIGHTS

    The ABCA provides that each share of BMG Common Stock is entitled to one vote on all matters to be voted on by shareholders. Shareholders are entitled to cumulate their votes in the election of directors. See "Election of Directors" below.

    The MBCA provides that, unless a corporation's articles of incorporation (or, in the case of clause (i) below, the terms of the shares or, in the case of clause (ii) below, the corporation's by-laws) specify otherwise: (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote constitutes a quorum, and (iii) action on a matter (other than matters, such as mergers and sales of substantially all assets, which require the affirmative vote described below) is approved by the greater of (a) a majority of the voting power of the shares present and entitled to vote on such matter or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. The NSP Articles provide that, except as set forth in the next sentence, holders of NSP Common Shares are entitled to one vote per share on all matters as to which stockholders are entitled to vote, holders of the NSP Preferred Shares designated as the "$3.60 Series" are entitled to three votes per share on all matters as to which stockholders are entitled to vote, and holders of all other series of NSP Preferred Shares are entitled to one vote per share on all matters as to which stockholders are entitled to vote. If and when dividends payable on any series of NSP Preferred Shares are in default in an amount equivalent to the amount payable thereon during the immediately preceding 12-month period, and until such default has been remedied, holders of the NSP Preferred Shares, voting as a class and without regard to series, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of NSP Common Shares, voting separately as a class, shall be entitled to elect the remaining directors. Shareholders are entitled to cumulate their votes in the election of directors. See "Election of Directors" below. The NSP Articles also provide that certain corporate actions, including issuances of certain securities and certain business combinations, require the approval of a majority of the NSP Preferred Shares, without regard to series.

NUMBER OF DIRECTORS

    Under the ABCA and the BMG Articles, the BMG Board of Directors consists of not less than two nor more than twelve directors, with the exact number of directors to be determined from time to time by the shareholders or the BMG Board of Directors.

    The MBCA provides that the number of directors shall be fixed by or determined in the manner provided in the corporation's articles of incorporation or the by-laws. The NSP Articles provide that the NSP Board of Directors shall be composed of not less than three (3) nor more that seventeen (17) directors, with the exact number of directors fixed from time to time by the NSP By-Laws. The NSP By-Laws provide that the NSP Board of Directors shall consist of not less than seven (7) nor more than fifteen (15) directors. The NSP Board of Directors currently consists of ten (10) members.

ELECTION OF DIRECTORS

    Under the ABCA, the BMG Articles and the BMG By-Laws, directors of BMG are elected by a plurality vote at the annual meeting of shareholders and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Article XIV of the Arizona Constitution and the BMG By-Laws mandate cumulative voting in the election of directors at meetings at which directors are to be elected. Under cumulative voting, each shareholder has the right to cast as many votes in the aggregate as he or she is entitled to vote multiplied by the number of directors to be elected, and may cast the whole number of such votes for one candidate or distribute such votes among two or more candidates.

    Under the MBCA, the method of election for directors may be imposed by or in the manner provided in the corporation's articles of incorporation or by-laws. The MBCA provides that unless the articles of incorporation provide otherwise, the shareholders of a corporation can elect directors by cumulative voting. The NSP Articles specifically permit cumulative voting.

    The MBCA permits, but does not require, a corporation to divide its directors into classes as provided in its articles of incorporation and by-laws. The NSP By-Laws provide for three classes of directors elected to staggered three-year terms. In general, under the MBCA, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of the proportion or number of voting power of the shares of the classes or series the director represents sufficient to elect them, unless the articles of incorporation or by-laws otherwise provide. The NSP Articles and By-Laws do not modify the statutory removal provisions.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

    Under the ABCA, certain mergers and consolidations and the sale of all or substantially all of the assets of BMG other than in the usual and regular course of BMG's business must be approved by the affirmative vote of the holders of a majority of the outstanding voting stock of BMG. Other transactions, such as sales of less than substantially all of BMG's assets, certain mergers in which BMG is the surviving corporation, and mergers involving a 90% or more owned subsidiary of BMG, do not require shareholder approval.

    The MBCA also generally requires approval of any merger or sale of substantially all the assets of a corporation that is not in the usual or regular course of business by a majority of the voting power of all shares entitled to vote. Under the MBCA, the articles of incorporation may provide for a greater vote. The NSP Articles do not contain such a provision.

SPECIAL MEETINGS OF SHAREHOLDERS

    Under the ABCA and the BMG By-Laws, a special meeting of BMG's shareholders may be called at any time by the President, any Vice President or the Board of Directors, and shall be called upon the written request of shareholders of record holding in the aggregate a majority of the outstanding shares of BMG Common Stock entitled to vote.

    Under the MBCA, a special meeting of shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, the person or persons authorized by the articles of incorporation or by-laws to call a special meeting, or upon demand of a shareholder or shareholders holding ten percent (10%) or more of the voting power of the shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called upon demand of a shareholder or shareholders holding twenty-five percent (25%) or more of the voting power of the shares entitled to vote. Such shareholders must deliver to the chief executive officer or the chief financial officer one or more written demands for the meeting, stating the purpose or purposes for which it is to be held. The NSP By-Laws state that a special meeting of shareholders may be called and held as provided by the MBCA.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    The ABCA provides that any action required to be taken or which may be taken at a meeting of shareholders may be taken by unanimous written consent of the shareholders.

    The MBCA provides that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing. The NSP Articles and By-Laws do not elaborate on this provision.

AMENDMENT OF ARTICLES OF INCORPORATION

    The BMG Articles may be amended in accordance with the ABCA, which requires the affirmative vote of a majority of the outstanding shares of BMG stock entitled to vote thereon. Certain minor amendments may be accomplished by the BMG Board of Directors without shareholder approval.

    Except as otherwise provided in the MBCA, the MBCA requires shareholder approval of amendments to a corporation's articles of incorporation. To amend the articles of incorporation, a resolution approved by the affirmative vote of a majority of the directors present, or proposed by a shareholder or shareholders holding three percent (3%) or more of the voting power of shares entitled to vote (and, in the event that the corporation is publicly held, this provision does not conflict with federal securities laws), that sets forth the proposed amendment shall be submitted to the shareholders. The amendment is generally approved by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except that if the articles of incorporation or the MBCA provide for a greater number of votes to adopt such amendment, such greater number shall be necessary to amend that provision. A separate vote by class or series to approve an amendment to the articles of incorporation must be held if the proposed amendment would, among other things, (i) change the rights or preferences of the shares of the class or series or (ii) change the aggregate number of authorized shares of the class or series. The NSP Articles provide that the NSP Articles may not be amended to increase the amount of authorized NSP Preferred Shares, or to authorize additional series of preferred stock that would be on a parity with the NSP Preferred Shares as to assets or dividends, without the vote of the holders of a majority of the total number of shares of all series of NSP Preferred Shares then outstanding (without regard to class or series). The NSP Articles further provide that the NSP Articles may not be amended to authorize any class of stock that would be preferred as to assets or dividends over the NSP Preferred Shares or to change the express terms and provisions of the NSP Preferred Shares in any manner substantially prejudicial to the holders thereof, without the vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the total number of NSP Preferred Shares then outstanding (without regard to series).

AMENDMENT OF BY-LAWS

    Subject to certain exceptions, the ABCA provides that the BMG By-Laws may be amended by either the BMG Board of Directors or BMG's shareholders. The BMG By-Laws provide that certain portions thereof (relating to the corporate seal; amendments to the BMG By-Laws; the resignation and removal of directors and the filling of vacancies; and quorum, inspection and voting requirements with respect to shareholders' meetings) may be amended only by a majority vote of BMG's shareholders.

    Under the MBCA, a corporation's shareholders retain the power to amend the corporation's by-laws at any time, and the board of directors also has the power to amend the by-laws except for certain provisions relating to quorums of stockholders and certain matters relating to directors. The NSP Articles vest power to amend the NSP By-Laws in the board of directors, subject to the power of the stockholders to change or repeal the NSP By-Laws, provided that the board of directors is not vested with the power to amend those provisions of the NSP By-Laws fixing the number, qualifications, classifications, or terms of office of the directors. The NSP By-Laws provide that the NSP By-Laws may be amended by the shareholders or the board of directors as provided by the NSP Articles.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The ABCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action or failure to act as a director, except that such a provision cannot eliminate or limit liability for:
(1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) liability for an improper distribution by the corporation to its shareholders; or (4) an intentional violation of criminal law. The BMG Articles provide that the personal liability of directors and former directors of BMG to BMG for monetary damages shall be limited to the fullest extent now and hereafter permitted by Arizona law.

    The ABCA also permits a corporation to indemnify directors, officers, employees or agents of the corporation who are made a party to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation only if that person acted in good faith and reasonably believed (a) in the case of conduct in the person's official capacity with the corporation that the person's conduct was within its best interest; and (b) in all other cases, the person's conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the person must have had no reasonable cause to believe that the person's conduct was unlawful. Indemnification shall not be provided in respect of: (i) any proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or (ii) any proceeding charging improper personal benefit to the person, whether or not involving action in the person's official capacity for the corporation, in which the person was adjudged liable on the basis that personal benefit was improperly received by that person.

    Unless ordered by a court, indemnification pursuant to the foregoing may only be made by the corporation as authorized in a specific case upon a determination that indemnification is proper under the circumstances because the director, officer, employee or agent has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors of the corporation, acting by a majority vote of a quorum consisting of directors who are not parties to the proceeding; (b) by special legal counsel selected by a majority vote of the disinterested directors or, if there are no disinterested directors, by majority vote of the board; or (c) by the shareholders (but shares owned by or voted under the control of persons who are parties to the proceeding shall not be voted).

    In addition, the ABCA requires a corporation to indemnify a director, officer, employee or agent against expenses in connection with any lawsuit or proceeding if such person has been successful on the merits or otherwise in the defense of such lawsuit or proceeding. Further, a corporation is required to indemnify an outside director against liability except (1) in the cases described above in which indemnification is not permitted and (2) if a court determines that the director did not meet the applicable standard of conduct. A corporation may advance or pay expenses incurred by a director, officer, employee or agent in advance of final disposition of a proceeding if all of the following conditions exist: (a) the person furnishes the corporation with a written affirmation of the person's good faith belief that the person has met the applicable standard of conduct; (b) the person furnishes the corporation with a written undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification.

    The BMG By-Laws provide that BMG shall indemnify each director and officer of BMG against claims, liabilities and costs actually and necessarily incurred by the director in connection with any action in which the director is made a party by reason of his or her being, or having been, a director or officer of BMG, except with respect to matters as to which he is adjudged to be liable for actual negligence or misconduct in the performance of his or her duties. Such indemnification is also required with respect to any amount paid in compromise of any such asserted claim if the Board of Directors has first approved of the proposed settlement and determined that the director or officer was not guilty of actual negligence or misconduct.

    The MBCA permits a corporation to eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director through a provision in the corporation's articles of incorporation, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful distributions or violations of the Minnesota securities laws, (iv) any transaction from which the director received an improper personal benefit, or
(v) any act or omission occurring prior to the adoption of the provision in the articles of incorporation providing for limitation of liability. The NSP Articles provide for such limitation of liability.

    Under the MBCA, unless the articles of incorporation or by-laws otherwise provide, directors as well as officers and employees shall be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys' fees) incurred in connection with legal proceedings to which they are made, or threatened to be made, a party by reason of their present or former status as a director, officer or employee, if (i) they have not been indemnified by another organization, (ii) they acted in good faith, (iii) they received no improper personal benefit, (iv) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful, and (v) generally speaking, they reasonably believed their conduct to be in, or not opposed to, the corporation's best interests. Unless the articles of incorporation or by-laws otherwise provide, a corporation shall advance expenses reasonably incurred in a legal proceeding that may give rise to indemnification rights under the MBCA if (i) the director, officer or other individual furnishes a written affirmation or his or her good faith belief that he or she has met the applicable statutory standards for indemnification, (ii) he or she furnishes a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and (iii) a determination is made on behalf of the corporation, in the manner provided in the MBCA, that the facts then known would not preclude indemnification. The NSP By-Laws provide to directors, officers, employees, and agents indemnification to the full extent provided by the MBCA.

PAYMENT OF DIVIDENDS

    The ABCA provides that BMG may make distributions to its shareholders unless: (1) BMG would not be able to pay its debts as they become due in the usual course of business; or (2) BMG's total assets would be less than the sum of its total liabilities.

    The MBCA permits distributions by a corporation if, after giving effect to such distribution, the corporation will be able to pay its debts in the ordinary course of business, unless the articles of incorporation or by-laws otherwise limit distributions and subject to certain limitations for the benefit of certain preferred shares. The NSP Articles impose certain additional limitations on NSP's ability to pay dividends on the NSP Common Stock as long as NSP Preferred Shares are outstanding.

ANTI-TAKEOVER PROTECTION

    Arizona law places certain restrictions on control share acquisitions of and business combinations with interested shareholders by certain corporations. These restrictions apply only to "issuing public corporations." An "issuing public corporation" is a corporation that has a class of equity securities registered pursuant to Section 12 or is subject to Section 15(d) of the Securities Exchange Act of 1934 (i.e., is a public reporting company) or has elected to be subject to Arizona's corporate takeover statutes and which either
(a) is incorporated under Arizona law, or (b) has its principal place of business or principal executive office in Arizona and owns or controls assets in Arizona that have a fair market value of at least $1,000,000 and has more than 500 employees residing in Arizona. Because BMG is not a public reporting company and has not elected in the BMG Articles or the BMG By-Laws to be subject to Arizona's corporate takeover statutes, such statutes do not apply to BMG.

    Minnesota has also enacted legislation aimed at regulating takeovers of certain corporations and restricting certain business combinations with interested shareholders. Under the MBCA, if a publicly-held corporation such as NSP has an interested shareholder (a beneficial holder of at least ten percent (10%) of the outstanding voting shares, including an affiliate or associate of the corporation, who, within the preceding four years, was a ten percent (10%) shareholder regardless of such person's present shareholdings), the corporation is precluded from entering into certain specified business combinations (including mergers and sales of substantially all assets) with, or proposed by, or on behalf of, the interested shareholder (or affiliated or associated persons) for at least four years after the shareholder acquired its ten percent (10%) stock interest. The four year restriction does not apply, however, if a committee of the board of directors consisting of all of its disinterested directors (excluding current officers and employees of the corporation and persons who were officers or employees of the corporation within the preceding five years) approved the acquisition of the ten percent (10%) stock interest or the business combination before the date on which the shareholder acquired its ten percent (10%) interest.

    NSP is also subject to the control share acquisition provisions of the MBCA which, subject to certain exceptions, require the approval of the holders of a majority of the corporation's voting shares and a majority of the corporation's voting shares held by disinterested shareholders before a person purchasing twenty percent (20%) or more of the corporation's voting shares can vote the shares in excess of twenty percent (20%). Similar shareholder approvals are required at the thirty-three and one-third percent Charter (33 1/3%) and majority thresholds.

    The MBCA also contains "anti-greenmail" provisions which, under certain circumstances, restrict the ability of publicly-held corporations to repurchase shares for more than the market value thereof from a person or group holding shares constituting five percent (5%) or more of the corporation's voting power if such person or group has beneficially owned such shares for less than two years.

    Finally, the MBCA also contains a fair price provision, which provides that an offeror may not acquire shares of a publicly-held Minnesota corporation within two years following the offeror's last purchase of shares pursuant to a takeover offer with respect to that class, unless the shareholder is afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the shares to the offeror upon terms substantially equivalent to those provided in the earlier takeover offer. Share acquisitions covered by the fair price provision of the MBCA include those made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction. The MBCA's fair price provision does not apply, however, if the proposed acquisition of shares is approved by a committee of the board's disinterested directors before the purchase of any shares by the offeror pursuant to a takeover offer. Also, for purposes of the fair price provision, certain transactions are expressly excluded from the definition of a "takeover offer." Such exempted transactions include: (a) repurchase offers by the corporation, unless made in response to a hostile takeover bid; (b) tender offers which, if consummated, including the offeror's other share acquisitions within the preceding twelve months, would not result in the acquisition of more than two percent (2%) of a class of stock; and (c) offers for shares of certain regulated entities, including insurance companies, financial institutions and public service utilities.

    NSP has not opted out of any of the foregoing provisions, to the extent such an "opt out" is permissible.

DISSENTERS' RIGHTS

    For a discussion of dissenters' rights under the ABCA, see "The Merger--Dissenters' Rights."

    The MBCA grants shareholders the right to dissent and receive payment of the fair value of their shares in the event of certain amendments or changes to the articles of incorporation that materially and adversely affect their shares, or certain business transactions, including certain mergers. Unless the articles of incorporation, by-laws or a resolution approved by the board of directors otherwise provide, this right is not available to a shareholder of the surviving corporation in a merger if his shares are not entitled to vote on the merger. The NSP articles and the NSP by-laws do not modify this limitation on dissenters' appraisal rights.

                               DESCRIPTION OF BMG

BUSINESS OF BMG

    BMG is an Arizona public service corporation that, through its Page and Cave Creek divisions, provides natural gas distribution to an area in Maricopa County, Arizona and provides propane gas distribution to an area in Coconino County, Arizona pursuant to certificates of convenience and necessity issued by the Arizona Commission. BMG also provides non-utility services and bulk propane sales through its Lake Powell Propane division. At December 31, 1997, BMG provided services to 6,095 utility customers, most of whom are residential. Non-residential customers include two school districts, three resorts and multiple light commercial customers

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OWNERS OF FIVE PERCENT
  OR MORE OF BMG'S COMMON STOCK

    The following table sets forth certain information regarding the beneficial ownership of BMG's Common Stock as of March 15, 1998 (i) by each person known to BMG to own beneficially more than 5% of the outstanding shares of BMG Common Stock; (ii) by each of BMG's executive officers; (iii) by each of BMG's directors; and (iv) by all directors and officers as a group. Unless otherwise indicated below, to the knowledge of BMG, all persons listed below have sole voting and investment power with respect to their shares of BMG Common Stock, except to the extent that authority is shared by spouses under applicable law. This information is based upon BMG's shareholder records.

                                                                 SHARES
                                                              BENEFICIALLY        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNED          BMG SHARES(1)
----------------------------------------------------------  -----------------  -----------------
Herman Wolf(2)............................................         141,311              15.5%
  P.O. Box 2072
  Carefree, Arizona 85377

Louis W. Menk(3)..........................................         121,047              13.3%
  P.O. Box 427
  Cave Creek, Arizona 85327

M. Louise Menk(3).........................................         121,047              13.3%
  P.O. Box 427
  Cave Creek, Arizona 85327

William M. and Winifred S. Freeman(4).....................          48,602               5.3%
  P.O. Box 1470
  Carefree, Arizona 85377

Thomas E. LeNeau(5).......................................          15,284               1.7%

Gail Robinson(6)..........................................           9,995               1.1%

George L. Campbell(7).....................................           4,205             *

Dalton L. Knauss(8).......................................          31,600               3.5%

David W. Rewick(9)........................................          12,960               1.4%

Bernard C. Ziegler(10)....................................          23,832               2.6%

Executive officers and directors as a group including
  those named above (8 persons)(11).......................         218,923              24.0%

------------------------

*   Less than 1%

 (1) Percentage of ownership is based on 911,492 shares of BMG Common Stock issued and outstanding as of January 15, 1998. There are no outstanding options or other rights to purchase BMG Common Stock.

 (2) Includes 9,000 shares held by Mr. Wolf's spouse.

 (3) Includes 107,546 shares held by Mr. Menk's grantor trust and 13,501 shares held by Mrs. Menk. Mr. and Mrs. Menk are husband and wife.

 (4) Includes 43,203 shares held by Mr. Freeman and 5,399 shares held by Mrs. Freeman.

 (5) Includes 15,284 shares held by a trust established for the benefit of Mr. LeNeau's family.

 (6) Includes 1,547 shares held by Mr. Robinson's spouse.

 (7) Includes 4,205 shares held by a trust established for the benefit of Mr. Campbell's family.

 (8) Includes 31,185 shares held by trusts established for the benefit of Mr. Knauss' family.

 (9) Includes 12,960 shares held by a trust established for the benefit of Mr. Rewick's family.

 (10) Includes 2,231 shares held by Mr. Ziegler's spouse.

 (11) See notes (3), and (5) through (10) above regarding the nature of the ownership of such shares.

                      BMG HISTORICAL FINANCIAL INFORMATION
                           BLACK MOUNTAIN GAS COMPANY

                                                                      YEAR ENDED DECEMBER 31,
                                              -----------------------------------------------------------------------
                                                  1997           1996           1995           1994          1993
                                              -------------  -------------  -------------  ------------  ------------
INCOME STATEMENT DATA
  Total Operating Revenues..................  $   6,177,844  $   5,202,360  $   4,478,984  $  4,238,720  $  4,063,924
  Net Income................................  $   1,296,212  $     967,806  $     896,796  $    860,408  $    747,456
  Earnings per share--Basic.................  $        1.43  $        1.11  $        1.06  $       1.02  $       0.89
  Cash dividends declared per common
    share...................................  $        0.00  $        0.00  $        0.53  $       0.52  $       0.50

                                                                           DECEMBER 31,
                                              -----------------------------------------------------------------------
                                                  1997           1996           1995           1994          1993
                                              -------------  -------------  -------------  ------------  ------------
BALANCE SHEET DATA
  Total Assets..............................  $  13,476,238  $  11,970,692  $  10,654,204  $  8,762,331  $  6,628,159
  Long-term debt............................  $   3,000,000  $   3,000,000  $   3,000,000  $  1,700,000  $          0

                 BMG'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL RESOURCES AND LIQUIDITY; SEASONALITY

    Because of the seasonal nature of BMG's operations, a substantial portion of cash receipts is generated during the November-March heating season, which results in the highest cash inflow during late winter and early spring. However, cash requirements for capital expenditures, long-term debt sinking fund, and working capital do not track this pattern of cash receipts. The greatest demand for cash is in the fall and early winter to support the completion of the annual construction program and to fund gas inventories and other working capital requirements.

    Cash provided by operations and financing activities was sufficient to fund investing activities in 1997. There were no borrowings during 1997. At December 31, 1997, deferred gas cost was in an undercollected position from winter 1996-1997 activity. The undercollected amounts will be received from customers through the Purchased Gas Adjuster ("PGA") mechanism. BMG's major uses of cash were capital expenditures of $1,072,662 and sinking fund payments of $195,616. Included in 1997 construction expenditures was a major main extension project along Carefree Highway.

    Capital expenditures for 1998 are currently projected at approximately $1,500,000.

    BMG will require cash for capital expenditures, sinking fund requirements and working capital. Although no assurance can be given that such cash will be available to BMG at all or on terms acceptable to BMG, cash to fund these requirements is expected to be provided principally by internally generated funds and short-term bank borrowings if necessary. BMG does not anticipate any material change in its capital structure during 1998 through the Effective Time of the Merger.

RESULTS OF OPERATIONS

    1997 COMPARED TO 1996

    BMG's rates charged to customers are regulated by the Arizona Commission. The Arizona Commission is required by law to allow BMG to charge rates that are just and reasonable, such that BMG is compensated for the cost of providing service and allowed a reasonable rate of return on its investment.

    BMG generates revenues primarily through the sale of natural gas and propane vapor. BMG's tariff includes PGA rates that provide for increases and decreases in the rates charged for gas to reflect estimated changes in the cost of gas. Although changes in PGA rates affect revenues, they do not affect total margins because PGA is a tariff mechanism designed to provide dollar-for-dollar recovery of gas costs. Amounts recovered through PGA rates are reconciled against actual costs, and future PGA rates are adjusted accordingly.

    BMG's sales are responsive to colder weather because the majority of its customers use gas for space heating purposes. BMG measures weather through the use of degree days. A degree day is calculated by subtracting the average temperature for the day from 65 degrees Fahrenheit.

    Utility operating revenues in 1997 increased $887,752, or 20%, over 1996 due to a combination of customer growth and weather. The year end number of utility customers was 6,095 and 5,244 for 1997 and 1996, respectively, representing an increase of 851 customers or 16%. Weather, as measured by degree days, was colder in 1997 than 1996. Total degree days in the Cave Creek division were 1,695 and 1,487 for 1997 and 1996, respectively. In the Page division, the degree days were 3,417 and 3,331 for the same periods. This means the weather was 14% colder in the Cave Creek division and 3% colder in the Page division in 1997 than it was in 1996.

    Utility cost of sales increased $226,319 or 18% for the same reasons operating revenues increased.

    Utility operating expenses, excluding income taxes, were $1,963,896 and $1,714,893 for 1997 and 1996, respectively. This $249,003, or 15% increase is primarily due to the increase in customers from 1996 to 1997.

    The significant increase in revenues and gross margins, combined with a smaller increase in operating expenses, yielded an overall increase in utility operating income of $268,763 or 29% in 1997 as compared to 1996.

    Net income increased $328,406, or 34%, from 1996 to 1997, primarily due to the increase in utility operating income, combined with a very modest increase in other operating income and a small decrease in net interest expense.

    Earnings per share increased by $0.32 or 29% in 1997 as compared to 1996, as a result of an increase in net income.

    1996 COMPARED TO 1995

    Utility operating revenues increased $653,552 or 17% in 1996 as compared to 1995, and total utility customers increased by 764 customers or 17%. Weather, as measured by degree days, was only slightly warmer in the Cave Creek division and about 4% colder in the Page division in 1996 than it was in 1995.

    Utility cost of sales for 1995 was decreased by $100,072 to revise a prior period estimate. Utility cost of sales in 1995 would have been $1,106,320 without this correction. Utility cost of sales increased $175,103 or 16% from 1995 unadjusted cost of sales. This change is consistent with the increase in utility revenues.

    Utilization of fewer independent contractors with an increased reliance on BMG employees allowed operating expense less income taxes to increase by only $145,295 or 9% in 1996 as compared to 1995.

    Allowance for equity funds used during construction, net of taxes, decreased $69,635 in 1996 as the balance of funds held by the trustee was used to finance capital improvements early in 1996.

    The increase in 1996 in net utility operating income of $155,234 was offset to a large extent by the decrease in allowance for equity funds used during construction. This was further decreased by a slight increase in net interest expense. Net income increased $71,010 in 1996, which was an 8% percent increase from 1995.

    Earnings per share increased by $0.05 or 5% as a result of an increase in net income.

SUPPLEMENTARY FINANCIAL INFORMATION--QUARTERLY RESULTS OF OPERATIONS

    The following table presents certain unaudited consolidated financial information for each of BMG's fiscal quarters during the last two years. This information has been prepared on the same basis as the audited financial statements of BMG included elsewhere in this Proxy Statement/Prospectus and in the opinion of BMG's management includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such quarterly information when read in conjunction with the BMG financial statements included elsewhere herein. BMG's operating results have been subject to substantial fluctuation due to seasonal and other factors, and thus results for any quarter are not necessarily indicative of the results for any future period or for the entire year.

                                                                                       QUARTER ENDED
                                                            --------------------------------------------------------------------
                                                              3/31/96       6/30/96       9/30/96       12/31/96      3/31/97
                                                            ------------  ------------  ------------  ------------  ------------
Total Operating Revenues..................................  $  1,842,266  $    932,310  $    707,678  $  1,720,108  $  2,306,905
Total Gross Margin........................................  $  1,256,468  $    630,459  $    466,475  $  1,136,327  $  1,567,100
Net Income................................................  $    409,426  $    114,080  $      9,278  $    435,024  $    553,109
Earnings per Share--Basic.................................  $       0.47  $       0.13  $       0.01  $       0.50  $       0.61


                                                              6/30/97       9/30/97       12/31/97
                                                            ------------  ------------  ------------
Total Operating Revenues..................................  $  1,154,107  $    776,307  $  1,940,525
Total Gross Margin........................................  $    799,875  $    528,218  $  1,334,960
Net Income................................................  $    178,309  $     31,520  $    533,274
Earnings per Share--Basic.................................  $       0.19  $       0.04  $       0.60

                                BUSINESS OF NSP

    NSP is predominantly an operating public utility engaged in the generation, transmission and distribution of electricity and the transportation of natural gas in Minnesota, North Dakota and South Dakota. NSP's subsidiary, NSP-Wisconsin, also is an operating public utility and serves customers in Wisconsin and the Upper Peninsula of Michigan. Together, NSP and NSP-Wisconsin serve a 49,000 square mile service area with a population estimated at approximately 3,000,000, of which the majority are concentrated in the Minneapolis-St. Paul metropolitan area. At December 31, 1997, NSP and its subsidiaries served approximately 1,400,000 electric customers and 500,000 gas customers. For the year ended December 31, 1997, approximately 81% of NSP and NSP-Wisconsin's gross utility operating revenues were derived from electricity and 19% from gas. NSP's other regulated business is Viking Gas Transmission Company, which owns and operates a 500-mile interstate natural gas pipeline serving portions of Minnesota, Wisconsin and North Dakota.

    In addition to its utility businesses, NSP, through various subsidiaries, is engaged in non-utility businesses. NRG, a wholly-owned subsidiary of NSP, builds, acquires, owns and operates, either directly or indirectly, through subsidiaries, certain energy-related businesses. Among these businesses are the ownership of 25.37% interest in the Australian State of Victoria's Loy Yang A power plant (a 2000 Mw coal-fired plant), a 33% interest in the coal mining, power generation and associated operations of Mitteldutsche Braunkohlengesellschaft mbH, located south of Leipzig, Germany and the ownership of a 37.5% interest in the Gladstone Power Station, a 1680 Mw coal-fired plant in Gladstone, Queensland, Australia, which an NRG subsidiary also operates.

    NSP's other non-utility subsidiaries include Energy Masters International, Inc., a natural gas and energy marketing company, and Eloigne Company, which invests in affordable housing projects that qualify for low-income housing tax credits under federal tax law.

    NSP is an exempt holding company by order of the SEC under Section 3(a)(2) of the 1935 Act and, accordingly, is exempt from the provisions of the 1935 Act, other than with respect to certain acquisitions of securities of a public utility.

    Additional information concerning NSP is included in the NSP documents filed with the SEC which are incorporated by reference herein. See "Incorporation by Reference."

    Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of NSP, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of the NSP Annual Report on Form 10-K for the year ended December 31, 1997.

                            NSP FOLLOWING THE MERGER

    As a result of the Merger, BMG will merge with and into NSP. Present utility operations of NSP and NSP-Wisconsin and the non-utility operations of NSP's other subsidiaries will be unaffected. NSP will continue to be predominantly an operating public utility, engaged with its subsidiary, NSP-Wisconsin, in the generation, transmission, and distribution of electricity and the distribution of natural gas. Following the Merger, there will be no change in the composition of the NSP Board or in the executive management of NSP. Following the Merger, BMG's business is expected to be operated through a direct, wholly-owned subsidiary of NSP and to continue to maintain its headquarters at Cave Creek, Arizona. While various benefits are expected to result from the combination of NSP and BMG, no significant changes to the core operations of BMG as a gas utility are anticipated as a result of the Merger.

                                    EXPERTS

    The consolidated historical financial statements of NSP as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated in this Proxy Statement/ Prospectus by reference to NSP's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of BMG as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included elsewhere in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    Gary R. Johnson, Esquire, General Counsel of NSP, will pass upon the legality of the shares of NSP Common Stock to be issued in connection with the Merger.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Black Mountain Gas Company
Cave Creek, Arizona

    We have audited the accompanying balance sheets of Black Mountain Gas Company (the "Company") as of December 31, 1997 and 1996 and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Black Mountain Gas Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

Phoenix, Arizona
January 16, 1998

                           BLACK MOUNTAIN GAS COMPANY

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                           1997          1996
                                                                                       ------------  ------------
                                                     ASSETS
UTILITY PLANT (Notes 2, 3 and 8):
  Utility plant in service...........................................................  $ 13,887,339  $ 12,756,496
  Construction work in progress......................................................       103,151       212,778
                                                                                       ------------  ------------
    Total............................................................................    13,990,490    12,969,274
  Less accumulated depreciation and amortization.....................................     3,697,019     3,311,969
                                                                                       ------------  ------------
    Utility plant--net...............................................................    10,293,471     9,657,305
                                                                                       ------------  ------------
OTHER PLANT:
  Property, plant and equipment......................................................       598,508       579,120
  Less accumulated depreciation and amortization.....................................       395,207       365,514
                                                                                       ------------  ------------
    Property, plant and equipment--net...............................................       203,301       213,606
                                                                                       ------------  ------------
CURRENT ASSETS:
  Cash and cash equivalents..........................................................       401,308       299,377
  Accounts receivable--less allowance for doubtful accounts of $22,950 in 1997 and
    1996.............................................................................     1,011,217       834,086
  Inventories........................................................................       225,100       200,420
  Prepaids and other assets..........................................................        44,100        89,930
                                                                                       ------------  ------------
    Total current assets.............................................................     1,681,725     1,423,813
                                                                                       ------------  ------------
OTHER ASSETS:
  Bond sinking fund (Note 4).........................................................       519,469       323,853
  Unamortized debt issue costs.......................................................        89,166       101,269
  Deferred gas costs--net (Note 5)...................................................       689,106       250,846
                                                                                       ------------  ------------
    Total other assets...............................................................     1,297,741       675,968
                                                                                       ------------  ------------
TOTAL................................................................................  $ 13,476,238  $ 11,970,692
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                                                   LIABILITIES
CAPITALIZATION:
  Common stock, no par value--authorized, 10,000,000 shares; issued, 911,772 shares;
    outstanding, 911,492 shares in 1997 and issued, 876,775 shares; outstanding,
    876,285 shares in 1996...........................................................  $  2,984,555  $  2,494,597
  Retained earnings..................................................................     5,336,217     4,530,870
  Treasury stock--280 and 490 shares in 1997 and 1996, at cost.......................        (1,746)         (971)
                                                                                       ------------  ------------
    Total common stock equity........................................................     8,319,026     7,024,496
  Long-term debt (Note 4)............................................................     3,000,000     3,000,000
                                                                                       ------------  ------------
    Total capitalization.............................................................    11,319,026    10,024,496
                                                                                       ------------  ------------
CURRENT LIABILITIES:
  Accounts payable...................................................................       673,109       595,692
  Income taxes payable...............................................................        96,099        90,137
  Customer deposits..................................................................       200,908       184,902
  Other liabilities..................................................................       121,802       113,151
                                                                                       ------------  ------------
    Total current liabilities........................................................     1,091,918       983,882
                                                                                       ------------  ------------
COMMITMENTS AND CONTINGENCIES (Note 8)
DEFERRED INCOME TAXES AND OTHER:
  Deferred income taxes (Note 6).....................................................       829,781       710,108
  Regulatory liability for income taxes..............................................       126,733       137,060
  Deferred investment tax credits--net...............................................       108,780       115,146
                                                                                       ------------  ------------
    Total deferred income taxes and other............................................     1,065,294       962,314
                                                                                       ------------  ------------
TOTAL................................................................................  $ 13,476,238  $ 11,970,692
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                       See notes to financial statements.

                           BLACK MOUNTAIN GAS COMPANY

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
UTILITY OPERATIONS:
  Operating revenues....................................................  $  5,312,480  $  4,424,728  $  3,771,176
  Cost of gas sold......................................................     1,507,742     1,281,423     1,006,248
                                                                          ------------  ------------  ------------
    Total utility gross margin..........................................     3,804,738     3,143,305     2,764,928
                                                                          ------------  ------------  ------------
OPERATING EXPENSES:
  General and administrative............................................       830,410       689,009       612,641
  Depreciation and amortization.........................................       501,201       464,414       389,649
  Other taxes...........................................................       244,778       198,894       177,810
  Maintenance...........................................................        84,850        78,046        76,759
  Distribution system...................................................        89,596        84,989       112,619
  Sales promotion.......................................................        43,181        43,187        70,969
  Customer accounting...................................................       169,880       156,354       129,151
  Income taxes (Note 6).................................................       655,732       512,065       434,217
                                                                          ------------  ------------  ------------
    Total utility operating expenses....................................     2,619,628     2,226,958     2,003,815
                                                                          ------------  ------------  ------------
NET UTILITY OPERATING INCOME............................................     1,185,110       916,347       761,113
                                                                          ------------  ------------  ------------
OTHER OPERATIONS:
  Revenues..............................................................       865,364       777,632       707,808
  Cost of sales.........................................................      (439,949)     (429,210)     (355,056)
  Other expenses........................................................      (114,254)     (106,938)     (106,663)
  Income taxes (Note 6).................................................      (121,013)      (95,398)      (99,222)
                                                                          ------------  ------------  ------------
    Total other operating income........................................       190,148       146,086       146,867
                                                                          ------------  ------------  ------------
OTHER INCOME:
  Allowance for equity funds used during construction (Note 3)..........        66,754        62,113       179,642
  Income taxes (Note 6).................................................       (25,961)      (24,537)      (72,431)
                                                                          ------------  ------------  ------------
  Total other income....................................................        40,793        37,576       107,211
                                                                          ------------  ------------  ------------
INTEREST INCOME (EXPENSE):
  Interest income.......................................................        71,140        61,777        27,790
  Interest on customer deposits.........................................       (11,506)      (10,485)       (9,491)
  Interest expense......................................................      (179,473)     (183,495)     (136,694)
                                                                          ------------  ------------  ------------
    Total interest expense..............................................      (119,839)     (132,203)     (118,395)
                                                                          ------------  ------------  ------------
NET INCOME..............................................................  $  1,296,212  $    967,806  $    896,796
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
EARNINGS PER AVERAGE SHARE OUTSTANDING..................................  $       1.43  $       1.11  $       1.06
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                       See notes to financial statements.

                           BLACK MOUNTAIN GAS COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                         COMMON STOCK
                                                    -----------------------    RETAINED    TREASURY
                                                     SHARES       AMOUNT       EARNINGS      STOCK       TOTAL
                                                    ---------  ------------  ------------  ---------  ------------
BALANCE, JANUARY 1, 1995..........................    843,702  $  2,040,009  $  3,569,069  $  (8,613) $  5,600,465
  Net income......................................                                896,796                  896,796
  Treasury stock purchased........................                                             3,568         3,568
  Payment of dividends............................                               (447,148)                (447,148)
                                                    ---------  ------------  ------------  ---------  ------------

BALANCE, DECEMBER 31, 1995........................    843,702     2,040,009     4,018,717     (5,045)    6,053,681
  Net income......................................                                967,806                  967,806
  Treasury stock purchased........................                                            (1,400)       (1,400)
  Treasury stock issued...........................                                             5,474         5,474
  Stock dividend issued...........................     32,583       454,588      (454,588)
  Redemption of fractional shares.................                                 (1,065)                  (1,065)
                                                    ---------  ------------  ------------  ---------  ------------

BALANCE, DECEMBER 31, 1996........................    876,285     2,494,597     4,530,870       (971)    7,024,496
  Net income......................................                              1,296,212                1,296,212
  Treasury stock purchased........................                                              (775)         (775)
  Stock dividend issued...........................     35,207       489,958      (489,958)
  Redemption of fractional shares.................                                   (907)                    (907)
                                                    ---------  ------------  ------------  ---------  ------------

BALANCE, DECEMBER 31, 1997........................    911,492  $  2,984,555  $  5,336,217  $  (1,746) $  8,319,026
                                                    ---------  ------------  ------------  ---------  ------------
                                                    ---------  ------------  ------------  ---------  ------------

                       See notes to financial statements.

                           BLACK MOUNTAIN GAS COMPANY

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................  $   1,296,212  $     967,806  $     896,796
  Adjustments to reconcile net income to net cash provided by operating activities:............................................
    Depreciation and amortization....................................        547,706        505,329        419,625
    Allowance for funds used during construction.....................        (84,093)       (72,724)      (152,225)
    Deferred income taxes............................................        109,346        159,551        170,058
    Amortization of deferred investment tax credits..................         (6,366)        (6,000)        (9,183)
  Change in assets and liabilities:
    Accounts receivable--net.........................................       (177,131)      (229,698)        67,076
    Inventories......................................................        (24,680)       (62,827)        54,609
    Prepaids and other assets........................................         45,830         11,531        (60,349)
    Accounts payable.................................................         77,417        101,487         16,037
    Income taxes payable.............................................          5,962         55,493        (51,084)
    Customer deposits................................................         16,006         19,388         14,869
    Other liabilities................................................          8,651         15,754         22,744
    Deferred gas costs...............................................       (438,260)      (146,611)      (129,799)
                                                                       -------------  -------------  -------------
      Net cash provided by operating activities......................      1,376,600      1,318,479      1,259,174
                                                                       -------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................     (1,072,662)    (1,347,851)    (2,690,128)
  Allowance for funds used during construction.......................                                      152,245
                                                                       -------------  -------------  -------------
      Net cash used in investing activities..........................     (1,072,662)    (1,347,851)    (2,537,883)
                                                                       -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt...........................                                    1,300,000
  Payment of bond issue costs........................................         (4,709)        (8,877)
  Funds held by trustee..............................................                       402,007        600,416
  Payment of dividends...............................................                                     (447,148)
  Redemption of fractional shares....................................           (907)        (1,065)
  Treasury stock.....................................................           (775)         4,074          3,568
  Sinking fund payment...............................................       (195,616)      (209,311)      (114,542)
                                                                       -------------  -------------  -------------
      Net cash (used in) provided by financing activities............       (202,007)       186,828      1,342,294
                                                                       -------------  -------------  -------------
INCREASE IN CASH AND CASH EQUIVALENTS................................        101,931        157,456         63,585
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........................        299,377        141,921         78,336
                                                                       -------------  -------------  -------------
CASH AND CASH EQUIVALENTS, END OF YEAR...............................  $     401,308  $     299,377  $     141,921
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Income taxes.....................................................  $     693,764  $     457,211  $     496,079
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
    Interest.........................................................  $     186,374  $     200,599  $     109,300
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                       See notes to financial statements.

                           BLACK MOUNTAIN GAS COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

    BASIS OF PRESENTATION--Black Mountain Gas Company's (the "Company") utility operations, providing natural gas and propane vapor distribution, are regulated by the Arizona Corporation Commission ("Commission"). The utility operations are divided into two divisions, Cave Creek and Page. The Cave Creek division services an area located in the northern portion of Maricopa County, Arizona. The Page division services the city of Page, Arizona. In accordance with an order of the Commission, the Company's accounting records are maintained in accordance with the uniform system of accounts prescribed by the Federal Energy Regulatory Commission ("FERC").

    SIGNIFICANT ACCOUNTING POLICIES ARE SUMMARIZED BELOW:

    a. UTILITY PLANT is stated at cost with depreciation provided on a straight-line basis at annual rates generally approximating 3%. Expenditures for maintenance and repairs are charged to expense. The cost of replacements and betterments is capitalized. Contributions in aid of construction and advances for construction are accounted for as a reduction to utility plant.

    b. REVENUE RECOGNITION AND COST OF GAS SOLD--Revenues are recognized at the time of delivery of gas to customers and include estimated amounts for gas delivered but unbilled at the end of each accounting period. Unbilled revenues were $152,944, $138,000 and $114,000 at December 31, 1997, 1996
       and 1995, respectively. Actual purchased gas costs which are higher or lower than those provided for in the Commission-approved rates are accumulated in deferred gas costs--net and are recovered from or credited to customers through future purchased gas adjustments.

    c. OTHER OPERATIONS represent non-regulated sales of bulk propane and other goods and services.

    d. CASH AND CASH EQUIVALENTS include temporary cash investments and marketable securities with original maturities of three months or less.

    e. INVENTORIES consist of propane, materials, operating supplies and merchandise and are valued at cost (first-in, first-out) which approximates market.

    f. INCOME TAXES--The Company accounts for income taxes using Statement of Financial Accounting Standards ("SFAS") No. 109, which requires that the liability method be used in calculating deferred income taxes.

       The provision for income taxes includes federal and state income taxes currently payable and deferred federal and state income taxes arising from temporary differences between income reported for financial statement purposes and income tax purposes.

    g. DEFERRED INVESTMENT TAX CREDITS are amortized ratably over the lives of the related assets.

    h. EARNINGS PER AVERAGE SHARE OUTSTANDING of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year (907,091, 870,855 and 843,446 shares for the years ended December 31, 1997, 1996 and 1995, respectively).

    i. USE OF ESTIMATES--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                           BLACK MOUNTAIN GAS COMPANY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2. UTILITY PLANT

    Utility plant at December 31 consists of the following:

                                                                     1997           1996
                                                                 -------------  -------------
Distribution system............................................  $  12,689,169  $  11,194,615
General plant..................................................      1,157,152      1,085,559
Storage plant..................................................        349,067        348,893
Intangible plant...............................................        737,874        733,771
Other..........................................................         78,727         73,518
Construction work-in-progress..................................        103,151        212,778
                                                                 -------------  -------------
Total..........................................................     15,115,140     13,649,134
Contributions in aid of construction...........................       (676,310)      (679,860)
Advances for construction......................................       (448,340)
Accumulated depreciation and amortization......................     (3,697,019)    (3,311,969)
                                                                 -------------  -------------
Utility plant--net.............................................  $  10,293,471  $   9,657,305
                                                                 -------------  -------------
                                                                 -------------  -------------

3. ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION

    In 1994, the Commission ordered the Company to accrue an allowance for funds used during construction ("AFUDC") in accordance with the formula specified by FERC. AFUDC represents the cost of debt and equity funds used to finance construction of utility plant. Plant construction costs, including AFUDC, are recovered in authorized rates through related depreciation when completed projects are placed into commercial operation.

    AFUDC does not represent current cash earnings. AFUDC has been calculated using a composite rate of 9.7%, 9.7% and 10.2% in 1997, 1996 and 1995, respectively. The Company ceases to accrue AFUDC when construction is completed and the property is placed into service. Total AFUDC in 1997, 1996 and 1995 was $84,093, $78,246 and $208,221, respectively, of which $17,339, $16,133 and
$28,579, respectively, relates to the debt component of AFUDC which is reported in the income statement as a credit against interest expense.

    Interest earned on funds held by trustee in 1997, 1996 and 1995 was $0, $5,522 and $55,976, respectively, and was credited to the cost of construction of the project facilities as required by FERC.

4. LONG-TERM DEBT

    Long-term debt at December 31, 1997 and 1996 consists of $3,000,000 of industrial development revenue bonds. Proceeds were obtained through two separate bond issues; $1,700,000 of which matures on June 1, 2004 with the remaining $1,300,000 maturing on May 1, 2005. The notes bear interest at 6% annually with interest only payments due in semiannual installments. The Commission ordered the Company to provide an annual sinking fund provision, starting in June 1995, equal to 6.7% of the outstanding indebtedness.

                           BLACK MOUNTAIN GAS COMPANY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

5. DEFERRED GAS COSTS--NET

    Deferred gas costs--net is comprised of the following at December 31:

                                                                           1997        1996
                                                                        ----------  ----------
Page division under collection........................................  $  262,644  $  135,105
Cave Creek division under collection..................................     426,462     115,741
                                                                        ----------  ----------
Deferred gas costs--net...............................................  $  689,106  $  250,846
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Company estimates reversal of this balance will occur over the next several years. The net effect of the commission determined purchased gas adjustments decreased cost of gas sold by $59,705, $17,026 and $1,298 in 1997, 1996 and 1995, respectively. The Company currently believes that the deferred gas costs will be substantially recovered from its customers.

6. INCOME TAXES

    The provision for income taxes for the years ended December 31 consists of the following:

                                                              1997        1996        1995
                                                           ----------  ----------  ----------
Current provision:
  Federal................................................  $  536,202  $  386,240  $  349,419
  State..................................................     146,831      92,209      95,576
                                                           ----------  ----------  ----------
Total current provision..................................     683,033     478,449     444,995
                                                           ----------  ----------  ----------
Deferred provision (benefit):
  Federal                                                      99,928     128,760     136,571
  State..................................................      26,111      30,791      33,487
  Amortization of investment tax credits.................      (6,366)     (6,000)     (9,183)
                                                           ----------  ----------  ----------
Total deferred provision.................................     119,673     153,551     160,875
                                                           ----------  ----------  ----------
Total....................................................  $  802,706  $  632,000  $  605,870
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    A reconciliation of the provision for income taxes to the expected tax expense (computed by applying the federal statutory tax rate to income before income taxes) at December 31 is as follows:

                                                              1997        1996        1995
                                                           ----------  ----------  ----------
Computed expected tax expense............................  $  713,632  $  543,934  $  510,906
State income taxes, net of federal income tax benefit....     114,142      81,180      85,182
Amortization of investment tax credits...................      (6,366)     (6,000)     (9,183)
Other....................................................     (18,702)     12,886      18,965
                                                           ----------  ----------  ----------
Income tax expense.......................................  $  802,706  $  632,000  $  605,870
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

                           BLACK MOUNTAIN GAS COMPANY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6. INCOME TAXES (CONTINUED)
    Income tax expense at December 31 is allocated as follows:

                                                              1997        1996        1995
                                                           ----------  ----------  ----------
Utility operations.......................................  $  655,732  $  512,065  $  434,217
Other operations.........................................     121,013      95,398      99,222
Other income.............................................      25,961      24,537      72,431
                                                           ----------  ----------  ----------
Total....................................................  $  802,706  $  632,000  $  605,870
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Deferred taxes consist primarily of accelerated tax depreciation.

7. EMPLOYEE BENEFIT PLANS

    During December 1993, the Board of Directors approved a profit sharing plan and a 401(k) deferred savings plan for all eligible employees effective for 1994. Under the profit sharing plan, annual contributions are made at the discretion of the Board of Directors. Under the deferred savings plan, the Company matches 100% of contributions up to 3% of the employee's compensation and 50% of contributions from 4% to 6% of the employee's compensation. Company contributions to the deferred savings plan were $31,014, $14,380 and $12,992 in 1997, 1996 and 1995, respectively. Contributions to the profit sharing plan were $0, $0 and $20,942 in 1997, 1996 and 1995, respectively.

8. REGULATORY COMPLAINT SETTLEMENT

    On December 24, 1996, Southwest Gas Corporation ("Southwest") filed a complaint with the Arizona Corporation Commission ("ACC") against the Company. The complaint alleged that the Company had encroached into Southwest's certificated area at four separate locations and asked, among other things, for the Company to discontinue service in these areas and sell these facilities to Southwest.

    On September 25, 1997, the ACC held a hearing to rule on the Southwest complaint. As a result of this hearing, the ACC ordered that, effective January 1, 1998, Southwest's and the Company's certificated areas be amended to include portions of the disputed area, and on the effective date Southwest began servicing the customers in the amended area. It was further ordered that Southwest shall purchase at "net book value" the Company's utility plant in the amended area previously serviced by the Company. On January 2, 1998, this property was purchased by Southwest for $297,130.

9. PROPOSED MERGER

    On December 29, 1997, the Company entered into an agreement and plan of merger with Northern States Power Company. The merger requires approval by the shareholders of the Company as well as various regulatory agency approvals. Upon closing of the merger, all outstanding shares of the Company's common stock will be exchanged for Northern States Power Company common stock, with Northern States Power Company being the surviving corporation.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                         NORTHERN STATES POWER COMPANY
                                      AND
                           BLACK MOUNTAIN GAS COMPANY
                         DATED AS OF DECEMBER 29, 1997

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                ---------
ARTICLE I. THE MERGER.........................................................................................  A-5
  Section 1.1.      The Merger................................................................................  A-5
  Section 1.2.      Effects of the Merger.....................................................................  A-5
  Section 1.3.      Effective Time of the Merger..............................................................  A-5

ARTICLE II. TREATMENT OF SHARES...............................................................................  A-6
  Section 2.1.      Effect of the Merger on Capital Stock.....................................................  A-6
  Section 2.2.      Dissenting Shares.........................................................................  A-6
  Section 2.3.      Exchange of Certificates..................................................................  A-6

ARTICLE III. THE CLOSING......................................................................................  A-8
  Section 3.1.      Closing...................................................................................  A-8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BMG.............................................................  A-8
  Section 4.1.      Organization and Qualification............................................................  A-8
  Section 4.2.      Subsidiaries..............................................................................  A-8
  Section 4.3.      Capitalization............................................................................  A-8
  Section 4.4.      Authority; Non-Contravention; Statutory Approvals; Compliance.............................  A-8
  Section 4.5.      Reports and Financial Statements..........................................................  A-10
  Section 4.6.      Absence of Certain Changes or Events......................................................  A-10
  Section 4.7.      Litigation................................................................................  A-10
  Section 4.8.      Registration Statement and Proxy Statement................................................  A-10
  Section 4.9.      Tax Matters...............................................................................  A-10
  Section 4.10      Employee Matters; ERISA...................................................................  A-13
  Section 4.11      Environmental Protection..................................................................  A-14
  Section 4.12      Regulation as a Utility...................................................................  A-15
  Section 4.13      Vote Required.............................................................................  A-15
  Section 4.14      Accounting Matters........................................................................  A-16
  Section 4.15      Non-applicability of Certain Arizona Law..................................................  A-16
  Section 4.16      Opinion of Financial Advisor..............................................................  A-16
  Section 4.17.     Insurance.................................................................................  A-16
  Section 4.18.     Absence of Undisclosed Liabilities........................................................  A-16
  Section 4.19.     Title to Properties, Encumbrances.........................................................  A-16
  Section 4.20.     Intellectual Property.....................................................................  A-17
  Section 4.21.     Labor Matters.............................................................................  A-17
  Section 4.22.     Affiliate Transactions....................................................................  A-17
  Section 4.23.     Brokers...................................................................................  A-18
  Section 4.24.     Real and Personal Property................................................................  A-18
  Section 4.25.     Books and Records.........................................................................  A-18
  Section 4.26.     Improper Payments.........................................................................  A-18
  Section 4.27.     Officers and Directors; Bank Accounts, etc................................................  A-18
  Section 4.28.     Contracts and Commitments.................................................................  A-18
  Section 4.29.     Disclosure................................................................................  A-18

                                                                                                                  PAGE
                                                                                                                ---------
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF NSP..............................................................  A-19
  Section 5.1.      Organization and Qualification............................................................  A-19
  Section 5.2.      Capitalization............................................................................  A-19
  Section 5.3.      Authority; Non-Contravention; Statutory Approvals; Compliance.............................  A-19
  Section 5.4.      Reports and Financial Statements..........................................................  A-19
  Section 5.5.      Absence of Certain Changes or Events......................................................  A-20
  Section 5.6.      Registration Statement and Proxy Statement................................................  A-20

ARTICLE VI. CONDUCT OF BUSINESS PENDING THE MERGER............................................................  A-20
  Section 6.1.      Covenants of BMG..........................................................................  A-20

ARTICLE VII. ADDITIONAL AGREEMENTS............................................................................  A-23
  Section 7.1.      Access to Information.....................................................................  A-23
  Section 7.2.      Proxy Statement and Registration Statement................................................  A-23
  Section 7.3.      Regulatory Matters........................................................................  A-24
  Section 7.4.      Shareholder Approval......................................................................  A-24
  Section 7.5.      Disclosure Schedules......................................................................  A-24
  Section 7.6.      Public Announcements......................................................................  A-25
  Section 7.7.      Rule 145 Affiliates.......................................................................  A-25
  Section 7.8.      No Solicitations..........................................................................  A-25
  Section 7.9.      Expenses..................................................................................  A-26
  Section 7.10.     Further Assurances........................................................................  A-26
  Section 7.11.     Tax Matters...............................................................................  A-26
  Section 7.12.     BMG Employee Matters......................................................................  A-26

ARTICLE VIII. CONDITIONS......................................................................................  A-27
  Section 8.1.      Conditions to Each Party's Obligation to Effect the Merger................................  A-27
  Section 8.2.      Conditions to Obligation of NSP to Effect the Merger......................................  A-28
  Section 8.3.      Conditions to Obligation of BMG to Effect the Merger......................................  A-29

ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER.................................................................  A-29
  Section 9.1.      Termination...............................................................................  A-29
  Section 9.2.      Effect of Termination.....................................................................  A-31
  Section 9.3.      Termination Fees; Expenses................................................................  A-31
  Section 9.4.      Amendment.................................................................................  A-31
  Section 9.5.      Waiver....................................................................................  A-31
  Section 9.6.      Pooling of Interests Accounting; Tax Free Reorganization..................................  A-31

ARTICLE X. INDEMNIFICATION....................................................................................  A-32
  Section 10.1.     Survival of Representations...............................................................  A-32
  Section 10.2.     Indemnification...........................................................................  A-32

ARTICLE XI. GENERAL PROVISIONS................................................................................  A-34
  Section 11.1.     Brokers...................................................................................  A-34
  Section 11.2.     Notices...................................................................................  A-34
  Section 11.3.     Miscellaneous.............................................................................  A-35
  Section 11.4.     Interpretation............................................................................  A-35

                                                                                                                  PAGE
                                                                                                                ---------
  Section 11.5.     Counterparts; Effect......................................................................  A-35
  Section 11.6.     Parties in Interest.......................................................................  A-35
  Section 11.7.     Waiver of Jury Trial and Certain Damages..................................................  A-35
  Section 11.8.     Enforcement...............................................................................  A-35

                                                        EXHIBITS
  Exhibit A         Option Agreement..........................................................................  A-37
  Exhibit B         Escrow Agreement..........................................................................  A-47
  Exhibit C         Affiliate Agreement.......................................................................  A-52

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of December 29, 1997 (this "Agreement"), by and between Northern States Power Company, a Minnesota corporation ("NSP") and Black Mountain Gas Company, an Arizona corporation ("BMG").

    WHEREAS, the parties desire that NSP acquire BMG pursuant to the merger of BMG with and into NSP pursuant to the terms and conditions set forth in this Agreement (such transaction referred to herein as the "Merger");

    WHEREAS, the Board of Directors of BMG has approved, and contemporaneously with the execution and delivery of this Agreement, BMG has executed and delivered to NSP, an agreement in the form of EXHIBIT A hereto (the "Option Agreement"), pursuant to which BMG has granted to NSP an option to purchase shares of its common stock upon the terms and conditions provided in such agreement;

    WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined in Section 4.9(e)); and

    WHEREAS, for accounting purposes it is intended that the Merger will be accounted for as a pooling of interests.

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.
                                   THE MERGER

    Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement:

    At the Effective Time (as defined in Section 1.3), BMG shall be merged with and into NSP in accordance with the laws of the State of Minnesota and the State of Arizona. NSP shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Minnesota. The effects and the consequences of the Merger shall be as set forth in Section 1.2 and, with respect to the capital stock of BMG, as set forth in Article II.

    Section 1.2.  EFFECTS OF THE MERGER.

    The articles of incorporation of NSP immediately prior to the Effective Time shall be the articles of incorporation of the surviving corporation (the "Surviving Corporation" or the "Company"). The bylaws of NSP immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation. The members of the board of directors and officers of NSP immediately prior to the Effective Time shall continue as the board of directors and the officers of the Surviving Corporation, respectively, after the Effective Time. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Minnesota Business Corporation Act (the "MBCA") and the Arizona Business Corporation Act (the "ABCA").

    Section 1.3. EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), with respect to the Merger, articles of merger complying with the requirements of the MBCA shall be filed with the Secretary of State of the State of Minnesota and articles of merger complying with the requirements of the ABCA shall be filed with the Corporation Commission of the State of Arizona. The Merger shall take effect upon the effective date of the articles of merger filed with the Secretary of State of the State of Minnesota and with the Corporation Commission of the State of Arizona (the "Effective Time").

                                  ARTICLE II.
                              TREATMENT OF SHARES

    Section 2.1.  EFFECT OF THE MERGER ON CAPITAL STOCK.

    At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of BMG or NSP:

        (a) CANCELLATION OF CERTAIN BMG STOCK. Each share of Common Stock, no par value, of BMG (the "BMG Common Stock"), that is owned by BMG as treasury stock shall be cancelled and cease to exist.

        (b) CONVERSION OF BMG COMMON STOCK. Each issued and outstanding share of BMG Common Stock (other than shares cancelled pursuant to Section 2.1(a) and BMG Dissenting Shares (as hereinafter defined)), shall be cancelled and converted into the right to receive a number (the "Exchange Ratio") of fully paid and non-assessable shares of common stock, $2.50 par value, of NSP ("NSP Common Stock") equal to the sum of (x) and (y) where (x) is the quotient derived by dividing (A) the quotient derived by dividing (i) $17,750,000 by (ii) the volume weighted average of the closing prices for NSP Common Stock on the New York Stock Exchange for the twenty full trading days ending on the third full trading day prior to the Effective Time (the "Average NSP Share Price"), by (B) the number of shares of BMG Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding BMG Stock"), and (y) is the quotient derived by dividing (i) the number of shares of NSP Common Stock delivered to NSP for distribution hereunder pursuant to Section 10.2(d), by (ii) the Outstanding BMG Stock. Upon such cancellation and conversion, each holder of a certificate formerly representing any such shares of BMG Common Stock shall cease to have any rights with respect thereto, except (i) the right to receive the shares of NSP Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 or (ii) the rights afforded pursuant to the ABCA and Section 2.2 hereof.

        (c) NO CHANGE TO NSP COMMON STOCK. Each issued and outstanding share of NSP Common Stock shall remain outstanding and shall continue to represent one fully paid and nonassessable share of NSP Common Stock.

    Section 2.2. DISSENTING SHARES. Shares of BMG Common Stock held by any holder entitled to relief as a dissenter under Sections 10-1301 through 10-1331 of the ABCA (the "BMG Dissenting Shares") shall not be converted into the right to receive shares of NSP Common Stock in accordance with Section 2.1(b) of this Agreement but shall be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the ABCA unless and until the right of such holder to receive fair value for such BMG Dissenting Shares terminates in accordance with Sections 10-1301 through 10-1331 of the ABCA. If such right is terminated otherwise than by the purchase of such shares by NSP, then such shares shall cease to be BMG Dissenting Shares and shall represent the right to receive NSP Common Stock, as provided inSection 2.1(b).

    Section 2.3.  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, NSP (or an exchange agent engaged by NSP in its sole discretion (the "Exchange Agent")) shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of BMG Common Stock (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of NSP Common Stock (the "NSP Shares") pursuant to Section 2.1(b) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to NSP or the Exchange Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing NSP Shares. Upon surrender of a Certificate to NSP or the

    Exchange Agent for cancellation (or to such other agent or agents as may be appointed by NSP), together with a duly executed letter of transmittal and such other documents as NSP or the Exchange Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole NSP Shares which such holder has the right to receive pursuant to the provisions of this
    Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of BMG, a certificate representing the proper number of NSP Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to NSP or the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to NSP or the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing NSP Shares and cash in lieu of any fractional shares of NSP Common Stock as contemplated by this
    Section 2.3.

        (b) ESCROW SHARES. As soon as practicable after the Effective Time, NSP shall deliver to the escrow agent (the "Escrow Agent") under the escrow agreement dated the Effective Time, substantially in the form of Exhibit B hereto (the "Escrow Agreement"), certificates registered in the names of the shareholders of BMG in denominations proportionate to the number of NSP Shares delivered to each such shareholder of BMG pursuant to Section 2.1(b)(x) hereof representing in the aggregate a number of shares of NSP Common Stock equal to the quotient derived by dividing $1,500,000 by the Average NSP Share Price (the "Escrow Account") to be held pursuant to the provisions of Section 10.2(d) of this Agreement and pursuant to the provisions of the Escrow Agreement.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to NSP Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the NSP Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole NSP Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of NSP Common Stock to which such holder is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time paid prior to the time of such surrender with respect to such whole NSP Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole NSP Shares.

        (d) NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of NSP Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of NSP Common Stock. A holder of BMG Common Stock who would otherwise have been entitled to a fractional share of NSP Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the Average NSP Share Price.

        (e) CLOSING OF TRANSFER BOOKS. From and after the Effective Time the stock transfer books of BMG shall be closed and no transfer of any capital stock of BMG shall thereafter be made. If, after the Effective Time, Certificates are presented to BMG, they shall be cancelled and exchanged for certificates representing the appropriate number of NSP Shares, and/or cash payments in lieu of any fractional shares, as provided in Section 2.1 and in this Section 2.3.

                                  ARTICLE III.
                                  THE CLOSING

    Section 3.1. CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time and date or other place as NSP and BMG shall mutually agree in writing (the "Closing Date").

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BMG

    BMG represents and warrants to NSP as follows:

    Section 4.1.  ORGANIZATION AND QUALIFICATION.  Except as set forth in
Section 4.1 of the BMG Disclosure Schedule (as defined in Section 7.5(ii)), BMG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. BMG is not a "holding company", a "subsidiary company" or an "affiliate" of any "public utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively.

    Section 4.2. SUBSIDIARIES. BMG does not have now, nor has it had, a Subsidiary. As used in this Agreement, the term "Subsidiary" or "BMG Subsidiary" shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock, other voting securities or voting or other membership interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by BMG. Section 4.2 of the BMG Disclosure Schedule sets forth a description as of the date hereof of all entities in which BMG has an equity interest, including (a) the name of each such entity and BMG's interest therein, and (b) a brief description of the principal line or lines of business conducted by each such entity.

    Section 4.3. CAPITALIZATION. The authorized capital stock of BMG consists of 10,000,000 shares of BMG Common Stock. As of the date hereof, there were issued and outstanding 911,492 shares of BMG Common Stock. All of the issued and outstanding shares of the capital stock of BMG are validly issued, fully paid, nonassessable and free of preemptive rights. The holders of record and each beneficial holder of such shares is set forth on Section 4.3 of the BMG Disclosure Schedule. Except as set forth in Section 4.3 of the BMG Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating BMG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of BMG, or obligating BMG to grant, extend or enter into any such agreement or commitment.

    Section 4.4.  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a) AUTHORITY. BMG has all requisite corporate power and authority, and the Stockholders have the capacity, to enter into this Agreement, the Option Agreement and the Escrow Agreement, and, subject to the BMG Shareholders' Approval (as defined in Section 4.13) and the applicable BMG Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Option Agreement and the Escrow Agreement and the consummation by BMG of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BMG, subject to obtaining the BMG Shareholders' Approval. Each of this Agreement, the Option Agreement and the Escrow Agreement has been or, in the case of the Escrow Agreement, will be, duly and validly executed and delivered by BMG and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitute or, in the case of the Escrow Agreement, will constitute, the valid and binding obligation of BMG enforceable against it in accordance with its terms.

        (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the BMG Disclosure Schedule, the execution and delivery of this Agreement, the Option Agreement and the Escrow Agreement by BMG does not and, in the case of the Escrow Agreement, will not, and the consummation of the transactions contemplated hereby or thereby will not, in any material respect, violate, conflict with, or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of BMG (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss of a material benefit or creation of a Lien, a "Violation" with respect to BMG, such term when used in Article V having a correlative meaning with respect to NSP) pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of BMG, (ii) subject to obtaining the BMG Required Statutory Approvals and the receipt of the BMG Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to BMG or any of its respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the BMG Disclosure Schedule (the "BMG Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind ("Contract") to which BMG is a party or by which it or any of its properties or assets may be bound or affected.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement, the Option Agreement or the Escrow Agreement by BMG or the consummation by BMG of the transactions contemplated hereby or thereby, except as described in Section 4.4(c) of the BMG Disclosure Schedule (the "BMG Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such BMG Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d) COMPLIANCE. Except as set forth in Section 4.4(d) of the BMG Disclosure Schedule, BMG is not in violation of, under investigation with respect to any violation of, or been given notice or been charged with any violation of, any material law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 4.4(d) of the BMG Disclosure Schedule, BMG has all material permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted. Except as set forth in Section 4.4(d) of the BMG Disclosure Schedule, BMG is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

    Section 4.5.  REPORTS AND FINANCIAL STATEMENTS.  Except as set forth in
Section 4.5 of the BMG Disclosure Schedule, the filings required to be made by BMG since January 1, 1991 under applicable state or federal public utility laws and regulations have been filed with the appropriate state public utilities commission including all forms, statements, declarations, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. BMG has delivered to NSP the financial statements set forth in Section 4.5 of the BMG Disclosure Schedule (collectively, the "BMG Financial Statements"). The BMG Financial Statements are set forth in Section 4.5 of the BMG Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and fairly present the financial position of BMG as of the dates included therein and the results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of incorporation and bylaws of BMG, as in effect on the date hereof, have been made available to NSP.

    Section 4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 4.6 of the BMG Disclosure Schedule, from December 31, 1996, BMG has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have a material adverse effect on the business, assets, financial condition, results of operations or prospects of BMG (a "BMG Material Adverse Effect").

    Section 4.7. LITIGATION. Except as disclosed in Section 4.11 of the BMG Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of BMG, threatened, nor are there any material investigations or reviews pending or, to the knowledge of BMG, threatened against, relating to or affecting BMG, (ii) there have not been any significant developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to BMG.

    Section 4.8. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of BMG for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the issuance of shares of NSP Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement, in definitive form, relating to the meeting of BMG shareholders to be held in connection with the Merger (the "Proxy Statement") will not, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to BMG, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9. TAX MATTERS. As used in this Agreement, "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes BMG.

    Except as set forth in Section 4.9 of the BMG Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. BMG has filed (or there has been filed on its behalf) all material Tax Returns required to be filed by it under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. BMG has, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c) DEFERRED INCOME TAXES. BMG has accounted for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of BMG except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. BMG has complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required with respect to any employee, independent contractor, creditor, stockholder or other third party.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. BMG has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. BMG has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of BMG or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against BMG that has not been resolved and paid in full.

        (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of BMG. No material adjustment to any Tax Return has been proposed that has not been resolved. No issue has been raised by any tax authority that could reasonably be expected to result in any material liability for Taxes with respect to the year for which such issue was raised or that could, by application of the same or similar principles, reasonably be expected to result in a material adjustment to any Taxes or Tax Returns of BMG in any subsequent period. There are no unpaid assessments of any Taxes.

        (j) POWERS OF ATTORNEY. No power of attorney currently in force has been granted by BMG concerning any Tax matter.

        (k) TAX RULINGS. BMG has not received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (l) AVAILABILITY OF TAX RETURNS. BMG has made available to NSP complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by BMG since January 1, 1992, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by BMG and (iii) any Closing Agreements entered into by BMG with any taxing authority.

        (m) TAX SHARING AGREEMENTS. BMG is not a party to any agreement relating to the allocation, indemnification, or sharing of Taxes. BMG has not been a member of an affiliated group filing a consolidated federal income Tax Return.

        (n) LIABILITY FOR OTHERS. BMG does not have any liability for Taxes of any person other than BMG (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

        (o) CODE SECTION 341(f). BMG has not filed (or will not file prior to the Closing) a consent pursuant to Code Section 341(f) or has not agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by BMG.

        (p) CODE SECTION 168. No property of BMG is property that BMG or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168.

        (q) CODE SECTION 481 ADJUSTMENTS. BMG is not required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by BMG, and, to the best of the knowledge of BMG, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

        (r) ACQUISITION INDEBTEDNESS. No indebtedness of BMG is "corporate acquisition indebtedness" within the meaning of Code Section 279(b).

        (s) INTERCOMPANY TRANSACTIONS. BMG has not engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

        (t) BMG was not acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections under Section 338 are applicable to BMG.

        (u) BMG is not and has not been subject to the provisions of Section 1503(d) of the Code related to "dual consolidated loss" rules.

        (v) BMG is not a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Merger.

        (w) BMG does not have any income reportable for a period ending after the Closing Date but attributable to an installment sale occurring in, or a change in accounting method made for, a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or deferred gain or loss arising out of any deferred intercompany transaction.

        (x) BMG does not have any unused net operating loss, unused net capital loss, unused tax credit, or excess charitable contribution for Federal income tax purposes.

        (y) BMG is not a United States real property holding corporation as defined in Section 897 of the Code and has not been a United States real property holding company at any time during the five-year period ending on the Closing Date.

        (z) No withholding of Taxes by NSP will be required in this transaction under Sections 3406 or 1445 of the Code or any other provision of the Code or state, local or foreign law and BMG will provide any required certificates to avoid any such withholding.

        (aa) BMG is not an S corporation within the meaning of Section 1361(a)(1) of the Code.

    Section 4.10. EMPLOYEE MATTERS; ERISA. Except as set forth in Section 4.10 of the BMG Disclosure Schedule:

        (a) BENEFIT PLANS. Section 4.10(a) of the BMG Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by BMG or any other entity which would be treated under Section 414 of the Code as a single employer with BMG (collectively, a "BMG Commonly Controlled Entity") for the benefit of any current or former employee, officer or director or their dependents or beneficiaries (collectively, the "BMG Plans") and each employment, consulting, severance, change-in-control, termination, compensation, collective bargaining or indemnification agreement, arrangement or understanding between BMG or any of the BMG Commonly Controlled Entities (or by which they are bound) and any current or former employee, officer or director of BMG (collectively, the "BMG Employment Arrangements"). None of the BMG Plans is a multiemployer plan within the meaning of ERISA.

        (b) QUALIFICATION; COMPLIANCE. Each BMG Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such BMG Plan. Each BMG Plan and each BMG Employment Arrangement has been operated in all material respects in accordance with its terms and the requirements of applicable laws, rules and regulations. There are no pending or, to the knowledge of BMG, threatened or anticipated claims under or with respect to any BMG Plan or BMG Employment Arrangement by or on behalf of any current employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits).

        (c) LIABILITIES. Neither BMG nor any of the BMG Commonly Controlled Entities has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA (other than for premium payments and contributions in the ordinary course of business), and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of each BMG Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such BMG Plan) do not exceed the fair market value of the assets of such Plan (as of the date of such valuation). BMG and each of the BMG Commonly Controlled Entities have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act. All contributions and other payments required to be made for any period through the date hereof, by BMG or any BMG Commonly Controlled Entity, to any BMG Plan or BMG Employment Agreement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date hereof, have been reflected in the BMG Financial Statements.

        (d) WELFARE PLANS. None of the BMG Plans or BMG Employment Arrangements promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law in the applicable jurisdiction and, outside of the United States, in accordance with local law, custom and practice.

        (e) DOCUMENTS MADE AVAILABLE. BMG has made available to NSP a true and correct copy of each BMG Employment Arrangement to which BMG or any of the BMG Commonly Controlled Entities is a party or under which BMG or any of the BMG Commonly Controlled Entities has obligations and, with respect to each BMG Plan, where applicable, (i) such plan and the most recent summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such BMG Plan, and (v) the most recent actuarial report or valuation.

        (f) PAYMENTS RESULTING FROM THE MERGER. No BMG Plan or BMG Employment Arrangement exists which could result in the payment to any current, former or future director or employee of BMG, any BMG Commonly Controlled Entity or to any trustee under any "rabbi trust" or similar arrangement of any money or other property or rights or accelerate, vest or provide any other rights or benefits to or in any such employee or director as a result of the consummation, announcement of or other action relating to the transactions contemplated by this Agreement, whether or not such payment, acceleration, vesting or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

        (g) LABOR AGREEMENTS. BMG is not a party to any collective bargaining agreement. Since January 1, 1993, BMG has not had any employee strikes, work stoppages, slowdowns or lockouts or received any requests for certifications of bargaining units or any other requests for collective bargaining. There is no unfair labor practice, employment discrimination or other complaint against BMG pending or, to the best knowledge of BMG, threatened.

    Section 4.11.  ENVIRONMENTAL PROTECTION.  Except as set forth in Section
4.11 of the BMG Disclosure Schedule:

        (a) COMPLIANCE. BMG is in compliance in all material respects with all applicable Environmental Laws (as defined in Section 4.11(g)(ii)); and BMG has not received any written communication from any person or Governmental Authority that asserts that BMG is not or has not been in compliance with applicable Environmental Laws, except for communications with respect to such matters as have been fully and finally resolved or as to which no material obligation of BMG remains.

        (b) ENVIRONMENTAL PERMITS. BMG has obtained or has timely applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and BMG is in compliance with all terms and conditions of the Environmental Permits and BMG reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

        (c) ENVIRONMENTAL CLAIMS. There is no Environmental Claim (as defined in Section 4.11(g)(i)) pending (i) against BMG, or (ii) against any real or personal property or operations which BMG owns, leases or manages, in whole or in part.

        (d) RELEASES. There have been no Releases (as defined in Section 4.11(g)(iv)) of any Hazardous Material (as defined in Section 4.11(g)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against BMG.

        (e) PREDECESSORS. BMG has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials or other circumstances that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of BMG) whose liability BMG has or may have retained or assumed either contractually or by operation of law or against any real or personal property which BMG, either directly or indirectly, formerly owned, leased or managed, in whole or in part.

        (f) DISCLOSURE. BMG has disclosed to NSP all material facts which BMG reasonably believes (i) relate to the cost of BMG pollution control equipment currently required or known to be required in the future; (ii) relate to the cost that BMG reasonably expects to incur to comply with the requirements of the Clean Air Act Amendments of 1990; (iii) relate to current BMG remediation costs or BMG remediation costs known to be required in the future (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for remediation costs); or (iv) form the basis of any other Environmental Claim affecting BMG.

        (g) As used in this Agreement:

            (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by BMG; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

            (ii) "Environmental Laws" means all federal, state and local statutes, codes, laws, ordinances, rules, regulations and other enforceable standards (including without limitation common law), relating to pollution, the environment (including, without limitation, indoor and ambient air, surface water, groundwater, land surface or subsurface strata, land-use planning, and species protection) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

           (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and polychlorinated biphenyls ("PCBs"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which BMG operates.

            (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the atmosphere, soil, surface water, ground water or property.

    Section 4.12. REGULATION AS A UTILITY. BMG is regulated as a public utility in the State of Arizona and is not subject to regulation as a public utility in any other state or commonwealth. Except as set forth in the immediately preceding sentence or in Section 4.12 of the BMG Disclosure Schedule, neither BMG nor any "subsidiary company" or "affiliate" (as those terms are defined in the 1935 Act) of BMG is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

    Section 4.13. VOTE REQUIRED. The approval of the Merger by a majority of all the votes entitled to be cast by all holders of BMG Common Stock (the "BMG Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of BMG required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.14. ACCOUNTING MATTERS. Neither BMG, nor, to BMG's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement, the term "affiliate", except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

    Section 4.15. NON-APPLICABILITY OF CERTAIN ARIZONA LAW. Except as set forth in Section 4.15 of the BMG Disclosure Schedule, none of the requirements relating to certain business combinations of Sections 10-2741 through 10-2743 of the ABCA (or, to the best knowledge of BMG, any other similar state statute) is applicable to the transactions contemplated by this Agreement.

    Section 4.16. OPINION OF FINANCIAL ADVISOR. BMG has received the opinion of Principal Financial Securities, Inc. to the effect that, as of the date hereof, the merger consideration is fair to the holders of BMG Common Stock who are not affiliates of BMG.

    Section 4.17. INSURANCE. Except as set forth in Section 4.17 of the BMG Disclosure Schedule, BMG is, and has been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by BMG during such time period. Except as set forth in Section 4.17 of the BMG Disclosure Schedule, BMG has not received any notice of cancellation or termination with respect to any material insurance policy of BMG. The insurance policies of BMG are valid and enforceable policies in all material respects.

    Section 4.18. ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against on the BMG Financial Statements (including the financial statement notes thereto) or which were incurred after December 31, 1996, in the ordinary course of business and consistent with past practice, BMG does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise).

    Section 4.19. TITLE TO PROPERTIES, ENCUMBRANCES. Except as described in the following sentence, each of BMG has good, valid and marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the BMG Financial Statements as of December 31, 1996 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1996). None of such properties or assets are subject to any Liens, except (i) the Liens listed in Section 4.19 of the BMG Disclosure Schedule; (ii) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by BMG and have been duly reflected on its books and records and, with respect to reserves taken on or prior to December 31, 1996, the Financial Statements ("Proper Reserves"); (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance as to which BMG is not in default; (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;
(v) mechanics', workmen's, materialmen's or other like liens with respect to obligations which are not due or which are being contested in good faith by BMG and as to which it has taken Proper Reserves; and (vi) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not materially impair the operations of BMG.

    Section 4.20.  INTELLECTUAL PROPERTY.

        (a) BMG is the sole and exclusive owner of all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks and registrations for and applications for registration of trademarks, service marks and copyrights, and is the sole and exclusive owner of, or has an irrevocable, royalty free right to use, all material technology and know-how, trade secrets, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, in each case used or held for use in connection with the business of BMG as currently conducted (collectively, the "Intellectual Property"), free and clear of all Liens except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Intellectual Property subject thereto and do not impair in any material respect the operations of BMG.

        (b) All outstanding registrations and applications for Intellectual Property (x) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submissions of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (y) have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any pending, or, to the knowledge of BMG, threatened legal or governmental proceeding before any registration authority in any jurisdiction.

        (c) To the knowledge of BMG, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the business of BMG as currently conducted does not conflict with or infringe in any way any proprietary right of any third party, and there is no claim, suit, action or proceeding pending or, to the knowledge of BMG, threatened against BMG (x) alleging any such conflict or infringement with any third party's proprietary rights, or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property.

    Section 4.21. LABOR MATTERS. BMG is not a party to, bound by, or charged with any violation of, any collective bargaining agreement, contract or other understanding with a labor union or labor organization. BMG is not engaged in any unfair labor practices within the meaning of the National Labor Relations Act, or been charged or threatened with any charges of unfair labor practices. To the knowledge of BMG, there is no activity involving any labor union or organization of BMG seeking representation of any group of employees of BMG, to certify a collective bargaining unit or engaging in any other activity and there are no strikes, shutdowns, work stoppages, lockouts, or threats thereof, by or with respect to any group of employees of BMG. There are no suits, claims, charges or controversies pending or, to the knowledge of BMG, threatened between BMG on the one hand and any of their current or former respective employees on the other hand, regarding BMG's compliance with applicable federal, state and local laws, including, without limitation, those statutes or ordinances concerning employment wage and hour, employment discrimination, workplace safety and other similar legal requirements relating to its employees, including claims for tortious conduct, wrongful discharge and/or breach of contract. No executive or key employee of BMG has indicated that he or she is considering terminating his or her employment. Except as set forth in Section 4.21 of the BMG Disclosure Schedule, or as otherwise provided in this Agreement, no employee or former employee of BMG is entitled to any severance payment or similar payment, either by statute or by contract, upon the termination of his or her employment.

    Section 4.22. AFFILIATE TRANSACTIONS. Except as set forth in Section 4.22 of the BMG Disclosure Schedule, there are no agreements, obligations, contracts, commitments or understandings, whether written or oral, or other transactions between BMG and any (i) officer or director of BMG, (ii) record or beneficial owner of five percent or more of the voting securities of BMG or (iii) affiliate (as defined in Section 7.7 hereof) of any such officer, director or record or beneficial owner, on the other hand.

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    Section 4.23.  BROKERS.  Except as set forth in Section 4.23 of the BMG
Disclosure Schedule, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BMG.

    Section 4.24. REAL AND PERSONAL PROPERTY. Section 4.24(a) of the BMG Disclosure Schedule contains a complete and correct list of all real property (including buildings and structures) owned or leased by BMG and all interests therein (including a brief description of the property, the record title holder, the location and the improvements thereon). All such real property, buildings and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform in all material respects to all applicable legal requirements including those relating to the environment, health and safety, land use and zoning, and all work required to be done by BMG as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to BMG's knowledge, threatened which would affect the use of any such property by BMG.
Section 4.24(b) of the BMG Disclosure Schedule contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property insured by BMG and having a value of more than $5,000 and that is owned or leased by BMG and all interests therein. BMG's buildings and other structures, equipment and other assets (whether leased or owned) are in workable operating condition and repair, subject to ordinary wear and tear.

    Section 4.25. BOOKS AND RECORDS. The books and records of BMG are complete and correct in all material respects and have been maintained in accordance with good business practices and GAAP. The minute books of BMG have been made available to NSP and contain complete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and board of directors of BMG.

    Section 4.26. IMPROPER PAYMENTS. Neither BMG, nor any officers or agents has made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to BMG.

    Section 4.27. OFFICERS AND DIRECTORS; BANK ACCOUNTS, ETC. Section 4.27 of the BMG Disclosure Schedule hereto lists: (i) all officers and directors of BMG;
(ii) all bank accounts and safe deposit boxes maintained by BMG and all authorized signatories therefor, specifying their respective authority; and
(iii) all credit cards under which employees of BMG may incur liability, and the persons holding such cards. Except as set forth in Section 4.27 of the BMG Disclosure Schedule, no person or entity holds any general or special power of attorney from BMG.

    Section 4.28.  CONTRACTS AND COMMITMENTS.  The contracts listed in Section
4.28 of the BMG Disclosure Schedule are all of the Contracts, written or oral and whether legally binding or otherwise, to which BMG is a party or as to which it or its properties may be bound or which otherwise relate to the business conducted by BMG (excluding any Contract that involves a commitment by BMG of less than $25,000 over the next 12 months and less than $50,000 over the balance of the term of such Contract). Accurate and complete copies of all Contracts, including all amendments thereto, have been heretofore delivered to NSP.

    Section 4.29. DISCLOSURE. No representation or warranty by BMG in this Agreement, the Option Agreement or in the Escrow Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF NSP

    NSP represents and warrants to BMG and the shareholders of BMG as follows:

    Section 5.1. ORGANIZATION AND QUALIFICATION. NSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary.

    Section 5.2. CAPITALIZATION. The authorized capital stock of NSP consists of 160,000,000 shares of NSP Common Stock and 7,000,000 shares of NSP preferred stock, $100 par value ("NSP Preferred Stock"). As of the close of business on October 31, 1997, there were issued and outstanding 74,460,438 shares of NSP Common Stock and 2,000,000 shares of NSP Preferred Stock. All of the issued and outstanding shares of the capital stock of NSP are validly issued, fully paid, nonassessable and free of preemptive rights.

    Section 5.3.  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a) AUTHORITY. NSP has all requisite corporate power and authority to enter into this Agreement, the Option Agreement and the Escrow Agreement, and, subject to the applicable NSP Required Statutory Approvals (as defined in Section 5.3(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement, the Option Agreement and the Escrow Agreement and the consummation by NSP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NSP. Each of this Agreement, the Option Agreement and the Escrow Agreement has been or, in the case of the Escrow Agreement, will be, duly and validly executed and delivered by NSP and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes or, in the case of the Escrow Agreement, will constitute, the valid and binding obligation of NSP enforceable against it in accordance with its terms.

        (b) NON-CONTRAVENTION. The execution and delivery of this Agreement, the Option Agreement and the Escrow Agreement by NSP do not and, in the case of the Escrow Agreement, will not, and the consummation of the transactions contemplated hereby and thereby will not, result in a material Violation pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of NSP, or (ii) subject to obtaining the NSP Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to NSP or its properties or assets.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement, the Option Agreement or the Escrow Agreement by NSP or the consummation by NSP of the transactions contemplated hereby or thereby, except as described in
    Section 5.3(c) of the NSP Disclosure Schedule (as defined in Section 7.5(i)) (the "NSP Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such NSP Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

    Section 5.4.  REPORTS AND FINANCIAL STATEMENTS.  Except as set forth in
Section 5.4 of the NSP Disclosure Schedule, the filings required to be made by NSP since January 1, 1996 under the Securities Act, the

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
Exchange Act and the 1935 Act have been filed with the SEC, including all forms, statements, declarations, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. NSP has made available to BMG a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NSP with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, the "NSP SEC Reports"). As of their respective dates, the NSP SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NSP included in the NSP SEC Reports (collectively, the "NSP Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of NSP as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of NSP's articles of incorporation and bylaws of NSP as in effect on the date hereof have been made available to BMG.

    Section 5.5. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the NSP SEC Reports filed prior to the date hereof or as set forth in Section
5.5 of the NSP Disclosure Schedule, from December 31, 1996, NSP and its subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of NSP and its subsidiaries taken as a whole (a "NSP Material Adverse Effect").

    Section 5.6. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of NSP for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to NSP, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                                  ARTICLE VI.
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1. COVENANTS OF BMG. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, BMG agrees as follows, except as expressly contemplated or permitted in this Agreement or to the extent NSP shall otherwise consent in writing:

        (a) ORDINARY COURSE OF BUSINESS. BMG shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact its present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of its present officers and employees. BMG shall not enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss (including without limitation any loans or capital contributions to, and the undertaking of any guarantees in favor of or any "keep well" or other agreements to maintain the financial condition of, another person) to BMG.

        (b) DIVIDENDS. BMG shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock.

        (c) ISSUANCE OF SECURITIES. BMG shall not issue, agree to issue, deliver, sell, award, pledge, dispose of, or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities.

        (d) CHARTER DOCUMENTS. BMG shall not amend or propose to amend its articles of incorporation or bylaws.

        (e) NO ACQUISITIONS. BMG shall not acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof.

        (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the BMG Disclosure Schedule or as required by law, BMG shall not make capital expenditures in excess of the amount budgeted by BMG for capital expenditures as set forth in such Section 6.1(f) of the BMG Disclosure Schedule.

        (g) NO DISPOSITIONS. BMG shall not sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

        (h) INDEBTEDNESS. Except as contemplated by this Agreement, BMG shall not incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than short-term indebtedness in the ordinary course of business consistent with past practice (such as the use of existing credit facilities).

        (i) COMPENSATION, BENEFITS. Except as may be required by applicable law, as may be required to facilitate or obtain a determination from the IRS that a plan is "qualified" within the meaning of Section 401(a) of the Code or as contemplated by this Agreement, BMG shall not, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by BMG, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any stock options or stock option plan) not required under the terms of any existing employee benefit plan, or other contract, agreement, commitment, arrangement, plan or any policy to or with any director, officer or other employee of BMG or (ii) enter into or amend any BMG Employment Arrangements, respectively, or any other employment, severance or special pay arrangement with respect to the employment or termination of employment or other similar contract, agreement or arrangement with any director or officer or other.

        (j) ACCOUNTING. BMG shall not make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

        (k) POOLING. BMG shall not take any action which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and BMG shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

        (l) AFFILIATE TRANSACTIONS. BMG shall not enter into any material agreement or arrangement with any of their respective affiliate on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

        (m) COOPERATION, NOTIFICATION. BMG shall (i) promptly notify NSP of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (ii) advise NSP of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a BMG Material Adverse Effect; and (iii) promptly provide NSP with copies of all filings made by BMG with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (n) RATE MATTERS. BMG shall discuss with NSP any changes in regulated rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and BMG shall not make any filing to change its regulated rates that would have a material adverse effect on the benefits to NSP associated with the business combination provided for herein.

        (o) THIRD-PARTY CONSENTS. BMG shall use all commercially reasonable efforts to obtain all BMG Required Consents. BMG shall promptly notify NSP of any failure or prospective failure to obtain any such consents and, if requested by NSP, shall provide copies of all BMG Required Consents obtained by BMG to NSP.

        (p) TAX MATTERS. BMG shall not make or rescind any material express or deemed election relating to Taxes or any Tax Return, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1996, except as may be required by applicable law.

        (q) DISCHARGE OF LIABILITIES. BMG shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements included in the BMG Financial Statements, or incurred in the ordinary course of business consistent with past practice.

        (r) CONTRACTS. BMG shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material Contract to which it is a party, or waive, release or assign any material rights or claims.

        (s) INSURANCE. BMG shall maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the gas utility industry .

        (t) PERMITS. BMG shall use reasonable efforts to maintain in effect all existing governmental permits pursuant to which BMG operates.

                                  ARTICLE VII.
                             ADDITIONAL AGREEMENTS

    Section 7.1. ACCESS TO INFORMATION. Upon reasonable notice, BMG shall afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of NSP (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns and environmental or worker health and safety audits, reports, studies and investigations, whether draft or final, relating to BMG, or any property currently or formerly owned, leased or operated by BMG) and, during such period, BMG shall furnish promptly to NSP (i) access to each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission and the Arizona Corporation Commission or any other federal or state regulatory agency or commission, and (ii) access to all information concerning BMG, directors, officers and shareholders and such other matters as may be reasonably requested by NSP in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Throughout the period prior to the Effective Time, NSP shall furnish promptly to BMG access to all information concerning NSP, directors, officers, shareholders and such other matters as may be reasonably requested by BMG in connection with any filings, applications or approvals required or contemplated by this Agreement or for any reason related to the transactions contemplated by this Agreement. In addition, during such period, NSP shall provide to BMG two copies of all non-confidential filings made by NSP with the SEC and all communications by NSP to its shareholders, and shall include a designate of BMG on its distribution list for all press releases.

    Section 7.2.  PROXY STATEMENT AND REGISTRATION STATEMENT.

        (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of NSP Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process, in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of NSP Common Stock issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy/Registration Statement.

        (b) LETTER OF BMG'S ACCOUNTANTS. BMG shall use its best efforts to cause to be delivered to NSP a letter of Deloitte & Touche LLP dated a date within two business days before the effective date of the Proxy/Registration Statement, and addressed to NSP, in form and substance reasonably satisfactory to NSP and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 and proxy statements similar to the Proxy/Registration Statement.

        (c) LETTER OF NSP'S ACCOUNTANTS. NSP shall use its best efforts to cause to be delivered to BMG a letter of Price Waterhouse LLP dated a date within two business days before the effective date of the Proxy/Registration Statement, and addressed to BMG, in form and substance reasonably satisfactory to BMG and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 and proxy statements similar to the Proxy/Registration Statement.

    Section 7.3.  REGULATORY MATTERS.

        (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby and will respond promptly to any requests for additional information made by either of such agencies.

        (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals, waivers and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the BMG Required Statutory Approvals and the NSP Required Statutory Approvals. NSP shall have the right to review and approve in advance all characterizations of the information relating to NSP, on the one hand, and BMG shall have the right to review and approve in advance all characterizations of the information relating to BMG, on the other hand, in either case which appear in any filing made in connection with the NSP Required Statutory Approvals and the BMG Required Statutory Approvals sought in connection with this Agreement. NSP and BMG shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals, waivers and authorizations of Governmental Authorities.

    Section 7.4.  SHAREHOLDER APPROVAL

        (a) APPROVAL OF BMG SHAREHOLDERS. Subject to the provisions of Section 7.4(b), BMG shall, as soon as reasonably practicable after the date hereof
    (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "BMG Meeting") for the purpose of securing the BMG Shareholders' Approval, (ii) distribute to its shareholders the Proxy/Registration Statement in accordance with applicable federal and state law and with its articles of incorporation and bylaws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with NSP with respect to each of the foregoing matters.

        (b) MEETING DATE. The BMG Meeting for the purpose of securing the BMG Shareholders' Approval shall be held on such date as BMG and NSP shall mutually determine.

    Section 7.5. DISCLOSURE SCHEDULES. On the date hereof, (i) NSP has delivered to BMG a schedule (the "NSP Disclosure Schedule") and (ii) BMG has delivered to NSP a schedule (the "BMG Disclosure

Schedule"). The BMG Disclosure Schedule and the NSP Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    Section 7.6. PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, (a) BMG and NSP will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without providing the other party the opportunity to review and comment upon such announcement or statement, and (b) the initial press release or releases of NSP and BMG announcing the execution of this Agreement shall each be approved by the other party hereto prior to their issuance.

    Section 7.7. RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, BMG shall identify in a letter to NSP all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of BMG as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). BMG shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to NSP on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT C (the "Affiliate Agreement").

    Section 7.8. NO SOLICITATIONS. BMG shall not, and shall not permit any of its Representatives, to directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined below), or, in the event of an unsolicited Business Combination Proposal, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal; provided, however, that notwithstanding any other provision hereof BMG may at any time prior to the time at which the BMG Shareholders' Approval has been obtained, engage in discussions or negotiations with a third party and may furnish such third party information concerning itself and its business, properties and assets if, and only to the extent that, (A)(x) such third party shall first have made an unsolicited written proposal to the Board of Directors of BMG (which proposal may be conditional) to consummate a Business Combination Proposal which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of BMG, and if consummated, based on the advice of BMG's investment bankers, the Board of Directors of BMG has determined is financially more favorable to the shareholders of BMG than the terms of the Merger; (y) BMG's Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Business Combination Proposal; and (z) the Board of Directors of BMG shall have determined in good faith, based upon the written advice of outside counsel, that such action is required by its fiduciary duties under applicable law and
(B) prior to furnishing such information to or entering into negotiations with such third party, BMG (x) provides prompt notice to NSP to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement in reasonably customary form. BMG shall notify NSP orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep NSP informed of the status and details of any such inquiry, offer or proposal, and shall give NSP five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Upon compliance with the foregoing, BMG shall be entitled to (1) not recommend or change its recommendation concerning the Merger; and (2) provided it also complies with the provisions of Section 9.1(d), enter into an agreement with such third party concerning a Business Combination Proposal provided that BMG shall immediately make payment in full to NSP of the Break-Up Fee as defined in Section 9.3(a). BMG shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal. As used in this Section 7.8, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BMG, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of BMG, other than pursuant to the transactions contemplated by this Agreement.

    Section 7.9. EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that NSP shall pay all expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, and, if NSP terminates this Agreement under the circumstances under which it would be obligated to pay BMG the termination fee set forth in Section 9.3(b) hereof, NSP shall also pay the costs incurred by BMG in obtaining the letter described in Section 7.2(b) hereof and the opinion described in Section 4.16 hereof.

    Section 7.10. FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in
Section 8.1(e), Section 8.1(g), Section 8.2(e) and Section 8.2(i). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the BMG Required Consents, BMG Required Statutory Approvals, NSP Required Consents or NSP Required Statutory Approvals, and the adoption of an alternative structure (that otherwise substantially preserves for BMG and NSP the economic benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transaction, all material third-party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

    Section 7.11. TAX MATTERS. Neither BMG nor NSP will file any Tax Return, make any disclosure or otherwise take any position or any action that would cause the Merger to not qualify as a reorganization under Section 368(a)(1)(A) of the Code. BMG and NSP will, and BMG will use its best efforts to cause its stockholders to, file all Tax Returns and take such other actions as may be required for the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code and to comply with the regulations under Section 368 of the Code as they apply to the Merger.

    Section 7.12. BMG EMPLOYEE MATTERS. NSP agrees that all employees of BMG at the Effective Time of the Merger will be given credit for purposes of all NSP employee benefit plans (including without limitation severance benefit plans) for years of service with BMG. In addition, NSP agrees to pay to any BMG employee who does not have an employment contract with BMG or NSP and who within one year following the Effective Time (i) is terminated without cause by NSP, or
(ii) voluntarily terminates his or her employment upon being relocated outside of the State of Arizona, a lump sum severance benefit equal to (a) in the case of (i) above the greater of six months' salary or the amount such employee would otherwise receive under NSP's severance plans, or (b) in the case of (ii) above, six months' salary. For the purposes of this Agreement, the term "cause" shall mean:
(a) the failure by an employee to perform his or her duties and obligations in any material respect; (b) conviction of a felony involving moral turpitude; (c) violation of the law in connection with employment which is materially injurious to NSP, monetarily or otherwise; or (d) the disregard of lawful directions from a superior.

                                 ARTICLE VIII.
                                   CONDITIONS

    Section 8.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

        (a) SHAREHOLDER APPROVALS. The BMG Shareholders' Approval shall have been obtained.

        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of NSP Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

        (e) STATUTORY APPROVALS. The BMG Required Statutory Approvals and the NSP Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below), and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or would be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of NSP or BMG or the Company and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        (f) FEDERAL TAX OPINION. BMG and the shareholders of BMG shall have received an opinion of BMG in form and substance reasonably satisfactory to BMG and NSP on or about the date that is two business days prior to the date the Proxy Statement is first mailed to the shareholders of BMG, substantially to the effect that:

        (i) The Merger will constitute a tax free reorganization under Section 368(a)(1)(A) of the Code and BMG and NSP will each be a party to the reorganization;

        (ii) No gain or loss will be recognized by BMG as a result of the Merger;

       (iii) No gain or loss will be recognized by the shareholders of BMG who exchange their BMG Common Stock for NSP Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NSP Common Stock);

        (iv) The tax basis of the NSP Common Stock received by the shareholders of BMG who exchange all of their BMG Common Stock for NSP Common Stock in the Merger will be the same as the tax basis of the BMG Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

        (v) The holding period for capital gains purposes of NSP Common Stock received by shareholders of BMG in the Merger will include the period during which the shares of BMG Common Stock to be exchanged therefor were held, PROVIDED such BMG Common Stock was held as a capital asset by the holder of such BMG Common Stock at the Closing Date; and

        (vi) The discussion in the Proxy Statement under the caption "The Merger--Certain Federal Income Tax Consequences" insofar as it relates to matters of federal income tax law is a fair and accurate summary of such matters.

and such opinion shall not have been withdrawn or modified in any material respect on the Closing Date. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of NSP, BMG and shareholders of BMG and others as are reasonable and necessary, PROVIDED, HOWEVER, that the condition set forth in this Section 8.1(f) shall be deemed to be satisfied as to BMG if Fennemore Craig, P.C. is unable to render such opinion solely by reason of any of the officers or shareholders of BMG refusing or failing to provide Fennemore Craig, P.C. with requested representations and shall be deemed to be satisfied as to NSP if Fennemore Craig, P.C. is unable to render such opinion solely by reason of any of the officers of NSP refusing or failing to provide Fennemore Craig, P.C. with requested representations.

    Section 8.2. CONDITIONS TO OBLIGATION OF NSP TO EFFECT THE MERGER. The obligation of NSP to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by NSP in writing pursuant to Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF BMG. BMG shall have performed its agreements and covenants contained in Sections 6.1(b) and 6.1(c) and shall have performed in all material respects its other agreements and covenants contained in this Agreement required to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BMG set forth in this Agreement that are qualified with reference to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all materials respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time).

        (c) CLOSING CERTIFICATES. NSP shall have received a certificate signed by the chief financial officer of BMG, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
    Section 8.2(a) and Section 8.2(b) have been satisfied.

        (d) BMG MATERIAL ADVERSE EFFECT. No BMG Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a BMG Material Adverse Effect.

        (e) BMG REQUIRED CONSENTS. The BMG Required Consents the failure of which to obtain would have a BMG Material Adverse Effect shall have been obtained.

        (f) AFFILIATE AGREEMENTS. The Company shall have received Affiliate Agreements, duly executed by each "affiliate" of BMG, substantially in the form of EXHIBIT C, as provided in Section 7.7.

        (g) LEGAL OPINION. NSP shall have received an opinion of Fennemore Craig, P.C., reasonably satisfactory in form and substance to NSP.

        (h) DISSENTERS' RIGHTS. The number of BMG Dissenting Shares shall not constitute more than 5% of the number of issued and outstanding shares of BMG Common Stock.

        (i) NSP shall receive an order from the SEC under the 1935 Act stating that it shall continue as an exempt holding company under Section 3(a)(2) of the 1935 Act following completion of the Merger.

        (j) NSP shall have received the certificates required by Section 4.9(z).

        (k) POOLING. Each of BMG and NSP shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to NSP, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

        (l) BMG, the Designee (as defined in the Escrow Agreement) and the Escrow Agent shall have entered into the Escrow Agreement substantially in the form of EXHIBIT B hereto.

    Section 8.3. CONDITIONS TO OBLIGATION OF BMG TO EFFECT THE MERGER. The obligation of BMG to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by BMG in writing pursuant to Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF NSP. NSP (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in this Agreement required to be performed at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of NSP set forth in this Agreement that are qualified with reference to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects
    (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time).

        (c) CLOSING CERTIFICATES. BMG shall have received a certificate signed by the chief financial officer of NSP, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
    Section 8.3(a) and Section 8.3(b) have been satisfied.

        (d) LEGAL OPINION. BMG shall have received an opinion of Gardner, Carton & Douglas and Gary Johnson, General Counsel of NSP, reasonably satisfactory in form and substance to BMG.

        (e) AVERAGE NSP SHARE PRICE. The Average NSP Share Price shall not be less than 25% of the closing price for NSP Common Stock on the New York Stock Exchange on the date hereof.

        (f) ESCROW AGREEMENT. NSP and the Escrow Agent shall have entered into the Escrow Agreement substantially in the form of Exhibit B hereto.

                                  ARTICLE IX.
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or (except as otherwise set forth below) after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of BMG and NSP;

        (b) by either NSP or BMG, by written notice to the other party, if the Effective Time shall not have occurred on or before September 30, 1998 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(e), 8.2(e), and/or 8.2(i) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to December 31, 1998;

        (c) by either NSP or BMG, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written advice of outside counsel for such party, of prohibiting the Merger, or by either NSP or BMG if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

        (d) by BMG, at any time prior to the time at which the BMG Shareholders' Approval has been obtained, upon five days' prior notice to NSP, if, as a result of a Business Combination Proposal, the Board of Directors of BMG determines in good faith that its fiduciary obligations under applicable law require that such Business Combination Proposal be accepted; provided, however, that (i) the Board of Directors of BMG shall have received the written advice of outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by NSP in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such Business Combination Proposal; (ii) prior to any such termination, BMG shall, and shall cause its respective financial and legal advisors to, negotiate with NSP to make such adjustments in the terms and conditions of this Agreement as would enable BMG to proceed with the transactions contemplated herein on such adjusted terms; and (iii) the termination described in this Section 9.1(d) shall not be effective unless and until BMG shall have paid to NSP in full the Break-Up Fee described in Section 9.3(a); provided further that, notwithstanding anything in this Section 9.1(d) to the contrary, NSP and BMG intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of a Business Combination Proposal, it being acknowledged and agreed that any such proposal would interfere with the strategic advantages and benefits that NSP and BMG expect to derive from this Agreement and the transactions contemplated hereby;

        (e) by BMG, by written notice to NSP, if (i) there exist material inaccuracies of the representations and warranties of NSP made herein as of the date hereof and such inaccuracies shall not have been remedied within 20 days after receipt by NSP of notice in writing from BMG, specifying the nature of such inaccuracies and requesting that they be remedied, or (ii) NSP (and/or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by NSP of notice in writing from BMG, specifying the nature of such failure and requesting that it be remedied; or

        (f) by NSP, by written notice to BMG, if (i) there exist material inaccuracies of the representations and warranties of BMG made herein as of the date hereof, and such inaccuracies shall not have been remedied within 20 days after receipt by BMG of notice in writing from NSP, specifying the nature of such inaccuracies and requesting that they be remedied, (ii) BMG shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by BMG of notice in writing from NSP, specifying the nature of such failure and requesting that it be remedied; or
    (iii) the Board of Directors of BMG or any committee thereof (A) shall fail to approve or recommend this Agreement or the Merger or shall withdraw or modify in any manner adverse to NSP its approval or recommendation of this Agreement or the Merger,
(B) shall fail to reaffirm such approval or recommendation upon NSP's request,
(C) shall make any recommendation with respect to a Business Combination Proposal other than a recommendation to reject such Business Combination Proposal, (D) shall take any action prohibited by Section 7.8 or (E) shall resolve to take any of the actions specified in clause (A), (B), (C) or (D).

    Section 9.2. EFFECT OF TERMINATION In the event of termination of this Agreement by either BMG or NSP pursuant to Section 9.1 there shall be no liability on the part of either BMG or NSP or their respective officers or directors hereunder, except that Section 7.9, Section 9.3, Section 10.2 and
Section 11.7 shall survive the termination, and except further that nothing herein shall relieve any party from liability for any breach of this Agreement.

    Section 9.3.  TERMINATION FEES; EXPENSES.

        (a) BREAK-UP FEE. If BMG shall have terminated this Agreement pursuant to Section 9.1(d), or NSP shall have terminated this Agreement pursuant to
    Section 9.1(f)(iii), then BMG shall promptly, but in no event later than two business days after the date of such termination, pay NSP a fee ("Break-Up Fee") of $570,000. Notwithstanding anything herein to the contrary, the aggregate amount payable to NSP pursuant to this Section 9.3(a) and the terms of the Option Agreement shall not exceed $800,000. For purposes of this Section 9.3(a), the amount payable pursuant to the terms of the Option Agreement shall be the amount paid pursuant to Sections 7(a)(i) and 7(a)(ii) thereof.

        (b) NSP TERMINATION FEE. If NSP shall have terminated this Agreement pursuant to Section 9.1(b) (but only if the condition or conditions to the Closing not fulfilled are contained in Section 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.2(i) and/or 8.3), then NSP shall promptly, but in no event later than two business days after the date of such termination, pay BMG a termination fee of $50,000.

        (c)  EXPENSES.  The parties agree that the agreements contained in
    Section 9.3(a) are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. (or its successor) from the date such fee was required to be paid.

    Section 9.4. AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of BMG and prior to the Effective Time, but after such approval, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of BMG capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the parties, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

    Section 9.6. POOLING OF INTERESTS ACCOUNTING; TAX FREE REORGANIZATION. In the event that NSP or BMG becomes aware of any provisions of this Agreement that would prevent the Merger from being accounted for as a pooling of interests or qualifying as a reorganization within the meaning of Section 368(a) of the

Code, such parties shall negotiate in good faith with a view toward amending this Agreement in a manner that would permit the Merger to be accounted for as a pooling of interests or to be qualified as a reorganization under Section 368(a) of the Code, as applicable.

                                   ARTICLE X.
                                INDEMNIFICATION

    Section 10.1. SURVIVAL OF REPRESENTATIONS. The representations and warranties of BMG and NSP contained herein shall survive the consummation of the transactions contemplated hereby.

    Section 10.2.  INDEMNIFICATION.

        (a) BY BMG AND THE SHAREHOLDERS OF BMG. From the date hereof until the Effective Time, BMG shall, and after the Effective Time, the shareholders of BMG shall, indemnify, save and hold harmless NSP, its affiliates and its subsidiaries (the "NSP Group") from and against any and all costs, losses (including without limitation diminution in value), Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any environmental law (including without limitation any clean-up or remedial action) and reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), arising out of or resulting from (i) any breach of any representation or warranty made by BMG in this Agreement or in any certificate delivered hereunder; or (ii) any breach of any covenant or agreement made by BMG in this Agreement or in any certificate delivered hereunder provided, however, that such indemnification obligation shall in all events be solely to the extent of the shares of NSP Common Stock deposited in the Escrow Account.

        (b) BY NSP. NSP shall indemnify, save and hold harmless BMG and its affiliates, from the date hereof until the Effective Time, and the shareholders of BMG, after the Effective Time (the "BMG Group") from and against any and all Damages arising out of or resulting from (i) any breach of any representation or warranty made by NSP in this Agreement or in any certificate delivered hereunder; or (ii) any breach of any covenant or agreement made by NSP in this Agreement or in any certificate delivered hereunder provided, however, that there will be an aggregate ceiling on such indemnification obligation equal to $1,500,000.

        (c) DEFENSE OF CLAIMS. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. Notwithstanding the foregoing, neither party shall be entitled to indemnification hereunder unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification within the earlier of (x) one year after the Effective Time and (y) with respect to those matters for which claims for indemnification must be asserted not later than the date of issuance of the first independent audit report on the combined annual audited financial statements of NSP and BMG (the "Financial Statements Date") in order to account for the Merger as a pooling of interests, the Financial Statements Date (the earlier of (x) and (y), the "Indemnification Termination Date"). If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same (unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing) and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within thirty (30) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.2 and for any final judgment (subject to any right of appeal) with respect to an action subject to this Section 10.2, and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment. Whenever this Section 10.2(c) provides for a party to give notice, receive notice or take other actions pursuant hereto, when such party is the shareholders of BMG after the Effective Time, such action shall be taken by the Designee, as representative of the shareholders of BMG after the Effective Time.

        (d) ESCROW ACCOUNT. The shares of NSP Common Stock held in the Escrow Account shall be available to satisfy the indemnification claims of the NSP Group pursuant to this Article X, and NSP and the Designee shall, from time to time, direct the Escrow Agent to deliver to NSP the number of shares of NSP Common Stock having a value equal to the Damages as to which the NSP Group is entitled to be indemnified pursuant to this Article X. For purposes of this Section 10.2(d), the value of a share of NSP Common Stock shall be the Average NSP Share Price. On the first anniversary of the Closing Date, NSP and the Designee shall direct the Escrow Agent to deliver all of the shares of NSP Common Stock then held in the Escrow Account to NSP and NSP shall thereupon distribute such shares in accordance with Section 2.1(b)(y) of this Agreement. Notwithstanding the foregoing, to the extent NSP has properly asserted the existence of a Claim on or before such first anniversary date, the number of shares of NSP Common Stock determined by dividing the amount of the Claim by the Average NSP Share Price shall remain in the Escrow Account until such Claim is finally resolved. Upon the satisfaction in full of each such Claim by NSP under this Article X, NSP and the Designee shall direct the Escrow Agent to deliver to NSP all of the shares of NSP Common Stock so held pursuant to such Claim and remaining in the Escrow Account after satisfaction of each such Claim, if any, and NSP shall thereupon distribute such shares in accordance with Section 2.1(b)(y) of this Agreement. NSP shall satisfy Claims, if any, of the BMG Group that are resolved against NSP pursuant to this Article X by depositing cash in the Escrow Account and, together with the Designee, directing the Escrow Agent to distribute such cash to the shareholders of BMG in proportion to the number of shares of NSP Common Stock delivered to each such shareholder pursuant to Section 2.1(b)(x) hereof.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

    Section 11.1. BROKERS. BMG represents and warrants that, except for Principal Financial Services, Inc., whose fees have been disclosed to NSP prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BMG. NSP represents and warrants that no broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSP.

    Section 11.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  If to BMG, to:
           Black Mountain Gas Company
           6021 E. Cave Creek Road
           P.O. Box 427
           Cave Creek, Arizona 85331
           Attention:  Thomas E. LeNeau
           Telephone: 602-488-3402
           Telecopy: 602-488-1678

with a copy to:
           Fennemore Craig, P.C.
           3003 North Central Avenue
           Suite 2600
           Phoenix, Arizona 85012
           Attention:  Karen C. McConnell
           Telephone:  602-916-5307
           Telecopy:  602-916-5507

        (b)  If to NSP, to:
           Northern States Power Company
           414 Nicollet Mall
           Minneapolis, Minnesota 55401
           Attention:  Gary Johnson
           Telephone:  612-330-6600
           Telecopy:  612-330-6222

with a copy to:
           Gardner, Carton & Douglas
           Quaker Tower
           321 North Clark Street, Suite 3400
           Chicago, Illinois 60610-4795
           Attention:  Peter D. Clarke, Esq.
           Telephone:  (312) 245-8685
           Telecopy:  (312) 644-3381

    Section 11.3. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to its conflicts of law rules or principles.

    Section 11.4. INTERPRETATION. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Unless the context otherwise requires, the use of the singular shall include the plural, the use of the masculine shall include the feminine, and vice versa. As used in this Agreement, the antecedent of any personal pronoun shall be deemed to be only the next preceding proper noun or nouns, as appropriate for such pronoun. As used in this Agreement, any reference to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation.

    Section 11.5. COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 11.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Section
7.12 and Article X, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 11.7. WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) except with respect to Section 9.3, which shall not be limited in any way, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    Section 11.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Arizona or in Arizona state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Arizona or any Arizona state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Arizona.

    IN WITNESS WHEREOF, Northern States Power Company and Black Mountain Gas Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                NORTHERN STATES POWER COMPANY

                                By:  /s/ CYNTHIA L. LESHER
                                     -----------------------------------------
                                     Name: Cynthia L. Lesher
                                     Title: President, NSP Gas

                                BLACK MOUNTAIN GAS COMPANY

                                By:  /s/ TOM E. LENEAU
                                     -----------------------------------------
                                     Name: Tom E. LeNeau
                                     Title: President - CEO

                                                                       EXHIBIT A

                                OPTION AGREEMENT

    OPTION AGREEMENT, dated as of December 29, 1997 by and between Black Mountain Gas Company, an Arizona corporation ("BMG"), and Northern States Power Company, a Minnesota corporation ("NSP").

    WHEREAS, concurrently with the execution and delivery of this Agreement, BMG and NSP are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of BMG with and into NSP (the "Merger"); and

    WHEREAS, as a condition to NSP's willingness to enter into the Merger Agreement, NSP has requested that BMG agree, and BMG has so agreed, to grant to NSP an option with respect to certain shares of BMG's common stock, on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, to induce NSP to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. GRANT OF OPTION. BMG hereby grants NSP an irrevocable option (the "BMG Option") to purchase up to 181,386 shares, subject to adjustment as provided in
Section 11 (such shares being referred to herein as the "BMG Shares") of common stock, no par value, of BMG (the "BMG Common Stock") (being 19.9% of the number of shares of BMG Common Stock outstanding on the date hereof), in the manner set forth below at a price (the "Exercise Price") per BMG share of $21.12 payable, at NSP's option, (a) in cash or (b) subject to the receipt of approvals of any Governmental Authority required for BMG to acquire shares of common stock, $2.50 par value, of NSP ("NSP Shares") from NSP, and for NSP to issue the NSP Shares to BMG, which approvals BMG and NSP shall use their respective best efforts to obtain, in NSP Shares, in either case in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of BMG Shares for which the BMG Option is exercisable exceed 19.9% of the number of issued and outstanding shares of BMG Common Stock. As used herein, the "Fair Market Value" of any NSP Share shall be the volume weighted average of the closing prices for such NSP Share on the New York Stock Exchange (the "NYSE") for the twenty full trading days ending on the third full trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2. EXERCISE OF OPTION. The BMG option may be exercised by NSP, in whole or in part, at any time or from time to time after the Merger Agreement (i) becomes terminable by NSP under circumstances which would entitle NSP to the Break-Up Fee under Section 9.3(a) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination Proposal) or (ii) is terminated by BMG pursuant to Section 9.1(d) of the Merger Agreement (regardless of whether there occurs a closing of any Business Combination Proposal), any such event being referred to herein as a "Trigger Event." BMG shall notify NSP promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by BMG shall not be a condition to the right of NSP to exercise the BMG Option. In the event NSP wishes to exercise the BMG Option, NSP shall deliver to BMG a written notice (an "Exercise Notice") specifying the total number of BMG Shares it wishes to purchase. Each closing of a purchase of BMG Shares (a "Closing") shall occur at a place, on a date and at a time designated by NSP in an Exercise Notice delivered at least two business days prior to the date of the Closing. The BMG Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the BMG Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation,

10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than the third anniversary of the date hereof). Notwithstanding the foregoing, the BMG Option may not be exercised if NSP is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement. Upon the giving by NSP to BMG of the Exercise Notice and the tender of the applicable aggregate Exercise Price, NSP shall be deemed to be the holder of record of the BMG Shares issuable upon such exercise, notwithstanding that the stock transfer books of BMG shall then be closed or that certificates representing such BMG Shares shall not then be actually delivered to NSP.

    3. CONDITIONS TO CLOSING. The obligation of BMG to issue the BMG Shares to NSP hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by BMG in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the BMG Shares hereunder shall have expired or have been terminated; (ii) any NSP Shares which are issued in payment of the Exercise Price shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local Governmental Authority, if any, required in connection with the issuance of the BMG Shares or the acquisition of such BMG Shares by NSP hereunder shall have been obtained or made, as the case may be, including, without limitation, the approval of, if applicable, the issuance of the NSP Shares to BMG and the acquisition by BMG of the NSP shares constituting the Exercise Price hereunder, and approval of the SEC under the 1935 Act of the acquisition of the BMG Shares by NSP; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

    4. CLOSING. At any Closing, (a) BMG will deliver to NSP or its designee a single certificate in definitive form representing the number of BMG Shares designated by NSP in its Exercise Notice, such certificate to be registered in the name of NSP and to bear the legend set forth in Section 12 and (b) NSP will deliver to BMG the aggregate Exercise Price for the BMG Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or (ii) subject to the condition in Section 1(b), a certificate or certificates representing the number of NSP Shares being issued by NSP in consideration thereof, as the case may be. For the purposes of this Agreement, the number of NSP Shares to be delivered to BMG shall be equal to the quotient obtained by dividing (i) the product of (x) the number of BMG Shares with respect to which the BMG Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the NSP Shares on the date immediately preceding the date the Exercise Notice is delivered to BMG. BMG and NSP shall each pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of their respective stock certificates under this Agreement in the name of the other or such designee of the other as shall have obtained appropriate regulatory approval.

    5. REPRESENTATIONS AND WARRANTIES OF BMG. BMG represents and warrants to NSP that (a) BMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by BMG and the consummation by BMG of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BMG and no other corporate proceedings on the part of BMG are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) BMG has taken all necessary corporate or other action (including the approval of the Board of Directors of BMG) to render inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, the provisions of the ABCA referred to in Section 4.15 of the Merger Agreement, (d) this Agreement has been duly executed and delivered by BMG, constitutes a valid and binding obligation of BMG and, assuming this Agreement constitutes a valid and binding obligation of NSP, is enforceable against BMG in accordance with its terms, (e) BMG has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the BMG Option in accordance with its terms, and at all times from the date hereof through the expiration of the BMG Option will have reserved, 181,386 authorized and unissued BMG Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the BMG Shares to NSP upon the exercise of the BMG Option in accordance with its terms, NSP will acquire the BMG shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) except as described in Section 4.4(b) or
(c) of the Merger Agreement and subject to the satisfaction of the conditions set forth in Section 3 hereof, the execution and delivery of this Agreement by BMG does not, and the consummation by BMG of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of BMG pursuant to, (A) any provision of the Articles of Incorporation or bylaws of BMG, (B) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, BMG benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BMG or its properties or assets, (h) except as described in Section 4.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by BMG does not, and the performance of this Agreement by BMG will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of BMG, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of BMG to any person under circumstances that would cause the issuance and sale of the BMG Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of NSP contained in Section 6(h) hereof are true and correct, the issuance, sale and delivery of the BMG Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and BMG shall not take any action which would cause the issuance, sale and delivery of the BMG Shares hereunder not to be exempt from such requirements), and (j) BMG is an "accredited investor" (an "Accredited Investor") within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and any NSP Shares acquired pursuant to this Agreement will be acquired for BMG's own account, for investment purposes only and will not be acquired by BMG with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    6. REPRESENTATIONS AND WARRANTIES OF NSP. NSP represents and warrants to BMG that (a) NSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by NSP and the consummation by NSP of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NSP and no other corporate proceedings on the part of NSP are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by NSP and constitutes a valid and binding obligation of NSP, and, assuming this Agreement constitutes a valid and binding obligation of BMG, is enforceable against NSP in accordance with its terms, (d) prior to any delivery of NSP Shares in consideration of the purchase of BMG Shares pursuant hereto, NSP will have taken all necessary corporate action to authorize for issuance and to permit it to issue such NSP Shares all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon any delivery of such NSP Shares to BMG in consideration of the purchase of BMG Shares pursuant hereto, BMG will acquire the NSP Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in Section 5.3(b) of the Merger Agreement and subject to the satisfaction of the conditions set forth in Section 3 hereof, the execution and delivery of this Agreement by NSP does not, and the consummation by NSP of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by NSP or any of its subsidiaries, pursuant to (A) any provision of the Articles of Incorporation or bylaws of NSP (B) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, NSP benefit plan or other agreement, obligation, instrument, permit, concession franchise, license or (C) any material judgment order, decree, statute, law, ordinance, rule or regulation applicable to NSP or its properties or assets, (g) except as described in Section 5.3(c) of the Merger Agreement or Section 1(b) or Section 3 hereof the execution and delivery of this Agreement by NSP does not, and the consummation by NSP of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority and (h) NSP is an Accredited Investor and any BMG Shares acquired upon exercise of the BMG Option will be acquired for NSP's own account, for investment purposes only and will not be, and the BMG Option is not being, acquired by NSP with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.  CERTAIN REPURCHASES.

    (a) NSP PUT. At the request of NSP by written notice at any time during which the BMG Option is exercisable pursuant to Section 2 (the "Repurchase Period"), BMG (or any successor entity thereof) shall repurchase from NSP all or any portion of the BMG Option, at the price set forth in subparagraph (i) below, or, at the request of NSP by written notice at any time prior to September 30, 1998 (provided that such date shall be extended to December 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to December 31, 1998), BMG (or any successor entity thereof) shall repurchase from NSP all or any portion of the BMG Shares purchased by NSP pursuant to the BMG Option, at the price set forth in subparagraph (ii) below:

        (i) the difference between (x) the "Offer Price" for shares of BMG Common Stock as of the date NSP gives notice of its intent to exercise its rights under this Section 7 (defined as the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination Proposal which was made prior to such date and not terminated or withdrawn as of such date and (y) the Exercise Price, multiplied by the number of BMG Shares purchasable pursuant to the BMG Option (or portion thereof with respect to which NSP is exercising its rights under this Section 7), but only if the Offer Price is greater than the Exercise Price;

        (ii) the product of (x) the sum of (A) the Exercise Price paid by NSP per BMG Share acquired pursuant to the BMG Option and (B) the difference between the Offer Price and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (y) the number of BMG Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination Proposal offer during the Repurchase Period prior to the delivery by NSP of a notice of repurchase.

    (b) REDELIVERY OF NSP SHARES. If NSP elected to purchase BMG Shares pursuant to the exercise of the BMG Option by the issuance and delivery of NSP Shares, then BMG shall, if so requested by NSP, in fulfillment of its obligation pursuant to clause (A) of Section 7(a)(ii)(x) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificate for such NSP Shares to NSP free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever, provided, however, that if less than all of the BMG Shares purchased by NSP pursuant to the BMG Option are to be repurchased pursuant to this Section 7, then NSP shall issue to BMG a new certificate representing those NSP Shares which are not due to be redelivered to NSP pursuant to this Section 7 as they constituted payment of the Exercise Price for the BMG Shares not being repurchased.

    (c) PAYMENT AND REDELIVERY OF BMG OPTION OR SHARES. In the event NSP exercises its rights under this Section 7, BMG shall, within 10 business days thereafter, pay the required amount to NSP in immediately available funds and NSP shall surrender to BMG the BMG Option or the certificates evidencing the BMG Shares purchased by NSP pursuant thereto, and NSP shall warrant that it owns the BMG Option or such shares and that the BMG Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

    (d) NSP CALL. If NSP has elected to purchase BMG Shares pursuant to the exercise of the BMG Option by the issuance and delivery of NSP Shares, notwithstanding that NSP may no longer hold any such BMG Shares or that NSP elects not to exercise its other rights under this Section 7, NSP may require, at any time or from time to time prior to September 30, 1998 (provided that such date shall be extended to December 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to
Section 9.1(b) of the Merger Agreement has been extended to December 31, 1998), BMG to sell to NSP any such NSP Shares at the price attributed to such NSP Shares pursuant to Section 4 plus interest at the rate of 7% per annum on such amount from the Closing Date relating to the exchange of such NSP Shares pursuant to Section 4 to the closing date under this Section 7(d) less any dividends on such NSP Shares paid during such period or declared and payable to stockholders of record on a date during such period.

    8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any NSP Shares issued pursuant to Section 1(b) ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    9.  RESTRICTIONS ON TRANSFER.

    (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

    (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    10. REGISTRATION RIGHTS. Following the termination of the Merger Agreement, BMG may by written notice (the "Registration Notice") to NSP request NSP to register under the Securities Act all or any part of the Restricted Shares beneficially owned by BMG (the "Registrable Securities") pursuant to a public offering. NSP (and/or any person designated by NSP) shall thereupon have the option exercisable by written notice delivered to BMG within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by NSP and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by NSP (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of NSP or at the offices of its counsel at any reasonable date and time designated by NSP and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

    If NSP does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) BMG shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) NSP will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) NSP is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to NSP, such information would have to be disclosed if a registration statement were filed at that time;
(B) NSP is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) NSP determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving NSP or any of its affiliates. NSP shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as BMG may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that NSP shall not be required to qualify to do business in, or to consent to general service of process in, any jurisdiction by reason of this provision.

    The registration rights set forth in this Section 10 are subject to the condition that BMG shall provide NSP with such information with respect to BMG's Registrable Securities, the plans for the distribution thereof, and such other information with respect to BMG as, in the reasonable judgment of counsel for NSP, is necessary to enable NSP to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    A registration effected under this Section 10 shall be effected at NSP's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to BMG, and NSP shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters, if any, in the customary manner, (ii) if applicable, to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the underwriters, if any, deem it necessary, participating in road-show presentations).

    NSP shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 unless the underwriters, if any, determine that such inclusion will adversely affect the prospects for success of such offering.

    11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on BMG contained in this Agreement or in the Merger Agreement, in the event of any change in BMG Common Stock by reason of stock dividends, splitups, mergers, (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the BMG Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to NSP its rights hereunder, including the right to purchase from BMG (or its successors) shares of BMG Common Stock representing 19.9% of the outstanding BMG Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    12. RESTRICTIVE LEGENDS. Each certificate representing shares of BMG Common Stock issued to NSP hereunder, and NSP Shares, if any, delivered to BMG at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION AGREEMENT, DATED AS OF DECEMBER __, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if NSP or BMG, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and in circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

    13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

    14. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

    16. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that NSP is not permitted to acquire, or BMG is not permitted to repurchase pursuant to Section 7, the full number of shares of BMG Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of BMG to allow NSP to acquire or to require BMG to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    18. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       A.  If to Black Mountain Gas Company, to:

           Black Mountain Gas Company
           6021 E. Cave Creek Road
           P.O. Box 427
           Cave Creek, Arizona 85331
           Attention:     Thomas E. LeNeau
           Telephone:     602-488-3402
           Telecopy:      602-488-1678

           and a copy to:

           Fennemore Craig, P.C.
           3003 North Central Avenue
           Suite 2600
           Phoenix, Arizona 85012
           Attention:     Karen C. McConnell
           Telephone:     602-916-5307
           Telecopy:      602-916-5507

       B.  If to NSP Corp., to:

           Northern States Power Company
           414 Nicollet Mall
           Minneapolis, Minnesota 55401
           Attention:     Gary Johnson
           Telephone:     612-330-6600
           Telecopy:      612-330-6222
           with a copy to:

           Gardner, Carton & Douglas
           Quaker Tower
           321 North Clark Street, Suite 3400
           Chicago, Illinois 60610-4795
           Attention:     Peter D. Clarke, Esq.
           Telephone:     (312) 245-8685
           Telecopy:      (312) 644-3381

    19. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Arizona or any Arizona state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Arizona or a Arizona state court.

    20. INTERPRETATION. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    21. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

    22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    23. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    24. EXTENSION OF TIME PERIODS. The time periods for exercise of certain rights under Sections 2 and 7 shall be extended to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods, except for extensions with respect to the issuance and delivery of NSP Shares to BMG that would delay the consummation of a Business Combination Proposal.

    25. REPLACEMENT OF BMG OPTION. Upon receipt by BMG of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, BMG will execute and deliver a new Agreement of like tenor and date.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          NORTHERN STATES POWER COMPANY
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          BLACK MOUNTAIN GAS COMPANY
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

    ESCROW AGREEMENT, dated as of     , by and among Northern States Power
Company, a Minnesota corporation ("NSP"), Black Mountain Gas Company, an Arizona
corporation ("BMG"), Shareholders' Designee ("Designee"), a     and     , a
    , as escrow agent ("Escrow Agent").

                              W I T N E S S E T H:

    WHEREAS, NSP and BMG are parties to that certain Agreement and Plan of Merger dated as of December 29, 1997 (the "Merger Agreement"), pursuant to which BMG is merging with and into NSP and pursuant to which BMG's shareholders will receive shares of common stock of NSP ("NSP Common Stock"); and

    WHEREAS, NSP and BMG desire to deposit certain shares of NSP Common Stock and, under certain circumstances, cash deposited by NSP (the "NSP Cash"), into escrow with the Escrow Agent, to be held by the Escrow Agent pursuant to the terms and conditions of this Agreement pending the occurrence of certain events set forth in the Merger Agreement; and

    WHEREAS, the Escrow Agent is willing to serve in such capacity on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the aforesaid premises and the mutual covenants and conditions hereinafter set forth, the parties hereby agree as follows:

    1. DEFINITIONS. Unless otherwise defined herein, each capitalized term used in this Agreement shall have the meaning ascribed to such term in the Merger Agreement.

    2. ESCROW AGENT. Each of NSP, BMG and Designee hereby appoints and designates the Escrow Agent as the Escrow Agent for the purposes and upon the terms set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as the Escrow Agent hereunder for the purposes and upon the terms set forth herein.

    3.  DEPOSIT OF ESCROW SHARES.

    (a) Contemporaneously with the execution and delivery of this Agreement, NSP is delivering to the Escrow Agent certificates representing in the aggregate shares of NSP Common Stock (the "Escrow Shares") registered in the names of the shareholders of BMG in denominations proportionate to the number of shares of NSP Common Stock delivered to each such shareholder pursuant to Section 2.1(b)(x) of the Merger Agreement. NSP, BMG and Designee hereby agree that the Escrow Shares will be held in escrow pending the delivery thereof pursuant to this Agreement.

    (b) The Escrow Agent hereby accepts the Escrow Shares and shall hold and deliver the Escrow Shares in accordance with the terms and conditions of this Agreement.

    4. PROPERTY DISTRIBUTED ON ESCROW SHARES. During the period any of the Escrow Shares are held in escrow hereunder (the "Escrow Period"), (a) NSP shall deliver to each shareholder of BMG, all money, securities, rights or property distributed in respect of the Escrow Shares registered in such shareholder's name pursuant to Section 3(a) hereof, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of NSP, and (b) each shareholder of BMG shall have the right to vote the Escrow Shares registered in such shareholder's name.

    5. DELIVERY OF ESCROW SHARES. The Escrow Agent shall promptly deliver the Escrow Shares, the NSP Cash, if applicable, and a letter of direction relating to the delivery of the Escrow Shares and/or the NSP Cash, if applicable, to NSP's transfer agent, as directed in a written notice given by NSP and Designee (a "Notice") at any time on or after the date hereof. The Notice shall set forth the contents of the letter of direction, including, among other things, the name of each person or entity to receive Escrow Shares and/ or the NSP Cash, if applicable, and the amount of Escrow Shares and/or the NSP Cash, if applicable, to be received by each such person or entity to be delivered by the Escrow Agent. The contents of the letter of direction shall be governed by the terms of Section 10.2 of the Merger Agreement.

    6. ESCROW AGENT COMPENSATION. The Escrow Agent shall be reimbursed for its fees, as set forth on EXHIBIT A hereto, and actual out-of-pocket expenses incurred pursuant to this Escrow Agreement, and the parties hereby agree that NSP shall be liable for all such amounts due to Escrow Agent.

    7. DISPUTES. Notwithstanding any other provision of this Agreement, in the event a dispute arises with regard to any matter under this Agreement, the following provisions shall apply:

    (a) If the Escrow Agent shall receive a written notice from NSP or Designee stating that a disagreement or dispute has arisen between the parties or any other persons resulting in adverse claims and demands being made with respect to all or any part of the Escrow Shares (any such event being hereinafter referred to as a "Dispute"), whether or not litigation has been instituted, then in any such event, the Escrow Agent shall continue to hold the disputed Escrow Shares until the Escrow Agent receives either (i) notice, signed by NSP and Designee, directing the delivery of the disputed Escrow Shares in accordance with this Escrow Agreement; or (ii) a final non-appealable order of a court of competent jurisdiction, entered in an action, suit or proceeding in which NSP and Designee are parties, directing the delivery of the disputed Escrow Shares. In either of such events, the Escrow Agent shall then deliver the disputed Escrow Shares in accordance with such direction. The Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims and demands in the event of a Dispute unless and until it has received such direction. Upon compliance with such direction, the Escrow Agent shall be released of and from all liability hereunder.

    (b) Notwithstanding the foregoing, the Escrow Agent shall have the following rights in the circumstances described in Section 7(a) hereof:

        (i) If the Escrow Agent shall have received a notice signed by NSP or Designee advising that litigation between the parties over entitlement to the Escrow Shares has been commenced by any person, the Escrow Agent may, on notice to the parties, deposit the Escrow Shares with the Clerk of the court in which such litigation is pending; or

        (ii) The Escrow Agent may, on notice to NSP and Designee, take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Escrow Agent, including, but not limited to, the deposit of the Escrow Shares with a court of competent jurisdiction and the commencement of an appropriate action, the costs of which shall be borne equally by NSP and Designee. Upon the taking by the Escrow Agent of the action described in clause (i) or clause (ii) of this Section, the Escrow Agent shall be released of and from all liability hereunder except for that arising from the Escrow Agent's gross negligence or willful misconduct.

    (c) Except for the Escrow Agent's gross negligence or willful misconduct, the Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or any notice or demand given to it or for the form of execution of any such instrument, notice or demand or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act.

    (d) The Escrow Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not incur any liability
(i) in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so; or (ii) in otherwise acting or failing to act under this Agreement except in the case of the Escrow Agent's gross negligence or willful misconduct.

    (e) The terms and provisions of this Agreement shall create no right in any person, firm or corporation other than the parties and their respective successors and assigns and no third party shall have the right to enforce or benefit from the terms hereof.

    (f) The Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by the Escrow Agent and the other parties hereto.

    (g) The parties hereto, jointly and severally, shall indemnify the Escrow Agent from and against any and all losses, claims, damages or liabilities and expenses, including reasonable attorney's fees, which may be asserted against it or to which it may be exposed or may incur by reason of its performance hereunder, except in the case of the Escrow Agent's gross negligence or willful misconduct.

    8. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

       If to NSP, to:

           Northern States Power Company
           414 Nicollet Mall
           Minneapolis, Minnesota 55401
           Attention: Gary Johnson

       with a copy to:

           Gardner, Carton & Douglas
           321 North Clark Street
           Suite 3400
           Chicago, Illinois 60610
           Attention: Peter D. Clarke

       if to Designee, to:

           -----------------------------------
           -----------------------------------
           -----------------------------------
           -----------------------------------
           Attention:
           --------------------------

       with a copy to:

           -----------------------------------
           -----------------------------------
           -----------------------------------
           -----------------------------------
       if to BMG, to:

           Black Mountain Gas Company
           6021 E. Cave Creek Road
           P.O. Box 427
           Cave Creek, Arizona 85331
           Attention: Thomas E. LeNeau

       with a copy to:

           Fennemore Craig, P.C.
           3003 North Central Avenue
           Suite 2600
           Phoenix, Arizona 85012
           Attention: Karen C. McConnell

       if to the Escrow Agent, to:

           -----------------------------------
           -----------------------------------
           -----------------------------------
           -----------------------------------

    9. ASSIGNMENT. The obligation of the Escrow Agent under this Agreement may be assigned by the initial Escrow Agent at any time upon prior written consent of all parties, which consent shall not be unreasonably withheld, provided that such assignee agrees to be bound by all of the terms hereof. Such assignee shall be bound by, and shall be entitled to the benefits of, the terms of this Agreement.

    10. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court, such holding shall not invalidate or render unenforceable any other provision of this Agreement and each and every other provision of this Agreement shall continue in full force and effect.

    11. BINDING EFFECT; AMENDMENT. This Agreement contains the entire agreement of the parties, and shall inure to the benefit of and be binding upon the parties hereto and upon their respective successors in interest of any kind whatsoever, including, but not limited to, their heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives (except as herein otherwise provided). It may not be waived, changed or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    12. WAIVER OF BREACH. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach by any party.

    13. SECTION HEADINGS. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    14. GOVERNING LAW. This Agreement shall be construed pursuant to the laws of the State of Arizona in effect at the time of such construction without giving effect to conflicts of laws principles.

    15. COUNTERPARTS. This Agreement may be executed in one or more counterparts in which event all of said counterparts shall be deemed to constitute one original of this Escrow Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          [ESCROW AGENT]

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                          NORTHERN STATES POWER COMPANY

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                          [SHAREHOLDERS' DESIGNEE]

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                          BLACK MOUNTAIN GAS COMPANY

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                                                       EXHIBIT C

                     BLACK MOUNTAIN GAS AFFILIATE AGREEMENT

Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401

Black Mountain Gas Company
6021 E. Cave Creek Road
P.O. Box 427
Cave Creek, Arizona 85331

    Ladies and Gentlemen:

    I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Black Mountain Gas Company, an Arizona corporation ("BMG"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 29, 1997 (the "Agreement"), between Northern States Power Company, a Minnesota corporation ("NSP"), and BMG, BMG will be merged with and into NSP (the "Merger").

    As a result of the Merger, I may receive shares of Common Stock, $2.50 par value, of NSP ("NSP Common Stock") in exchange for shares owned by me of Common Stock, no par value, of BMG ("BMG Common Stock").

    I represent, warrant and covenant to NSP and BMG that in the event I receive any NSP Common Stock as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the NSP Common Stock in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of NSP Common Stock, to the extent I felt necessary, with my counsel or counsel for BMG.

    C. I have been advised that the issuance of NSP Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of BMG, (a) I may be deemed to have been an affiliate of BMG and (b) the distribution by me of the NSP Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of NSP Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to NSP, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that NSP is under no obligation to register the sale, transfer or other disposition of the NSP Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I also understand that stop transfer instructions will be given to NSP's transfer agents with respect to the NSP Common Stock and that there will be placed on the certificates for the NSP Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance
    with the terms of an agreement dated          , 199 between the registered
    holder hereof and NSP, a copy of which agreement is on file at the principal offices of NSP."

    F. I also understand that unless the transfer by me of my NSP Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, NSP reserves the right to put the following legend on the certificates issued to my transferee:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

    It is understood and agreed that the legend set forth in paragraph E or F above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to NSP a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to NSP, to the effect that such legend is not required for purposes of the Act.

    I further represent to and covenant with NSP and BMG that I have not, within the 30 days prior to the Effective Time (as defined in the Agreement), sold, transferred or otherwise disposed of any shares of the capital stock of BMG or NSP held by me and that I will not sell, transfer or otherwise dispose of any shares of NSP Common Stock received by me in the Merger or other shares of the capital stock of NSP owned at the Effective Time until after such time as results covering at least 30 days of combined operations of BMG and NSP have been published by NSP, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

    By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of BMG within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.

                                Very truly yours,

                                ---------------------------------------------
                                Name:

  Accepted this   day of
           , 199    , by

  BLACK MOUNTAIN GAS COMPANY

  By:
       -----------------------------------------
       Name:
       Title:

  NORTHERN STATES POWER COMPANY

  By:
       -----------------------------------------
       Name:
       Title:

                                                                         ANNEX B

                                OPTION AGREEMENT

    OPTION AGREEMENT, dated as of December 29, 1997 by and between Black Mountain Gas Company, an Arizona corporation ("BMG"), and Northern States Power Company, a Minnesota corporation ("NSP").

    WHEREAS, concurrently with the execution and delivery of this Agreement, BMG and NSP are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of BMG with and into NSP (the "Merger"); and

    WHEREAS, as a condition to NSP's willingness to enter into the Merger Agreement, NSP has requested that BMG agree, and BMG has so agreed, to grant to NSP an option with respect to certain shares of BMG's common stock, on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, to induce NSP to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. GRANT OF OPTION. BMG hereby grants NSP an irrevocable option (the "BMG Option") to purchase up to 181,386 shares, subject to adjustment as provided in
Section 11 (such shares being referred to herein as the "BMG Shares") of common stock, no par value, of BMG (the "BMG Common Stock") (being 19.9% of the number of shares of BMG Common Stock outstanding on the date hereof), in the manner set forth below at a price (the "Exercise Price") per BMG share of $21.12 payable, at NSP's option, (a) in cash or (b) subject to the receipt of approvals of any Governmental Authority required for BMG to acquire shares of common stock, $2.50 par value, of NSP ("NSP Shares") from NSP, and for NSP to issue the NSP Shares to BMG, which approvals BMG and NSP shall use their respective best efforts to obtain, in NSP Shares, in either case in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of BMG Shares for which the BMG Option is exercisable exceed 19.9% of the number of issued and outstanding shares of BMG Common Stock. As used herein, the "Fair Market Value" of any NSP Share shall be the volume weighted average of the closing prices for such NSP Share on the New York Stock Exchange (the "NYSE") for the twenty full trading days ending on the third full trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2. EXERCISE OF OPTION. The BMG option may be exercised by NSP, in whole or in part, at any time or from time to time after the Merger Agreement (i) becomes terminable by NSP under circumstances which would entitle NSP to the Break-Up Fee under Section 9.3(a) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination Proposal) or (ii) is terminated by BMG pursuant to Section 9.1(d) of the Merger Agreement (regardless of whether there occurs a closing of any Business Combination Proposal), any such event being referred to herein as a "Trigger Event." BMG shall notify NSP promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by BMG shall not be a condition to the right of NSP to exercise the BMG Option. In the event NSP wishes to exercise the BMG Option, NSP shall deliver to BMG a written notice (an "Exercise Notice") specifying the total number of BMG Shares it wishes to purchase. Each closing of a purchase of BMG Shares (a "Closing") shall occur at a place, on a date and at a time designated by NSP in an Exercise Notice delivered at least two business days prior to the date of the Closing. The BMG Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the BMG Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation,

10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than the third anniversary of the date hereof). Notwithstanding the foregoing, the BMG Option may not be exercised if NSP is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement. Upon the giving by NSP to BMG of the Exercise Notice and the tender of the applicable aggregate Exercise Price, NSP shall be deemed to be the holder of record of the BMG Shares issuable upon such exercise, notwithstanding that the stock transfer books of BMG shall then be closed or that certificates representing such BMG Shares shall not then be actually delivered to NSP.

    3. CONDITIONS TO CLOSING. The obligation of BMG to issue the BMG Shares to NSP hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by BMG in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the BMG Shares hereunder shall have expired or have been terminated; (ii) any NSP Shares which are issued in payment of the Exercise Price shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local Governmental Authority, if any, required in connection with the issuance of the BMG Shares or the acquisition of such BMG Shares by NSP hereunder shall have been obtained or made, as the case may be, including, without limitation, the approval of, if applicable, the issuance of the NSP Shares to BMG and the acquisition by BMG of the NSP shares constituting the Exercise Price hereunder, and approval of the SEC under the 1935 Act of the acquisition of the BMG Shares by NSP; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

    4. CLOSING. At any Closing, (a) BMG will deliver to NSP or its designee a single certificate in definitive form representing the number of BMG Shares designated by NSP in its Exercise Notice, such certificate to be registered in the name of NSP and to bear the legend set forth in Section 12 and (b) NSP will deliver to BMG the aggregate Exercise Price for the BMG Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or (ii) subject to the condition in Section 1(b), a certificate or certificates representing the number of NSP Shares being issued by NSP in consideration thereof, as the case may be. For the purposes of this Agreement, the number of NSP Shares to be delivered to BMG shall be equal to the quotient obtained by dividing (i) the product of (x) the number of BMG Shares with respect to which the BMG Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the NSP Shares on the date immediately preceding the date the Exercise Notice is delivered to BMG. BMG and NSP shall each pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of their respective stock certificates under this Agreement in the name of the other or such designee of the other as shall have obtained appropriate regulatory approval.

    5. REPRESENTATIONS AND WARRANTIES OF BMG. BMG represents and warrants to NSP that (a) BMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by BMG and the consummation by BMG of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BMG and no other corporate proceedings on the part of BMG are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) BMG has taken all necessary corporate or other action (including the approval of the Board of Directors of BMG) to render inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, the provisions of the ABCA referred to in Section 4.15 of the Merger Agreement, (d) this Agreement has been duly executed and delivered by BMG, constitutes a valid and binding obligation of BMG and, assuming this Agreement constitutes a valid and binding obligation of NSP, is enforceable against BMG in accordance with its terms, (e) BMG has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the BMG Option in accordance with its terms, and at all times from the date hereof through the expiration of the BMG Option will have reserved, 181,386 authorized and unissued BMG Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the BMG Shares to NSP upon the exercise of the BMG Option in accordance with its terms, NSP will acquire the BMG shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) except as described in Section 4.4(b) or
(c) of the Merger Agreement and subject to the satisfaction of the conditions set forth in Section 3 hereof, the execution and delivery of this Agreement by BMG does not, and the consummation by BMG of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of BMG pursuant to, (A) any provision of the Articles of Incorporation or bylaws of BMG, (B) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, BMG benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BMG or its properties or assets, (h) except as described in Section 4.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by BMG does not, and the performance of this Agreement by BMG will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of BMG, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of BMG to any person under circumstances that would cause the issuance and sale of the BMG Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of NSP contained in Section 6(h) hereof are true and correct, the issuance, sale and delivery of the BMG Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and BMG shall not take any action which would cause the issuance, sale and delivery of the BMG Shares hereunder not to be exempt from such requirements), and (j) BMG is an "accredited investor" (an "Accredited Investor") within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and any NSP Shares acquired pursuant to this Agreement will be acquired for BMG's own account, for investment purposes only and will not be acquired by BMG with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    6. REPRESENTATIONS AND WARRANTIES OF NSP. NSP represents and warrants to BMG that (a) NSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by NSP and the consummation by NSP of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NSP and no other corporate proceedings on the part of NSP are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by NSP and constitutes a valid and binding obligation of NSP, and, assuming this Agreement constitutes a valid and binding obligation of BMG, is enforceable against NSP in accordance with its terms, (d) prior to any delivery of NSP Shares in consideration of the purchase of BMG Shares pursuant hereto, NSP will have taken all necessary corporate action to authorize for issuance and to permit it to issue such NSP Shares all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon any delivery of such NSP Shares to BMG in consideration of the purchase of BMG Shares pursuant hereto, BMG will acquire the NSP Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in Section 5.3(b) of the Merger Agreement and subject to the satisfaction of the conditions set forth in Section 3 hereof, the execution and delivery of this Agreement by NSP does not, and the consummation by NSP of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by NSP or any of its subsidiaries, pursuant to (A) any provision of the Articles of Incorporation or bylaws of NSP (B) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, NSP benefit plan or other agreement, obligation, instrument, permit, concession franchise, license or (C) any material judgment order, decree, statute, law, ordinance, rule or regulation applicable to NSP or its properties or assets, (g) except as described in Section 5.3(c) of the Merger Agreement or Section 1(b) or Section 3 hereof the execution and delivery of this Agreement by NSP does not, and the consummation by NSP of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority and (h) NSP is an Accredited Investor and any BMG Shares acquired upon exercise of the BMG Option will be acquired for NSP's own account, for investment purposes only and will not be, and the BMG Option is not being, acquired by NSP with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.  CERTAIN REPURCHASES.

    (a) NSP PUT. At the request of NSP by written notice at any time during which the BMG Option is exercisable pursuant to Section 2 (the "Repurchase Period"), BMG (or any successor entity thereof) shall repurchase from NSP all or any portion of the BMG Option, at the price set forth in subparagraph (i) below, or, at the request of NSP by written notice at any time prior to September 30, 1998 (provided that such date shall be extended to December 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to December 31, 1998), BMG (or any successor entity thereof) shall repurchase from NSP all or any portion of the BMG Shares purchased by NSP pursuant to the BMG Option, at the price set forth in subparagraph (ii) below:

        (i) the difference between (x) the "Offer Price" for shares of BMG Common Stock as of the date NSP gives notice of its intent to exercise its rights under this Section 7 (defined as the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination Proposal which was made prior to such date and not terminated or withdrawn as of such date and (y) the Exercise Price, multiplied by the number of BMG Shares purchasable pursuant to the BMG Option (or portion thereof with respect to which NSP is exercising its rights under this Section 7), but only if the Offer Price is greater than the Exercise Price;

        (ii) the product of (x) the sum of (A) the Exercise Price paid by NSP per BMG Share acquired pursuant to the BMG Option and (B) the difference between the Offer Price and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (y) the number of BMG Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination Proposal offer during the Repurchase Period prior to the delivery by NSP of a notice of repurchase.

    (b) REDELIVERY OF NSP SHARES. If NSP elected to purchase BMG Shares pursuant to the exercise of the BMG Option by the issuance and delivery of NSP Shares, then BMG shall, if so requested by NSP, in fulfillment of its obligation pursuant to clause (A) of Section 7(a)(ii)(x) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificate for such NSP Shares to NSP free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever, provided, however, that if less than all of the BMG Shares purchased by NSP pursuant to the BMG Option are to be repurchased pursuant to this Section 7, then NSP shall issue to BMG a new certificate representing those NSP Shares which are not due to be redelivered to NSP pursuant to this Section 7 as they constituted payment of the Exercise Price for the BMG Shares not being repurchased.

    (c) PAYMENT AND REDELIVERY OF BMG OPTION OR SHARES. In the event NSP exercises its rights under this Section 7, BMG shall, within 10 business days thereafter, pay the required amount to NSP in immediately available funds and NSP shall surrender to BMG the BMG Option or the certificates evidencing the BMG Shares purchased by NSP pursuant thereto, and NSP shall warrant that it owns the BMG Option or such shares and that the BMG Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

    (d) NSP CALL. If NSP has elected to purchase BMG Shares pursuant to the exercise of the BMG Option by the issuance and delivery of NSP Shares, notwithstanding that NSP may no longer hold any such BMG Shares or that NSP elects not to exercise its other rights under this Section 7, NSP may require, at any time or from time to time prior to September 30, 1998 (provided that such date shall be extended to December 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to
Section 9.1(b) of the Merger Agreement has been extended to December 31, 1998), BMG to sell to NSP any such NSP Shares at the price attributed to such NSP Shares pursuant to Section 4 plus interest at the rate of 7% per annum on such amount from the Closing Date relating to the exchange of such NSP Shares pursuant to Section 4 to the closing date under this Section 7(d) less any dividends on such NSP Shares paid during such period or declared and payable to stockholders of record on a date during such period.

    8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any NSP Shares issued pursuant to Section 1(b) ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    9.  RESTRICTIONS ON TRANSFER.

    (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

    (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    10. REGISTRATION RIGHTS. Following the termination of the Merger Agreement, BMG may by written notice (the "Registration Notice") to NSP request NSP to register under the Securities Act all or any part of the Restricted Shares beneficially owned by BMG (the "Registrable Securities") pursuant to a public offering. NSP (and/or any person designated by NSP) shall thereupon have the option exercisable by written notice delivered to BMG within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by NSP and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by NSP (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of NSP or at the offices of its counsel at any reasonable date and time designated by NSP and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

    If NSP does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) BMG shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) NSP will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) NSP is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to NSP, such information would have to be disclosed if a registration statement were filed at that time;
(B) NSP is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) NSP determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving NSP or any of its affiliates. NSP shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as BMG may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that NSP shall not be required to qualify to do business in, or to consent to general service of process in, any jurisdiction by reason of this provision.

    The registration rights set forth in this Section 10 are subject to the condition that BMG shall provide NSP with such information with respect to BMG's Registrable Securities, the plans for the distribution thereof, and such other information with respect to BMG as, in the reasonable judgment of counsel for NSP, is necessary to enable NSP to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    A registration effected under this Section 10 shall be effected at NSP's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to BMG, and NSP shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters, if any, in the customary manner, (ii) if applicable, to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the underwriters, if any, deem it necessary, participating in road-show presentations).

    NSP shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 unless the underwriters, if any, determine that such inclusion will adversely affect the prospects for success of such offering.

    11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on BMG contained in this Agreement or in the Merger Agreement, in the event of any change in BMG Common Stock by reason of stock dividends, splitups, mergers, (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the BMG Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to NSP its rights hereunder, including the right to purchase from BMG (or its successors) shares of BMG Common Stock representing 19.9% of the outstanding BMG Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    12. RESTRICTIVE LEGENDS. Each certificate representing shares of BMG Common Stock issued to NSP hereunder, and NSP Shares, if any, delivered to BMG at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH
IN THE OPTION AGREEMENT, DATED AS OF DECEMBER   , 1997, A COPY OF WHICH MAY BE
OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if NSP or BMG, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and in circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

    13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

    14. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

    16. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that NSP is not permitted to acquire, or BMG is not permitted to repurchase pursuant to Section 7, the full number of shares of BMG Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of BMG to allow NSP to acquire or to require BMG to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    18. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or

(iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       A.  If to Black Mountain Gas Company, to:

           Black Mountain Gas Company
           6021 E. Cave Creek Road
           P.O. Box 427
           Cave Creek, Arizona 85331
           Attention: Thomas E. LeNeau
           Telephone: 602-488-3402
           Telecopy: 602-488-1678

           and a copy to:

           Fennemore Craig, P.C.
           3003 North Central Avenue
           Suite 2600
           Phoenix, Arizona 85012
           Attention: Karen C. McConnell
           Telephone: 602-916-5307
           Telecopy: 602-916-5507

       B.  If to NSP Corp., to:

           Northern States Power Company
           414 Nicollet Mall
           Minneapolis, Minnesota 55401
           Attention: Gary Johnson
           Telephone: 612-330-6600
           Telecopy: 612-330-6222
           with a copy to:

           Gardner, Carton & Douglas
           Quaker Tower
           321 North Clark Street, Suite 3400
           Chicago, Illinois 60610-4795
           Attention: Peter D. Clarke, Esq.
           Telephone: (312) 245-8685
           Telecopy: (312) 644-3381

    19. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Arizona or any Arizona state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Arizona or a Arizona state court.

    20. INTERPRETATION. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    21. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

    22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    23. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    24. EXTENSION OF TIME PERIODS. The time periods for exercise of certain rights under Sections 2 and 7 shall be extended to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods, except for extensions with respect to the issuance and delivery of NSP Shares to BMG that would delay the consummation of a Business Combination Proposal.

    25. REPLACEMENT OF BMG OPTION. Upon receipt by BMG of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, BMG will execute and deliver a new Agreement of like tenor and date.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          NORTHERN STATES POWER COMPANY

                                          By: /s/ Cynthia L. Lesher

                                          --------------------------------------

                                             Name: Cynthia L. Lesher
                                             Title: NSP Gas, President

                                          BLACK MOUNTAIN GAS COMPANY

                                          By: /s/ Tom E. LeNeau

                                          --------------------------------------

                                             Name: Tom E. LeNeau
                                             Title: President--CEO

                                                                         ANNEX C

               [PRINCIPAL FINANCIAL SECURITIES, INC. LETTERHEAD]

                               December 29, 1997

The Board of Directors
BLACK MOUNTAIN GAS COMPANY
P.O. Box 427
Cave Creek, AZ 85327

Gentlemen:

    Principal Financial Securities, Inc. ("PFS") understands that Black Mountain Gas Company ("BMG" or the "Company"), will enter into a transaction ("Transaction") with Northern States Power Company ("NSP") pursuant to an Agreement and Plan of Merger, dated December 29, 1997 (the "Agreement"), whereby all issued and outstanding shares of common stock (including all options and warrants to purchase common stock) of the Company shall be cancelled and extinguished and each share shall be converted into the right to receive an agreed number of NSP common shares as outlined under the terms of the Agreement (the "Merger Consideration"). You have asked us to advise you as to the fairness of the Merger Consideration, from a financial point of view, to the current stockholders, other than affiliates, of the Company. As used herein, the term affiliates have the meaning as defined in the Agreement.

    In arriving at our opinion we have:

    1.  Reviewed the Agreement;

    2. Reviewed BMG's financial statements for the fiscal year ended December 31, 1996 and for the nine months ended September 30, 1997 and certain other financial statements and reports regarding the Company;

    3. Reviewed NSP's financial statements for the fiscal year ended December 31, 1996 and for the nine months ended September 30, 1997 and certain other publicly available financial statements and reports regarding NSP;

    4. Reviewed certain financial and stock market data of the Company and compared that data with similar data for other publicly-held companies that have operations similar in certain respects to the operations of the Company;

    5. Reviewed certain financial and stock market data of NSP and compared that data with similar data for other publicly-held companies that have operations similar in certain respects to the operations of NSP;

    6. Reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

    7. Discussed with management of BMG the operations of and business prospects for BMG; and

    8. Performed such other analyses, inquires and investigations as we deemed appropriate.

    As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. In the ordinary course of business, Principal Financial Securities, Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company.

    In connection with our review, we have not independently verified any of the information received by us from the Company, NSP, or public sources and have assumed and relied on its being complete, accurate, and fair in all respects. We have assumed that the projections reviewed by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future performance of the Company. We have not assumed any responsibility for the information or projections reviewed by us and we have further relied upon the assurances of the management of the Company that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In addition, we have not made an independent evaluation or appraisal of the assets of the Company, nor have we been furnished with any such independent evaluations or appraisals.

    Our opinion is necessarily based solely upon the information set forth herein as reviewed by us and circumstances, including economic, market and financial conditions existing as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used both in preparing this opinion and in the documents and projections reviewed by us. We have not undertaken to reaffirm or revise this Opinion otherwise comment upon any events occurring after the date hereof.

    We are not opining, and were not requested by you to opine, as to the fairness of any aspect of the Transaction other than the Merger Consideration to be received by the current stockholders, other than affiliates, of the Company. Our Opinion does not constitute a recommendation to any stockholders of the Company as to how to vote on the proposal to approve the Agreement. We have assumed that the Agreement and all other aspects of the proposed Transaction will be, in all respects, in compliance with all laws and regulations that are applicable to BMG or the proposed Transaction (and we have relied as to all legal matters relating thereto on counsel to BMG).

    We have not conducted any analysis or review of the intrinsic, market or other valuation of the NSP common stock to be issued in the Transaction. We are not expressing any opinion as to what the value of NSP's common stock actually will be when issued pursuant to the Agreement or the prices at which NSP common stock will trade subsequent to the Transaction.

    Prior to commencing this engagement, we were engaged to act as, and have acted as, financial advisor to the Board of Directors in connection with this Transaction and will receive a fee for our services, a portion of which is contingent upon consummation of the Transaction.

    This letter shall be for the use of the Board of Directors of the Company in considering the Transaction. The Company may not use, publish or refer to this letter (either in its entirety or through excerpt or summaries) or disclose the existence of our engagement hereunder or describe or characterize the advice provided by us without the prior approval of PFS, which approval shall not be unreasonably withheld. It is expressly understood that this letter may be included in certain regulatory filings, including any proxy statement to be mailed to the stockholders of the Company in connection with the Transaction, or as otherwise required by law, rule or regulation of any governmental authority or the rules of the Securities and Exchange Commission but that such approval hereby is provided subject to PFS' prior review of disclosures relating to PFS' engagement and its Opinion and PFS' reasonable satisfaction with all references therein to PFS and its Opinion.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, on the date hereof, the Merger Consideration is fair, from a financial point of view, to the current stockholders, other than affiliates, of the Company.

Very truly yours,

/s/ Principal Financial Securities, Inc.

PRINCIPAL FINANCIAL SECURITIES, INC.

                                                                         ANNEX D

            ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 10-1320. NOTICE OF DISSENTERS' RIGHTS

    A. If proposed corporate action creating dissenters' rights under Section 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

    B. If corporate action creating dissenters' rights under Section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in Section 10-1322.

SECTION 10-1321. NOTICE OF INTENT TO DEMAND PAYMENT

    A. If proposed corporate action creating dissenters' rights Section 10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

    1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

    2.  Not vote the shares in favor of the proposed action.

    B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

SECTION 10-1322. DISSENTERS' NOTICE

    A. If proposed corporate action creating dissenters rights under Section 10-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-1321.

    B. The dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

    1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

    2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

    3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

    4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

    5.  Be accompanied by a copy of this article.

SECTION 10-1323. DUTY TO DEMAND PAYMENT

    A. A shareholder sent a dissenters' notice described in Section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

    B. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    C. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this article.

SECTION 10-1324. SHARE RESTRICTIONS

    A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under Section 10-1326.

    B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 10-1325. PAYMENT

    A. Except as provided in Section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

    B.  The payment shall be accompanied by all of the following:

    1. The corporation's balance shall as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

    2. A statement of the corporation's estimate of the fair value of the shares.

    3.  An explanation of how the interest was calculated.

    4. A statement of the dissenter's right to demand payment under Section 10-1328.

    5.  A copy of this article.

SECTION 10-1326. FAILURE TO TAKE ACTION

    A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under Section 10-1322 and shall repeat the payment demand procedure.

SECTION 10-1327. AFTER-ACQUIRED SHARES

    A. A corporation may elect to withhold payment required by Section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under
Section 10-1328.

SECTION 10-1328. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

    A. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under
Section 10-1325, or reject the corporation's offer under Section 10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

    1. The dissenter believes that the amount paid under Section 10-1325 or offered under Section 10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

    2. The corporation fails to make payment under Section 10-1325 within sixty days after the date set for demanding payment.

    3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Business Corporation Act permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in NSP's Restated Articles of Incorporation, as amended,
Article 4 of the By-Laws of NSP contains provisions for its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Business Corporation Act.

    NSP has obtained insurance policies indemnifying NSP and NSP's directors and officers against certain civil liabilities and related expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT OF SCHEDULES.

    The following exhibits are filed with or incorporated by reference in this Registration Statement.

EXHIBIT
NUMBER
------
  2.1  Agreement and Plan of Merger by and between NSP and BMG dated as of
         December 29, 1997 (Annex A to the Proxy Statement/Prospectus in this
         Registration Statement (the "Proxy Statement/Prospectus")).

  2.2  Stock Option Agreement (Annex B to the Proxy Statement/Prospectus).

  3.1  Restated Articles of Incorporation of NSP.(1)

  3.2  NSP By-Laws.(2)

  4.1 All agreements and instruments with respect to long-term debt not exceeding 10% of the total assets of NSP and its subsidiaries on a consolidated basis have been omitted as permitted by Item 601(b)(4)(iii) of Regulation S-K. Pursuant to Item 601(b)(4)(iii) of Regulation S-K,
         NSP agrees to furnish to the Securities and Exchange Commission, upon request, a copy of all such agreements and instruments.

  5.1  Opinion of Gary R. Johnson, Esquire, as to the legality of the NSP Common
         Stock being registered.(3)

  8.1  Opinion of Fennemore Craig, P.C., as to tax matters.(3)

 23.1  Consent of Price Waterhouse LLP, NSP's independent accountants.

 23.2  Consent of Deloitte & Touche LLP, BMG's independent accountants.

 23.3  Consent of Fennemore Craig, P.C., contained in their opinion filed as
         Exhibit 8.1.(3)

 23.4  Consent of Gary R. Johnson, Esquire, contained in his opinion filed as
         Exhibit 5.1.(3)

 23.5  Consent of Principal Financial Securities, Inc., financial advisor to BMG.

 24.1  Powers of Attorney.

 99.1  Form of proxy for BMG Meeting.

------------------------

(1) Incorporated by reference to Exhibit 3.01 to Form 10-Q for the quarter ended March 31, 1992, File No. 1-3034.

(2) Incorporated by reference to Exhibit 3.02 to Form 10-K for the year ended December 31, 1997, File No. 1-3034.

(3) To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) That prior to any public reoffering of securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on April 6, 1998.

                                NORTHERN STATES POWER COMPANY

                                By:            /s/ EDWARD J. MCINTYRE
                                     -----------------------------------------
                                                 Edward J. McIntyre
                                     VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JAMES J. HOWARD*
------------------------------  Principal Executive
       James J. Howard            Officer and Director

   /s/ EDWARD J. MCINTYRE*
------------------------------  Principal Financial
      Edward J. McIntyre          Officer

    /s/ ROGER D. SANDEEN*
------------------------------  Principal Accounting
       Roger D. Sandeen           Officer

    /s/ H. LYMAN BRETTING*
------------------------------  Director
      H. Lyman Bretting

  /s/ DAVID A. CHRISTENSEN*
------------------------------  Director
     David A. Christensen

    /s/ W. JOHN DRISCOLL*
------------------------------  Director
       W. John Driscoll

   /s/ DALE L. HAAKENSTAD*
------------------------------  Director
      Dale L. Haakenstad

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

  /s/ RICHARD M. KOVACEVICH*
------------------------------  Director
    Richard M. Kovacevich

 /s/ DOUGLAS W. LEATHERDALE*
------------------------------  Director
    Douglas W. Leatherdale

   /s/ MARGARET R. PRESKA*
------------------------------  Director
      Margaret R. Preska

   /s/ A. PATRICIA SAMPSON*
------------------------------  Director
     A. Patricia Sampson

  /s/ GIANNANTONIO FERRARI*
------------------------------  Director
     Giannantonio Ferrari

*By:     /s/ GARY R. JOHNSON
      -------------------------
           Gary R. Johnson                                      April 6, 1998
          ATTORNEY-IN-FACT